                                                                    EXHIBIT 10.1
================================================================================

                       AGREEMENT AND PLAN OF DISTRIBUTION

                        DATED AS OF SEPTEMBER    , 1997

                                    BETWEEN

                                ITT CORPORATION

                                      AND

                             ITT DESTINATIONS, INC.

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

                               TABLE OF CONTENTS

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                                          ARTICLE I
                                         DEFINITIONS
SECTION 1.01.      General..............................................................    1
SECTION 1.02.      References; Interpretation...........................................    8

                                          ARTICLE II
                                   PRELIMINARY TRANSACTIONS
SECTION 2.01.      Internal Restructuring...............................................    8
SECTION 2.02.      Dividends............................................................    8
SECTION 2.03.      The Rights...........................................................    8
SECTION 2.04.      Transfer of Certain Businesses and Assets............................    8
SECTION 2.05.      Assumption of Liabilities............................................    8
SECTION 2.06.      Transfer of Certain Licenses and Permits.............................    9
SECTION 2.07.      Transfer and Assumption Documentation................................    9
SECTION 2.08.      Intercompany Accounts................................................    9
SECTION 2.09.      Assignments and Transfers Not Effected Prior to the Distribution.....    9
                                         ARTICLE III
                                       THE DISTRIBUTION
SECTION 3.01.      Directors and Employees..............................................   10
SECTION 3.02.      Mechanics of Distribution............................................   10
SECTION 3.03.      Timing of Distribution...............................................   10

                                          ARTICLE IV
                                        MUTUAL RELEASE
SECTION 4.01.      Mutual Release, etc..................................................   11

                                          ARTICLE V
                                       INDEMNIFICATION
SECTION 5.01.      Indemnification by the Company.......................................   11
SECTION 5.02.      Indemnification by Destinations......................................   12
SECTION 5.03.      Limitations on Indemnification Obligations...........................   12
SECTION 5.04.      Procedures for Indemnification of Third Party Claims.................   12
SECTION 5.05.      Indemnification Payments.............................................   14
SECTION 5.06.      Other Adjustments....................................................   14
SECTION 5.07.      Survival of Indemnities..............................................   14

                                          ARTICLE VI
                                          COVENANTS
SECTION 6.01.      Provision of Corporate Records.......................................   14
SECTION 6.02.      Access to Information................................................   14
SECTION 6.03.      Retention of Records.................................................   15
SECTION 6.04.      Witness Services.....................................................   15
SECTION 6.05.      Reimbursement........................................................   15
SECTION 6.06.      Confidentiality......................................................   15
SECTION 6.07.      Change of Corporate Name.............................................   16
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SECTION 6.08.      Further Assurances...................................................   16
SECTION 6.09.      Investment Banking Fee...............................................   16
                                         ARTICLE VII
                                          INSURANCE
SECTION 7.01.      Policies and Rights Included Within Assets...........................   16
SECTION 7.02.      Post-Distribution Time Claims........................................   17
SECTION 7.03.      Administration; Other Matters........................................   17
SECTION 7.04.      Agreement for Waiver of Conflict and Shared Defense..................   18
SECTION 7.05.      Cooperation..........................................................   18
SECTION 7.06.      Directors and Officers Liability Insurance...........................   18
                                         ARTICLE VIII
                                          CONDITIONS
SECTION 8.01.      Conditions to Obligations of the Company.............................   19
                                          ARTICLE IX
                                        MISCELLANEOUS
SECTION 9.01.      Modification or Amendment............................................   20
SECTION 9.02.      Termination..........................................................   20
SECTION 9.03.      Waiver; Remedies.....................................................   20
SECTION 9.04.      Counterparts.........................................................   20
SECTION 9.05.      GOVERNING LAW........................................................   20
SECTION 9.06.      Notices..............................................................   20
SECTION 9.07.      Entire Agreement.....................................................   21
SECTION 9.08.      Certain Obligations..................................................   21
SECTION 9.09.      Assignment...........................................................   21
SECTION 9.10.      Captions.............................................................   21
SECTION 9.11.      Specific Performance.................................................   21
SECTION 9.12.      Severability.........................................................   21
SECTION 9.13.      Third Party Beneficiaries............................................   22
SECTION 9.14.      Fees and Expenses of Enforcement.....................................   22
SECTION 9.15.      Expenses.............................................................   22
SECTION 9.16.      Exhibits and Schedules...............................................   22
SECTION 9.17.      Consent to Jurisdiction..............................................   22
SECTION 9.18.      Ancillary Agreements.................................................   22
SECTION 9.19.      Survival of Agreements...............................................   22
SECTION 9.20.      Successors and Assigns...............................................   22
Schedule 2.01(b)   Miscellaneous Subsidiaries
Schedule 3.01(a)   Directors of the Company
Schedule 5.02
Schedule 7.01(a)   Company Policies
Exhibit A          Employee Benefits Services and Liabilities Agreement
Exhibit B-1        Intellectual Property License and Assignment Agreement
Exhibit B-2        Trade Name and Service Mark License Agreement
Exhibit C          Tax Allocation Agreement
Exhibit D          Educational Agreement and Plan of Distribution
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

          AGREEMENT AND PLAN OF DISTRIBUTION dated as of September   , 1997,
     between ITT CORPORATION, a Nevada corporation (the "Company"), and ITT DESTINATIONS, INC., a Nevada corporation and a wholly owned subsidiary of the Company ("Destinations").

                              W I T N E S S E T H:

     WHEREAS the Board of Directors of the Company has approved this Agreement, pursuant to which and subject to the terms of which (a) all the assets of the Company, other than the Retained Assets (as hereinafter defined), will be conveyed or otherwise transferred to Destinations and all the liabilities of the Company, other than the Retained Liabilities (as hereinafter defined) and other liabilities specified herein, will be assumed by Destinations and certain other transactions will be consummated, all as set forth in Article II hereof (the "Preliminary Transactions"), and (b) the Company will distribute all the issued and outstanding shares of Common Stock, par value $.01 per share, of Destinations ("Destinations Common Shares"), together with the associated Rights (as hereinafter defined), to the holders of record of shares of Common Stock, no par value per share, of the Company ("Company Common Stock"), other than shares held in the treasury of the Company, on a share for share basis;

     WHEREAS the purpose of the Preliminary Transactions and the Distribution is to divest the Company of all businesses, operations and liabilities other than the Retained Business, Retained Assets, Retained Liabilities, Educational Business, Educational Assets and Educational Liabilities (each as hereinafter defined) of the Company and its Subsidiaries (as hereinafter defined);

     WHEREAS it is the intention of the parties to this Agreement that for Federal income tax purposes the Distribution (as hereinafter defined) shall qualify as a tax-free spin off under Section 355 of the Code; and

     WHEREAS in order to effect the separation of ownership of the Company and Destinations, this Agreement sets forth the principal corporate transactions required to effect the Preliminary Transactions and the Distribution and sets forth other agreements that will govern certain other matters following the Distribution.

     NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "1995 Distribution Agreements" shall mean the Distribution Agreement dated as of November 1, 1995, among ITT Corporation, a Delaware corporation which has been renamed "ITT Industries, Inc." ("Industries"), the Company and ITT Hartford Group, Inc., a Delaware corporation which has been renamed "The Hartford Financial Services Group, Inc." ("Hartford") and those certain intellectual property agreements and other agreements entered into in connection with the transactions contemplated by the foregoing Distribution Agreement, in each case, as amended, supplemented or otherwise modified prior to the date hereof; provided, however, that the 1995 Distribution Agreements shall not include the Tax Allocation Agreement, dated as of November 1, 1995, among Industries, Hartford and the Company, the Employee Benefit Services and Liability Agreement, dated as of November 1, 1995, among Industries, Hartford and the Company or any Liability or transaction contemplated thereby.

     "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Agent" shall mean The Bank of New York, as transfer agent for the Company.

     "Amendment" shall have the meaning set forth in Section 6.07(a).

     "Ancillary Agreements" shall mean the Employee Benefits Services and Liability Agreement, the Intellectual Property Agreements and the Tax Allocation Agreement.

     "Assets" shall mean any and all assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including, without limitation, the following:

          (i) real property interests (including leases), land, plants, buildings and improvements;

          (ii) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

          (iii) inventories, including raw materials, work-in-process, finished goods, parts, accessories and supplies;

          (iv) cash, bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

          (v) certificates of deposit, banker's acceptances, shares of stock, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

          (vi) financial, accounting and operating data and records including, without limitation, books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

          (vii) patents, patent applications, trademarks, trademark applications and registrations, trade names, service marks, service mark applications and registrations, service names, copyrights and copyright applications and registrations, commercial and technical information including engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interest and all rights thereto;

          (viii) agreements, leases, contracts, sale orders, purchase orders, open bids and other commitments and all rights therein;

          (ix) prepaid expenses, deposits and retentions held by third parties;

          (x) claims, causes of action, chooses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

          (xi) licenses, franchises, permits, authorizations and approvals; and

          (xii) goodwill and going concern value.

     "Assignee" shall have the meaning set forth in Section 2.09.

     "Assignor" shall have the meaning set forth in Section 2.09.

     "Authorized Officer" shall mean the Chief Executive, the President, or any Executive Vice President or Vice President of the Company.

     "BellSouth" shall mean BellSouth Corporation, a Georgia corporation.

     "BellSouth Agreement" shall mean the Stock Purchase Agreement dated as of July 15, 1997, between BellSouth and the Company.

     "Broadcasting" shall mean ITT Broadcasting Corp., a Delaware corporation and a wholly owned subsidiary of the Company.


     "Claims Administration" shall mean the processing of claims made under Company Policies, including, without limitation, the reporting of losses or claims to insurance carriers (including as a result of reports provided to Destinations by the Company or Educational), management and defense of claims, the settlement of claims (except to the extent settlement authority remains with another party as contemplated by the second proviso to Section 7.03(a)) and providing for appropriate releases upon settlement of claims.


     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

     "Company" shall have the meaning set forth in the heading of this Agreement.

     "Company Common Stock" shall have the meaning set forth in the recitals to this Agreement.


     "Company Debt" shall mean all Liabilities of the Company and its Subsidiaries under or arising from (i) the Credit Agreement dated as of
September   , 1997, among ITT Promedia LLC CVA, a Belgian company and a wholly owned Subsidiary of the Company ("Promedia"), The Chase Manhattan Bank, as administrative agent, and the Lenders party thereto, (ii) the Credit Agreement
dated as of September   , 1997, among ITT Publimedia B.V., a Dutch company and a
wholly owned Subsidiary of the Company ("Publimedia"), The Chase Manhattan Bank, as administrative agent, and the Lenders party thereto, (iii) [the Senior
Secured Credit Agreement dated as of September   , 1997, among the Company, The
Chase Manhattan Bank, Goldman Sachs Credit Partners L.P., Chase Securities Inc.
and Goldman Sachs Credit Partners L.P.], (iv) the DM      million      % Senior
Subordinated Notes due 2007 issued by Promedia, (v) the $     million % Senior
Subordinated Notes due 2007 issued by Promedia, (vi) the $     million      %
Senior Subordinated Notes due 2007 issued by Publimedia and (vii) any debt securities or other indebtedness issued in exchange for or replacement of, or the proceeds of which are otherwise directly or indirectly used to repay, any of the foregoing Liabilities, and any indenture, credit agreement, underwriting agreement, purchase agreement, security agreement, credit support agreement or other agreement or document related to any of the foregoing.


     "Company Indemnitees" shall mean the Company, each Affiliate of the Company after the Distribution Date, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Company Policies" shall mean all Policies, current or past, which are or at any time were maintained by or on behalf of or for the benefit or protection of the Company or any of its predecessors, or current or past directors, officers, employees or agents thereof, including, without limitation, the Policies identified on Schedule 7.01(a) hereto.

     "Conveyancing and Assumption Instruments" shall have the meaning set forth in Section 2.07.

     "Debt Tender Offer" shall mean the offer by the Company to purchase $2 billion aggregate principal amount of certain debt securities specified in, and pursuant to, the Offer to Purchase dated August 11, 1997 and the related Letter of Transmittal, as each may be amended from time to time.

     "Destinations" shall have the meaning set forth in the heading of this Agreement.

     "Destinations Assets" shall mean (a) all the Assets of the Company and its Subsidiaries, except for (i) the Retained Assets and (ii) the Educational Assets and (b) the rights of Destinations and its Subsidiaries under this Agreement, the Educational Distribution Agreement and the Ancillary Agreements.

     "Destinations Business" shall mean all the businesses, Assets and operations heretofore, currently or hereafter conducted or owned by the Company and its Subsidiaries and Affiliates, including all businesses, Assets, operations or investments conducted or owned by the Company, its Subsidiaries or Affiliates that have been sold or otherwise disposed of or discontinued except for (i) the Retained Business and (ii) the Educational Business.

     "Destinations Common Shares" shall have the meaning set forth in the recitals to this Agreement.

     "Destinations Indemnitees" shall mean Destinations, each Affiliate of Destinations after the Distribution Date, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Destinations Liabilities" shall mean, collectively, whenever arising whether prior to, at or following the Distribution Time, all the Liabilities of the Company, Destinations and Educational and their respective Subsidiaries or Affiliates (including, without limitation, Liabilities of the Company under the Educational Intercompany Agreements or arising primarily out of or relating primarily to the management or conduct of the Destinations Business), except for
(i) the Retained Liabilities and (ii) the Educational Liabilities.

     "Distribution" shall mean the distribution on the Distribution Date to holders of record as of the Distribution Record Date of shares of Company Common Stock, other than shares held in the treasury of the Company, of all the Destinations Common Shares (together with the associated Rights) owned by the Company on the basis of one Destinations Common Share for each outstanding share of Company Common Stock.

     "Distribution Date" shall mean such date as hereafter may be determined by the Company's Board of Directors as the date as of which the Distribution shall be effected.

     "Distribution Record Date" shall mean such date as hereafter may be determined by the Company's Board of Directors as the record date for the Distribution.

     "Distribution Time" shall mean 11:59 p.m., New York City time, on the Distribution Date.

     "Educational" shall mean ITT Educational Services, Inc., a Delaware corporation and a Subsidiary of the Company.

     "Educational Assets" shall mean (a) all the Assets of the Company and its Subsidiaries relating primarily to, and used or held for use in, the Educational Business (exclusive of the "ITT" name, mark and logo and any rights relating thereto), including (i) the Assets included on the unaudited consolidated balance sheet of Educational as of June 30, 1997, and any assets acquired by the Company or any of its Subsidiaries relating primarily to the Educational Business from July 1, 1997 and (ii) all the capital stock owned by the Company of Educational and the rights of the Company in Subsidiaries of Educational and
(b) the rights of Educational and its Subsidiaries under the Educational Distribution Agreement and the Ancillary Agreements.


     "Educational Business" shall mean all the businesses, Assets (exclusive of the "ITT" name, mark and logo and any rights relating thereto) and operations heretofore, currently or hereafter conducted or owned by Educational and its Subsidiaries, including all businesses, Assets, operations or investments conducted by Educational or any of its Subsidiaries that have been sold or otherwise disposed of or discontinued.


     "Educational Distribution" shall mean the distribution by the Company to its stockholders of shares of common stock of Educational pursuant to the Educational Distribution Agreement.

     "Educational Distribution Agreement" shall mean the Agreement and Plan of Distribution among the Company, Educational and Destinations, substantially in the form of Exhibit D hereto.

     "Educational Intercompany Agreements" shall mean the (i) Registration Rights Agreement, dated as of December 19, 1994, between Industries and Educational, (ii) Tax Sharing Agreement, dated as of December 27, 1994, between Industries and Educational, (iii) Intercompany Agreement, dated as of

December 19, 1994, between Industries and Educational, (iv) Trade Name and Service Mark License Agreement, dated as of December 19, 1994, between Industries and Educational, (v) Employee Benefits and Administrative Services Agreement, dated as of December 19, 1994, between Industries and Educational and
(vi) Treasury Services and Credit Facilities Agreement, dated as of August 15, 1994, between Industries and Educational, the rights and obligations of Industries under each of which have been assumed by the Company, each as amended or supplemented or otherwise modified on or prior to the date hereof.

     "Educational Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all Liabilities of Educational under the Educational Distribution Agreement and any of the Ancillary Agreements and (ii) all the Liabilities of the Company, Destinations or Educational, and any of their respective Subsidiaries or Affiliates, arising primarily out of or relating primarily to the management or conduct of the Educational Business; provided (i) that Liabilities of Educational or any of its Subsidiaries under any agreement to which Educational or any of its Subsidiaries is a party and (ii) Liabilities of the Company related to litigation arising from or related to the Educational Business (including in connection with Eldredge, et al. v. ITT Educational Services, Inc. et al. and similar Actions) shall be Educational Liabilities.

     "Employee Benefits Services and Liability Agreement" shall mean the Employee Benefits Services and Liability Agreement between the Company, Destinations and Educational, substantially in the form of Exhibit A hereto.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Hilton Litigation" shall mean any actual, threatened or future Action that has been or may be asserted by or against or otherwise affect the Company or Destinations or any of their Subsidiaries or Affiliates arising out of or related to the tender offer for shares of Company Common Stock commenced by HLT Corporation, a subsidiary of Hilton Hotels Corporation ("Hilton"), on January 31, 1997, or any other business combination involving the Company or Destinations proposed by Hilton, whether asserted by Hilton or by any other party (including any shareholder of the Company in connection with any derivative actions).

     "Indemnifiable Losses" shall mean any and all losses (whether or not arising from third party claims), liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses and any and all out-of-pocket expenses) whatsoever, including all losses, liabilities, claims, damages, demands, costs or expenses reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in asserting, preserving or enforcing any rights hereunder or under any Ancillary Agreement.

     "Indemnifying Party" shall have the meaning set forth in Section 5.03.

     "Indemnitee" shall have the meaning set forth in Section 5.03.

     "Information" of a party shall mean any and all information that such party or any of its Representatives furnish or have furnished to the receiving party or any of its Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving party or any of its Representatives which contain or otherwise reflect such Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that for the purposes hereof all information relating to the Retained Business or the Retained Assets in the possession of Destinations or any of its Subsidiaries at the Distribution Time shall be deemed to have been furnished by the Company and all information relating to ITTSC, Destinations, the Destinations Business or the Destinations Assets in the possession of the Company at the Distribution Time shall be deemed to have been furnished by Destinations; provided further, however, that the term "Information" does not include information that:

          (a) at the time of disclosure is generally available to and known by the public (other than as a result of a violation of this Agreement, directly or indirectly, by a party to this Agreement or any of its Representatives);

          (b) is available to the receiving party on a non-confidential basis from a source other than the providing party or its Representatives, provided that such source is not known by the receiving party to be subject to a confidentiality agreement regarding such information; or

          (c) has been independently acquired or developed by the receiving party without violation of any of the obligations of the receiving party or its Representatives under this Agreement.

     "Information Statement" shall mean the Information Statement to be sent to the holders of shares of Company Common Stock in connection with the Distribution, including any amendment or supplement thereto, which is included as an exhibit to the registration statement on Form 10 filed by Destinations under the Exchange Act.

     "Insurance Administration" shall mean, with respect to each Company Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each such Company Policy, and the distribution of Insurance Proceeds as contemplated by this Agreement.

     "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

     "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any Company Policy, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively-rated premium adjustments, but only to the extent that such Liabilities are within applicable Company Policy limits, including aggregates.

     "Intellectual Property Agreements" shall mean the Intellectual Property Assignment and License Agreement between Destinations and the Company, substantially in the form of Exhibit B-1 hereto, and the Trade Name and Service Mark License Agreement, between Destinations and World Directories, substantially in the form of Exhibit B-2 hereto.

     "Investment Agreement" shall mean the Investment Agreement, dated as of July 15, 1977, between the Company and CDRV Acquisition, L.L.C., as the same may be amended from time to time.

     "ITTSC" shall mean ITT Sheraton Corporation, a Delaware corporation and a wholly owned Subsidiary of the Company.

     "Liabilities" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

     "Name Fee" shall have the meaning set forth in Section 6.07(b).

     "NGCL" shall mean Chapter 78, Private Corporations, of the Nevada Revised Statutes.

     "Nonassignable Contract" shall have the meaning set forth in Section 2.09.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Person" shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

     "Preliminary Transactions" shall have the meaning set forth in the recitals to this Agreement.

     "Reincorporation Merger" shall have the meaning set forth in Section
2.01(a).

     "Representatives" of either party shall mean such party's Affiliates, directors, officers, partners, employees, agents or other representatives (including attorneys, accountants and financial advisors).

     "Retained Assets" shall mean (a) all the Assets of the Company and its Subsidiaries relating primarily to, and used or held for use in, the Retained Business (exclusive of the "ITT" name, mark and logo and any rights relating thereto), including (i) the Assets included on the unaudited consolidated balance sheet of World Directories as of June 30, 1997, and any assets acquired by the Company or any of its Subsidiaries relating primarily to the Retained Business from July 1, 1997, (ii) all the capital stock of World Directories and the rights of the Company in Subsidiaries of World Directories and (iii) equity interests owned by World Directories, directly or indirectly, in Persons that do not constitute Subsidiaries and (b) the rights of the Company and its Subsidiaries under this Agreement, the Educational Distribution Agreement, the Investment Agreement and the Ancillary Agreements.


     "Retained Business" shall mean all the businesses, Assets (exclusive of the "ITT" name, mark and logo and any rights relating thereto) and operations heretofore, currently or hereafter conducted or owned by World Directories and its Subsidiaries and Persons in which it has an equity interest, including all businesses, Assets, operations or investments conducted or owned by World Directories or any of its Subsidiaries and Affiliates and Persons in which it has an equity interest that have been sold or otherwise disposed of or discontinued.


     "Retained Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all the Liabilities of the Company and its Subsidiaries under this Agreement, the Educational Distribution Agreement and any of the Ancillary Agreements, (ii) all the Liabilities of the Company, Destinations or Educational and any of their respective Subsidiaries or Affiliates arising primarily out of or relating primarily to the management or conduct of the Retained Business and (iii) the Company Debt.

     "Rights" shall mean the preferred stock purchase rights associated with the Destinations Common Shares issued pursuant to the Rights Agreement.

     "Rights Agreement" shall mean the Rights Agreement dated as of September , 1997, between Destinations and The Bank of New York, as Rights Agent.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stockholders Meeting" shall have the meaning set forth in Section 6.07(a).

     "Stock Tender Offer" shall mean the offer by the Company to purchase up to 30 million shares of Company Common Stock pursuant to the Offer to Purchase dated July 17, 1997 and the related Letter of Transmittal, as each may be amended from time to time.


     "Subsidiary" shall mean any corporation, partnership, joint venture or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, joint venture or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee or managing member). For purposes of this Agreement, ITT-Dow Jones Television and its Subsidiaries shall be deemed to be Subsidiaries of Destinations and the interest of World Directories in Persons conducting business in South Africa, Japan and Portugal shall be deemed to be a Subsidiary of the Company.

     "Tax" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts.

     "Tax Allocation Agreement" shall mean the Tax Allocation Agreement between Destinations, the Company and Educational, substantially in the form of Exhibit C hereto, as and to the extent amended and restated as of the closing of the transactions contemplated by the Investment Agreement.

     "Third Party Claim" shall have the meaning set forth in Section 5.04.

     "World Directories" shall mean ITT World Directories, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company.

     SECTION 1.02. References; Interpretation. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" or "Article" are, unless otherwise specified, to one of the Sections and Articles of this Agreement. Any time the word "including" is used herein it means "including without limitation".

                                   ARTICLE II

                            PRELIMINARY TRANSACTIONS

     SECTION 2.01. Internal Restructuring. (a) Merger of ITTSC and Destinations. Prior to the Distribution Time, the Company shall cause ITTSC to merge with and into Destinations, with Destinations as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, all the shares of common stock of ITTSC held by the Company shall be converted into, in the aggregate, 80,000,000. All such Destinations Common Shares shall be owned beneficially and of record by the Company.

     (b) Certain Transfers. Following the Reincorporation Merger and prior to the Distribution Time, the Company shall transfer or otherwise convey to Destinations all its right, title and interest in and to all the shares of capital stock or assets of (i) each of the Subsidiaries listed on Schedule 2.01(b), (ii) Sheraton on the Park Pty, Ltd. and (iii) Broadcasting.

     SECTION 2.02. Dividends. (a) Stock Dividend. Prior to the Distribution Time, Destinations shall issue to the Company as a stock dividend a number of Destinations Common Shares that, when added to the number of Destinations Common Shares received in the Reincorporation Merger and owned by the company at such time, is sufficient to consummate the Distribution, as certified by the Agent.

     (b) Cash Dividend. Prior to the Distribution Time, Destinations shall pay to the Company as a cash dividend an amount determined by an Authorized Officer of the Company to be sufficient, in combination with cash held by the Company, to consummate the Stock Tender Offer and the Debt Tender Offer.

     SECTION 2.03. The Rights. Prior to the Distribution Time, Destinations and the Rights Agent shall execute the Rights Agreement and Destinations shall issue one Right for each Destinations Common Share distributed in the Distribution.

     SECTION 2.04. Transfer of Certain Businesses and Assets. Effective as of the Distribution Time and except as otherwise expressly provided in this Agreement or any of the Ancillary Agreements, (i) the Company, on behalf of itself and its Subsidiaries, hereby contributes, grants, conveys, assigns, transfers and delivers to Destinations all the Company's and its Subsidiaries' right, title and interest in and to (a) the business and legal entities and other Assets that comprise the Destinations Business and (b) the Destinations Assets and (ii) Destinations, on behalf of itself and its Subsidiaries, hereby contributes, grants, conveys, assigns, transfers and delivers to the Company all Destinations' and its Subsidiaries' right, title and interest in and to (x) the business and legal entities and other Assets that comprise the Retained Business and the Educational Business and (y) the Retained Assets and the Educational Assets.

     SECTION 2.05. Assumption of Liabilities. Effective as of the Distribution Time and except as otherwise specifically provided in this Agreement, the Educational Distribution Agreement or any of the Ancillary Agreements, (i) Destinations hereby unconditionally assumes and undertakes to pay, perform and discharge when due in accordance with their terms, on behalf of itself and its Subsidiaries, all the Destinations Liabilities and (ii) the Company hereby retains, and Destinations and its Subsidiaries do not assume and will have no liability hereunder with respect to, all the Retained Liabilities and the Educational Liabilities.

     SECTION 2.06. Transfer of Certain Licenses and Permits. (a) In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Destinations Assets and the Destinations Business and the assumption of the Destinations Liabilities set forth in this Article II, at or prior to the Distribution Time, all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which relate to the Destinations Business but which are held in the name of the Company or any of its Subsidiaries (other than Destinations, ITTSC or their respective Subsidiaries), or any of their respective Representatives, or otherwise shall be duly and validly transferred by the Company or such Subsidiary or Representative to Destinations or the appropriate Subsidiary of Destinations.

     (b) In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Destinations Assets and the Destinations Business and the assumption of the Destinations Liabilities set forth in this Article II, at or prior to the Distribution Time, all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which relate to the Retained Business or the Educational Business but which are held in the name of Destinations or ITTSC or any of their respective Subsidiaries, or any of their respective Representatives, or otherwise shall be duly and validly transferred by Destinations or ITTSC or such Subsidiary or Representative to the Company or the appropriate Subsidiary of the Company.

     SECTION 2.07. Transfer and Assumption Documentation. In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Destinations Assets, the Destinations Business and the assumption of the Destinations Liabilities set forth in this Article II, at or prior to the Distribution Time, (i) the parties hereto shall execute and deliver, and cause their respective Subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such contribution, grant, conveyance, assignment, transfer and delivery (collectively, the "Conveyancing Instruments") and (ii) each party hereto or the appropriate Subsidiary of such party shall execute and deliver such instruments of assumption (together with the Conveyancing Instruments, the "Conveyancing and Assumption Instruments") as and to the extent necessary to evidence such assumption.

     SECTION 2.08. Intercompany Accounts. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder) between Destinations, ITTSC or any of their respective Subsidiaries, on the one hand, and the Company or any of its Subsidiaries (other than Destinations, ITTSC or any of their respective Subsidiaries), on the other hand, including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, shall, as of the Distribution Time, be settled or otherwise eliminated. Prior to or on the Distribution Date, Destinations will pay to Educational, by wire transfer of immediately available funds, an amount equal to the amount in the Cash Invested With ITT account of ITT Educational as of the date of such payment, including all accrued interest as of such payment date.

     SECTION 2.09. Assignments and Transfers Not Effected Prior to the Distribution. Anything contained herein to the contrary notwithstanding, (a) this Agreement shall not constitute an agreement to assign any agreement, contract, lease, license, sales order, purchase order, open bid or other commitment if an assignment or attempted assignment of the same without the consent of a third party would constitute a breach thereof or in any way impair the rights of Destinations or the Company or any of their respective Subsidiaries thereunder (any such item being referred to as a "Nonassignable Contract") and (b) nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred. To the extent that any assignments or transfers contemplated by this Article II shall not have been consummated at or prior to the Distribution Time, the parties hereto and their respective Subsidiaries shall cooperate and use reasonable best efforts to obtain any necessary consents or approvals for the assignment of all Nonassignable Contracts and the transfer of all Assets and Liabilities contemplated to be assigned or transferred pursuant to this Article II and shall otherwise cooperate and use reasonable best efforts to effect any such assignments or transfers as promptly following the Distribution Time as shall be practicable. In the event that any consent required with respect to a Nonassignable Contract is not obtained or an attempted assignment thereof would be ineffective or would impair either party's rights under any such Nonassignable Contract, then the party obligated to assign such Nonassignable Contract (the "Assignor") will promptly pay or cause to be paid to the assignee thereof (the "Assignee"), when received, all monies received by the Assignor with respect to any such Nonassignable Contract and in consideration thereof the Assignee shall pay, perform and discharge on behalf of the Assignor all the Assignor's debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In the event that any such transfer of Assets or Liabilities has not been consummated, from and after the Distribution Time the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be. The parties hereto will take such other action as may be reasonably requested by the Assignee or party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Nonassignable Contract been assigned, or such Asset or Liability been transferred, as contemplated hereby. As and when any required consent to the assignment of a Nonassignable Contract is obtained or any such Asset or Liability becomes transferable, such assignment or transfer shall be effected forthwith. The parties agree that, as of the Distribution Time, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed all Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement or any of the Ancillary Agreements.

                                  ARTICLE III

                                THE DISTRIBUTION

     SECTION 3.01. Directors and Employees. (a) Directors. Prior to the Distribution Time, the Board of Directors of the Company and the Company shall take all necessary action to cause the Board of Directors of the Company to be constituted, effective as of the Distribution Time, by the individuals identified on Schedule 3.01(a).

     (b) Employees. Destinations shall cause all those individuals who will be officers of Destinations immediately after the Distribution Time to resign, effective as of the Distribution Time, from all positions with the Company in which they serve.

     SECTION 3.02.  Mechanics of Distribution.  (a) Delivery of Shares to
Agent. The Company shall deliver to the Agent the share certificates representing all the Destinations Common Shares (and the associated Rights) held by the Company following consummation of the transactions contemplated by Sections 2.01, 2.02 and 2.03 and shall instruct the Agent to distribute such Destinations Common Shares (and associated Rights) to holders of record of shares of Company Common Stock on the Distribution Record Date upon notice from the Company that the conditions to the obligation of the Company to consummate the Distribution have been satisfied or waived and that the Agent is authorized to proceed with the distribution of Destinations Common Shares (and associated Rights). Immediately following the Distribution, the Company shall not own any capital stock of Destinations.

     (b) The Distribution shall be effected by the distribution to each holder of record of Company Common Stock, as of the Distribution Record Date, of certificates representing one Destinations Common Share (together with one associated Right) for each share of Company Common Stock. The Company shall instruct the Agent to distribute the Destinations Common Shares as promptly as practicable after the Distribution Time.

     SECTION 3.03. Timing of Distribution. The Board of Directors of the Company shall, or shall authorize certain officers of the Company to, formally declare the Distribution and shall authorize the

Company to pay it at the Distribution Time, subject to the satisfaction or waiver of the conditions set forth in Article VIII. The Distribution shall be deemed to be effective upon notification by the Company to the Agent that the conditions to the obligations of the Company to consummate the Distribution have been satisfied or waived and that the Agent is authorized to proceed with the distribution of Destinations Common Shares (and associated Rights).

                                   ARTICLE IV

                                 MUTUAL RELEASE

     SECTION 4.01. Mutual Release, etc. Effective as of the Distribution Time and except as otherwise specifically set forth in this Agreement or any of the Ancillary Agreements, each of Destinations, on the one hand, and the Company, on the other hand, on its own behalf and on behalf of each of its respective Subsidiaries, releases and forever discharges the other and its Subsidiaries, and its and their respective officers, directors, agents, Affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party, occurring or failing to occur, or any conditions existing, on or prior to the Distribution Time; provided, however, that the foregoing general release shall not apply to
(i) any Liabilities (including Liabilities with respect to indemnification) assumed, transferred, assigned, allocated or arising under this Agreement, the Educational Distribution Agreement or any of the Ancillary Agreements and shall not affect any party's right to enforce this Agreement, the Educational Distribution Agreement or any Ancillary Agreement in accordance with its terms or (ii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.01 (provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent such Person would be released with respect to such Liabilities by this Section 4.01 but for the proviso to this clause (ii)). Each party understands and agrees that, except as otherwise specifically provided in this Agreement, the Educational Distribution Agreement or the Ancillary Agreements, neither party is, in this Agreement or the Ancillary Agreements or otherwise, representing or warranting in any way as to the Assets, business or Liabilities transferred, assumed or retained as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, the Educational Distribution Agreement or the Ancillary Agreements, it being agreed and understood that each party shall take or keep all of its Assets "as is" and that it shall bear the economic and legal risk that conveyance of such Assets shall prove to be insufficient or that the title to any Assets shall be other than good and marketable and free from encumbrances of any nature whatsoever.

                                   ARTICLE V

                                INDEMNIFICATION

     SECTION 5.01. Indemnification by the Company. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, the Company shall indemnify, defend and hold harmless the Destinations Indemnitees from and against, and pay or reimburse the Destinations Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Destinations Indemnitees arising out of, relating to or resulting from (i) the Retained Liabilities, the Retained Assets or the Retained Business, (ii) any Conveyancing and Assumption Instrument delivered after the Distribution Time for the benefit of Destinations or any of its Subsidiaries and (iii) the breach by the Company or any of its Subsidiaries of any provision of this Agreement or of any Ancillary Agreement, in each case, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time.

     SECTION 5.02. Indemnification by Destinations. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Destinations shall indemnify, defend and hold harmless the Company Indemnitees from and against, and pay or reimburse the Company Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Company Indemnitees arising out of, relating to or resulting from (i) the Destinations Liabilities, the Destinations Assets or the Destinations Business, (ii) the breach by Destinations or any of its Subsidiaries of any provision of this Agreement or of any Ancillary Agreement, (iii) any Conveyancing and Assumption Instrument delivered for the benefit of the Company or any of its Subsidiaries, (iv) the 1995 Distribution Agreements, (v) the Hilton Litigation, (vi) the BellSouth Agreement (but only in respect of actions or omissions by the Company prior to or at the Distribution Time), (vii) the Stock Tender Offer, (viii) the Debt Tender Offer, (ix) any indebtedness of the Company in existence at the Distribution Time (other than the Retained Liabilities and the Educational Liabilities), (x) any transaction identified on Schedule 5.02 hereto, (xi) any governmental or regulatory filing (including with the SEC and in respect of the Company's gaming operations) made by the Company or any of its Subsidiaries prior to the Distribution Time in connection with the Distribution, the Educational Distribution, the Stock Tender Offer, the Debt Tender Offer, the Hilton Litigation or any of the transactions identified on Schedule 5.02, (xii) any agreement to which the Company is a party that is breached by any action of the Company prior to the Distribution Time (including by the Distribution) and
(xiii) Liabilities of the Company under the Educational Intercompany Agreements, in each case, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time; provided, however, that Destinations shall have no obligation to indemnify any of the Company Indemnitees for any Indemnifiable Losses arising out of or resulting from (x) the gross negligence or bad faith of the Company after the Distribution Time or
(y) the Company's failure to perform its obligations under any agreement in accordance with the terms of such agreement after the Distribution Time.

     SECTION 5.03. Limitations on Indemnification Obligations. (a) The amount that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 5.01 or Section 5.02, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments made by such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.

     (b) Destinations shall not have any liability under Section 5.02 for Indemnifiable Losses unless the aggregate of all such Indemnifiable Losses for which Destinations would, but for this Section 5.03(b), be liable under Section
5.02 exceeds on a cumulative pre-Tax basis an amount equal to $2.5 million; provided, however, that this limitation shall not apply to Indemnifiable Losses arising under clauses (iv) through (xiii) of Section 5.02.

     SECTION 5.04. Procedures for Indemnification of Third Party Claims. If a claim or demand is made against an Indemnitee by any person who is not a party, or an Affiliate of a party, to this Agreement or any of the Ancillary Agreements (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 10 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the defense or conduct of such Third Party Claim by the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice); provided, however, in no event shall such failure to notify the Indemnifying Party (i) constitute prejudice suffered by the Indemnifying Party if it has otherwise received notice of the Third Party Claim or (ii) relieve it from any liability or obligation that it may otherwise have to such Indemnitee. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 10 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Destinations shall assume the defense of any Third Party Claim for which indemnification is available under clauses (iv) through (ix) and (xi) through (xiii) of Section 5.02 with counsel selected by Destinations. Should the Indemnifying Party so elect or be obligated to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall have full control of such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof.

     If the Indemnifying Party so elects or is obligated to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information regarding any material provided hereunder.

     Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases in writing the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms does not obligate the Indemnitee to pay any of the liability in connection with such Third Party Claim, releases the Indemnitee completely and unconditionally in connection with such Third Party Claim and does not provide for injunctive or other nonmonetary relief effecting the Indemnitee.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Indemnitee determines in good faith, based on written opinion of counsel, that the Indemnitee has available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such Third Party Claim.

     SECTION 5.05.  Indemnification Payments.  Indemnification required by this
Article V shall be made by periodic payments of the amount thereof during the course of the investigation, preparation or defense, as and when bills are received or loss, liability, claim, damage, cost or expense is incurred.

     SECTION 5.06. Other Adjustments. (i) The amount of any Indemnifiable Loss shall be (x) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase) and (y) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

     (ii) In addition to any adjustments required pursuant to Section 5.03(a) hereof or clause (i) of this Section 5.06, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.

     SECTION 5.07. Survival of Indemnities. The obligations of the parties under this Article V shall survive the sale or other transfer by either of them of any Assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such Assets, businesses or Liabilities.

                                   ARTICLE VI

                                   COVENANTS


     SECTION 6.01. Provision of Corporate Records. (a) Subject to Section 6.01(b), prior to or as promptly as practicable after the Distribution Time the Company shall deliver to Destinations (at the expense of Destinations) copies of
(i) all minute books and other records of meetings of the Board of Directors, committees of the Board of Directors, stockholders and security owners of the Company and its predecessors and their respective Subsidiaries (other than Subsidiaries engaged in the Directories Business or in the Educational Business), (ii) all stockholder and security owner records of the Company and its predecessors and their respective Subsidiaries (other than Subsidiaries engaged in the Directories Business or in the Educational Business) and (iii) all other corporate books and records of the Company and its predecessors and their respective Subsidiaries (other than Subsidiaries engaged in the Directories Business or in the Educational Business), including, in each case, all agreements, litigation files and government filings, whether or not active. From and after the Distribution Time, all such copies shall be the property of Destinations.



     (b) Prior to or as promptly as practicable after the Distribution Time, Destinations shall deliver to the Company copies of, or, if in the possession of the Company or any of its Subsidiaries (other than Destinations, ITTSC or any of their respective Subsidiaries), the Company shall retain, all corporate books and records and the relevant portions (or copies thereof) of all corporate books and records relating directly and primarily to the Retained Assets, the Retained Business, the Retained Liabilities, the Educational Assets, the Educational Business or the Educational Liabilities, including, in each case, all agreements, litigation files and government filings, whether or not active. From and after the Distribution Time, all such books, records and other items or such copies thereof shall be the property of the Company.


     SECTION 6.02. Access to Information. From and after the Distribution Time each party hereto shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (at such other party's expense) during normal business hours and upon reasonable advance notice, subject to the confidentiality provisions hereof and any additional appropriate restrictions for classified, privileged or confidential Information, to all Information within the possession or control of such party or to which it has access relating to the business, Assets or Liabilities of such other party as they existed prior to the Distribution Time or relating to or arising in connection with the relationship between the Retained Business or the Educational Business, on the one hand, and the Destinations Business, on the other hand, on or prior to the Distribution Time, insofar as such access is reasonably required for a reasonable purpose. Without limiting the foregoing, Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     SECTION 6.03. Retention of Records. Except as provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed in writing, if any Information relating to the business, Assets or Liabilities of a party hereto, as they existed prior to the Distribution Time or as they are transferred, assumed or imposed pursuant to this Agreement, is retained by the other party, the party retaining such Information shall, and shall cause its Subsidiaries to, retain all such Information in such party's possession or under its control until such Information is at least ten years old except that if, prior to the expiration of such period, the party retaining such information wishes to destroy or dispose of any such Information that is at least three years old, prior to destroying or disposing of any of such Information, (a) such party shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of and (b) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party proposing to dispose of or destroy such Information shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

     SECTION 6.04. Witness Services. From and after the Distribution Time, each of the parties hereto shall use commercially reasonable efforts to make available to each other party hereto, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution, investigation or defense of any Action or threatened Action in which the requesting party may from time to time be involved and (ii) there is no conflict in the Action or threatened Action between the requesting party and the other party.

     SECTION 6.05. Reimbursement. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing books and records, access to Information or witness services to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses and direct and indirect costs of employees, as may be reasonably incurred in providing such books and records, access to Information or witness services.

     SECTION 6.06. Confidentiality. (a) Each party hereto shall keep, and shall cause its Representatives to keep, the other party's Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information and who agree to be bound by this Section 6.06 and not to disclose such Information to any other Person or entity. Without the prior written consent of the other party, each party and its Representatives shall not disclose the other party's Information to any Person or entity except as may be required by law or judicial process or in connection with the enforcement of its rights under this Agreement or any of the Ancillary Agreements and, in each case, in accordance with this Section 6.06. Each party agrees to be responsible for any breach of this confidentiality provision by any of its Representatives.

     (b) In the event that either party or any of its Representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), or determines that it is necessary in connection with the enforcement of its rights under this Agreement or any of the Ancillary Agreements, to disclose all or any part of the other party's Information, the receiving party or its Representatives shall promptly notify the other party of such compulsion or determination in writing, and consult with and assist the other party in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or the other party waives compliance with the terms hereof, such receiving party or its Representatives, as the case may be, shall disclose only that portion of the Information which, in the opinion of the receiving party's outside counsel, is legally required to be disclosed, and shall exercise its reasonable best efforts to assure that confidential treatment will be accorded such Information by the Persons or entities receiving such Information. The providing party shall be given an opportunity to review the Information prior to disclosure.

     SECTION 6.07. Change of Corporate Name. (a) The Company agrees that at the first meeting of its stockholders following the Distribution Date (the "Stockholders Meeting") it shall submit a resolution to its stockholders for their approval in accordance with the Company's Restated Articles of Incorporation and Amended and Restated By-laws and the NGCL providing for the adoption of an amendment to the Company's Restated Articles of Incorporation (the "Amendment") to effect the change of the Company's corporate name from "ITT Corporation" to "ITT Information Services, Inc." and, if the Amendment is approved by stockholders, to duly and promptly file the Amendment and any other certificates or documents necessary to effect such name change. The Company agrees to prepare a proxy statement and solicit proxies in support of the Amendment from its stockholders in accordance with the rules and regulations under the Exchange Act.

     (b) The Company agrees that if the Amendment is not adopted at the Stockholders Meeting or the corporate name "ITT Corporation" is not changed to "ITT Information Services, Inc.," the Company shall pay to Destinations an amount equal to one-half of one percent (1/2 of 1%) of all gross revenues generated by the Company from December 1, 1997 until the Amendment is duly adopted and the Company changes its corporate name from "ITT Corporation" to "ITT Information Services, Inc." (the "Name Fee"). The Name Fee shall be payable on a monthly basis in arrears on the 20th day of the succeeding month. The Company shall forward to Destinations, on or before the 20th day of each month, true statements of all revenues generated by the Company during the preceding month and shall pay, by wire transfer of immediately available funds to an account specified by Destinations, the Name Fee payable in connection therewith. The Company shall keep full, true and accurate books and records containing such particulars as may be necessary for the purpose of calculating the Name Fee. Destinations shall have the right to review all such books and records. In the event that any subsequent adjustment shall be made to the Company's gross revenues as reported in its audited financial statements, any Name Fee paid by the Company to Destinations based upon such gross revenues shall be equitably adjusted in accordance with such adjustment.

     (c) Notwithstanding the foregoing, from and after the Distribution Time, the Company agrees to conduct its business using the name ITT Information Services, Inc. and shall use the name ITT Corporation only to the extent legally required.

     SECTION 6.08. Further Assurances. In case at any time after the Distribution Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers at such time of each party to this Agreement shall promptly take all such action. Without limiting the foregoing, the Company and Destinations or their respective Subsidiaries, as appropriate, shall use commercially reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required or are reasonably necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

     SECTION 6.09. Investment Banking Fee. Destinations agrees to pay to the Company one-third of the fee ultimately paid by the Company to Deutsche Morgan Grenfell for services provided by such firm in connection with the investigation of a proposed transaction between the Company and Seat S.p.A.; provided that Destinations shall not be liable for more than an aggregate of $1 million under this Section 6.09.

                                  ARTICLE VII

                                   INSURANCE

     SECTION 7.01. Policies and Rights Included Within Assets. (a) The Retained Assets shall include any and all rights of a named or named additional insured party under each of the Company Policies set forth on Schedule 7.01(a) hereto and all predecessor Policies thereto, subject to the terms of such Policies and any limitations or obligations of the Company contemplated by this
Article VII or Schedule 7.01(a), specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Time by any Person in or in connection with the conduct of the Retained Business or the Educational Business or, to the extent any claim is made against the Company or any of its Subsidiaries, the conduct of the Destinations Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Company Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to the Company.

     (b) The Destinations Assets shall include any and all rights of a named or named additional insured party under each Policy where the Company is a named or named additional insured party and all predecessor Policies thereto, subject to the terms of such Policies and any limitations or obligations of Destinations contemplated by this Article VII or Schedule 7.01(a), specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Time by any Person in or in connection with the conduct of the Destinations Business or, to the extent any claim is made against Destinations or any of its Subsidiaries, the conduct of the Retained Business or the Educational Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under either such Policy; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Policies to Destinations.

     SECTION 7.02. Post-Distribution Time Claims. If, subsequent to the Distribution Time, any Person shall assert a claim against the Company or any of its Subsidiaries (including, without limitation, where the Company or any of its Subsidiaries is a joint defendant with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Time in or in connection with the conduct of the Retained Business or the Educational Business or, to the extent any claim is made against the Company or any of its Subsidiaries (including, without limitation, where the Company or any of its Subsidiaries is a joint defendant with other persons), the conduct of the Destinations Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Company Policies, Destinations shall, at the time such claim is asserted, to the extent any such Policy may require that Insurance Proceeds thereunder be collected directly by the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, the Company as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Company Policy, and shall further be deemed to assign, without need of further documentation, to the Company any and all rights of an insured party under such Company Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however, that nothing in this Section 7.02 shall be deemed to constitute (or to reflect) an assignment of the Company Policies, or any of them, to the Company; provided further, however, that, with respect to those Company Policies set forth on Schedule 7.01(a) hereto for which the Company has payment obligations as reflected on such Schedule, the Company and its Subsidiaries shall only have the rights set forth under this Section 7.02 with respect to such Company Policies if such payment obligations have been satisfied by the Company at the relevant time as contemplated by Schedule 7.01(a).

     SECTION 7.03. Administration; Other Matters. (a) Administration. Except as otherwise provided in Section 7.02 hereof, from and after the Distribution Time, Destinations shall be responsible for (i) Insurance Administration of the Company Policies and (ii) Claims Administration under such Company Policies with respect to the Destinations Liabilities, the Retained Liabilities and the Educational Liabilities; provided that the retention of such responsibilities by Destinations is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; and provided further that Destinations' retention of the administrative responsibilities for the Company Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner (it being understood that the Company shall report Insured Claims to the relevant carrier through

Destinations) or of such party's authority to settle (within the periods specified in Schedule 7.01(a) in the cases of the Company Policies numbered 1, 3 and 4 on Schedule 7.01(a)) any such Insured Claim. Destinations may discharge its administrative responsibilities under this Section 7.03 by contracting for the provision of services by independent parties. Except as contemplated by
Schedule 7.01(a) hereto or this Agreement, each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Company Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Company Policies. The disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of Destinations relating to Claims Administration and Insurance Administration contemplated by this Section 7.03(a) shall be the responsibility of Destinations.

     (b) Access to Specified Policies. Where Retained Liabilities are specifically covered under the Company Policies set forth on Schedule 7.01(a) hereto numbered 20, 21 and 22 for periods prior to the Distribution Time, or under any such Company Policy covering claims made after the Distribution Time with respect to an occurrence prior to the Distribution Time, then from and after the Distribution Time, the Company may claim coverage for Insured Claims under such Company Policy as and to the extent that such insurance is available up to the full extent of the applicable limits of liability of such Company Policy (and may receive any Insurance Proceeds with respect thereto as contemplated by Section 7.02 or Section 7.03(d) hereof).

     (c) Liability Limitation. Except as specifically contemplated by lettered items under Schedule 7.01(a) or as specifically provided in this Agreement, the Educational Distribution Agreement or any Ancillary Agreement, the Company and Destinations shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of the Company or Destinations, as the case may be, including, without limitation, coinsurance provisions, deductibles, quota share deductibles, exhaustion of aggregates, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Company Policy limitations or restrictions, any coverage disputes, any failure to timely claim by the Company or Destinations or any defect in such claim or its processing.

     (d) Allocation of Insurance Proceeds.  Except as otherwise provided in
Section 7.02, Insurance Proceeds received with respect to claims, costs and expenses under the Company Policies shall be paid to Destinations in trust, and Destinations shall thereafter administer the Company Policies by paying the Insurance Proceeds, as appropriate, to the Company in accordance with this
Article VII. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from such Policies will be made by Destinations to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Company Policies are exceeded by the aggregate of outstanding Insured Claims by the parties hereto, the parties shall agree on an equitable allocation of Insurance Proceeds based upon their respective bona fide claims (it being understood that the foregoing shall have no effect on the obligation of any party under Article V or any Ancillary Agreement). The parties agree to use commercially reasonable efforts to maximize available coverage under those Company Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Company Policy have been exceeded or would be exceeded as a result of such Insured Claim.

     SECTION 7.04. Agreement for Waiver of Conflict and Shared Defense. In the event that Insured Claims of Destinations and the Company exist relating to the same occurrence, the parties shall jointly defend and, to the extent it is reasonable to do so, waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Section 7.04 shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

     SECTION 7.05. Cooperation. The parties agree to use commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement (including, without limitation, in connection with Policies where Destinations is a named or named additional insured party).

     SECTION 7.06. Directors and Officers Liability Insurance. Destinations agrees that, from and after the Distribution Time to the seventh anniversary of the Distribution Date, it will maintain in full force and effect at its expense the Company Policies numbered 20 and 21 on Schedule 7.01(a) hereto (or, through the purchase of extended discovery, the full benefits and coverage of such Company Policy) and shall not amend the terms of such Policy in a manner adverse to any persons covered by such insurance. The provisions of this Section 7.06 are intended for the benefit of, and shall be enforceable by, each of the persons covered by the Company Policies numbered 20 and 21 on Schedule 7.01(a) hereto.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.01. Conditions to Obligations of the Company. The obligation of the Company to consummate the Distribution hereunder shall be subject to the satisfaction or waiver of each of the following conditions:

          (a) All of the transactions contemplated by Article II hereof to occur prior to the Distribution Time shall have been consummated.

          (b) The Destinations Common Shares and the associated Rights to be issued in the Distribution shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (c) All filings required to be made prior to the Distribution Time with, and all consents, approvals and authorizations required to be obtained prior to the Distribution Time from, any government or any court, arbitral tribunal, administrative agency or commission or other regulatory authority, agency or commission, governmental or otherwise, in connection with the consummation of the Preliminary Transactions, the Distribution and any other transaction contemplated hereby shall have been made or obtained, except where the failure to make or obtain the same would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of the Company, ITTSC, Destinations or any of their respective Subsidiaries, or on the ability of any thereof to consummate the transactions contemplated hereby, or to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is or will be a party.

          (d) Each of the Ancillary Agreements shall have been executed and delivered by each of the parties thereto and shall be in full force and effect in accordance with its terms.

          (e) Each of the registration statements on Form 10 under the Exchange Act and the registration statement on Form S-1 under the Securities Act filed with the SEC by Destinations in connection with the Distribution shall have become effective under the Exchange Act, no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated by the SEC; and the Information Statement shall have been or shall be simultaneously mailed to holders of Destinations Common Stock in accordance with the rules, regulations and policies of the SEC.

          (f) No statute, rule or regulation or temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect that prohibits consummation of the Preliminary Transactions or the Distribution.

          (g) All conditions to the Stock Tender Offer and the Debt Tender Offer shall have been satisfied or waived by the Company, and the Stock Tender Offer and the Debt Tender Offer shall have been consummated prior to or on the Distribution Date.

          (h) The Company shall have received from Cravath, Swaine & Moore, counsel to the Company, an opinion in form and substance reasonably satisfactory to the Company, stating that the Distribution and the Educational Distribution will qualify as tax-free spin-offs under Section 355 of the Code and that an acquisition of the Company, Educational or Destinations after the Distribution and the Educational Distribution by Hilton should not adversely affect the tax-free status of the Distribution and the Educational Distribution. In rendering such opinion, such counsel shall be entitled to rely upon representations provided by the Company contained in a certain representation letter.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01.  Modification or Amendment.  Subject to the terms of Section
9.02 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     SECTION 9.02.  Termination.  This Agreement (including Article V and
Section 7.06 hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution Time by and in the sole discretion of the Company without the approval of Destinations or any other Person. In the event of such termination, no party hereto shall have any liability of any kind to the other party. After the Distribution Time, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Article V and Section 7.06 shall not be terminated or amended after the Distribution Time in respect of the third party beneficiaries thereto without the consent of such persons.

     SECTION 9.03. Waiver; Remedies. The conditions to the Company's obligation to consummate the Distribution are for the sole benefit of the Company and may be waived by the Company in whole or in part in its sole discretion. No delay on the part of the Company or Destinations in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either the Company or Destinations of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

     SECTION 9.04. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     SECTION 9.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     SECTION 9.06. Notices. Any notice, request, instruction or other communication to be given hereunder by any party to another shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         (a) If to Destinations:

            ITT Destinations, Inc.
            1330 Avenue of the Americas
            New York, New York 10019-5490
            Attention: Richard S. Ward, Esq.
            Telefacsimile: (212) 258-1463

            with copies to:

            Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, NY 10019
            Attention: George W. Bilicic, Jr., Esq.
            Telefacsimile: (212) 474-3700

         (b) if to the Company:

             ITT World Directories, Inc.
             1330 Avenue of the Americas
             New York, New York 10019-5490
             Attention: Victor M. Berger, Esq.
             Telefacsimile: (212) 258-5038

             with copies to:

             Wilmer, Cutler & Pickering
             2445 M Street, N.W.
             Washington, D.C. 20037
             Attention: Eric R. Markus, Esq.
             Telefacsimile: (202) 663-6363

     SECTION 9.07. Entire Agreement. This Agreement, the Educational Distribution Agreement and the Ancillary Agreements (including Exhibits, Annexes and Schedules hereto and thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

     SECTION 9.08. Certain Obligations. Whenever any Ancillary Agreement requires any of the Subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.

     SECTION 9.09. Assignment. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the Assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other party. Otherwise, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     SECTION 9.10. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     SECTION 9.11. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any of the Ancillary Agreements, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under such agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     SECTION 9.12. Severability. If any provision of this Agreement or any of the Ancillary Agreements or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     SECTION 9.13. Third Party Beneficiaries. Except as provided in Article V relating to Indemnitees and in Section 7.06 relating to directors and officers liability insurance, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 9.14. Fees and Expenses of Enforcement. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all reasonable out-of-pocket expenses, including, without limitation, legal fees and expenses, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     SECTION 9.15. Expenses. Except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Time (whether or not paid on or prior to the Distribution Time) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statement and the Distribution and the consummation of the transactions contemplated thereby shall be charged to and paid by Destinations. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Time.

     SECTION 9.16. Exhibits and Schedules. The Exhibits and Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 9.17. Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 9.18. Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

     SECTION 9.19. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Time.

     SECTION 9.20. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          ITT CORPORATION,

                                          by

                                            ------------------------------------
                                            Name: Robert A. Bowman
                                            Title: President and Chief Operating
                                             Officer

                                          ITT DESTINATIONS, INC.,

                                          by

                                            ------------------------------------
                                            Name: Richard S. Ward
                                            Title: Executive Vice President and
                                                   General Counsel

                                                                       EXHIBIT A

              EMPLOYEE BENEFITS SERVICES AND LIABILITIES AGREEMENT

     This EMPLOYEE BENEFITS SERVICES AND LIABILITIES AGREEMENT (the "Benefits
Agreement") dated as of           , 1997 by and among ITT CORPORATION, a Nevada
corporation ("ITT"), and ITT Destinations, Inc., a Nevada corporation ("Destinations"), and ITT Educational Services, Inc., a Delaware corporation ("ESI") pursuant to the respective agreements and plans of distribution each
dated as of [          ], 1997 (the "Distribution Agreements") between ITT and
Destinations on the one hand (the "Destinations Distribution"), and ITT and ESI on the other hand (the "ESI Distribution")(collectively, the "Distributions").

     WHEREAS, the Board of Directors of ITT has determined that it is appropriate and desirable to distribute to the holders of shares of common stock, par value $1.00 per share, of ITT (the "ITT Common Stock") all of the outstanding shares of common stock of Destinations (the "Destinations Common Stock") and all of the outstanding shares of common stock of ESI held by ITT (the "ESI Common Stock"); and

     WHEREAS, each of ITT, ESI and Destinations has determined that it is necessary and desirable to allocate and assign responsibility for certain employee benefit liabilities in respect of the activities of the businesses of such entities on and following the Distribution Dates (as defined herein).

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, ITT, ESI and Destinations agree as follows:

1.  PURPOSE AND DEFINITIONS.

     a. Purpose. The purpose of this Benefits Agreement is to set forth the agreement of ITT, Destinations and ESI regarding the allocation and assignment of the respective rights and obligations of ITT, Destinations and ESI before and after the Distributions with respect to their current and former employees and with respect to benefits and compensation matters pertaining thereto.

     b. Definitions. In addition to the terms defined in the text hereof, as used in this Benefits Agreement, the following terms shall have the following meanings (applicable to both the singular and plural forms of the terms defined):

          Applicable Distribution Date: means (A) with respect to, respectively, ITT and ITT Individuals and Destinations and Destinations Individuals, the Destinations Distribution Date, and (B) with respect to ESI and ESI Individuals, the Earlier Distribution Date.

          Code:  means the Internal Revenue Code of 1986, as amended.

          Destinations Distribution Date: means the date as of which Destinations Common Stock is distributed by ITT to shareholders of ITT.

          Destinations Employee: means an individual who is employed (including an individual who is not actively employed due to an approved disability, lay-off with right of recall or an authorized leave of absence (or who is receiving salary continuation severance payments)) by Destinations or any of Destinations' subsidiaries immediately prior to the Destinations Distribution. The term "Destinations Employee" will also include all headquarters staff employees of ITT immediately prior to the Destinations Distribution other than those whose names are set forth on Schedule A hereto.

          Destinations Former Employee: means a former headquarters staff employee of ITT (other than an ITT Former Employee) or an employee of Destinations or any of Destinations' subsidiaries whose employment terminated prior to the Destinations Distribution.

          Destinations Individual: means each Destinations Employee and Destinations Former Employee.

          Distribution Dates: means the Destinations Distribution Date and ESI Distribution Date.

          Earlier Distribution Date: means the ESI Distribution Date or the Destinations Distribution Date, whichever first occurs.

          ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

          ESI Distribution Date: means the date as of which ESI Common Stock is distributed by ITT to shareholders of ITT.

          ESI Employee: means an individual who is employed (including an individual who is not actively employed due to an approved disability, lay-off with right of recall or an authorized leave of absence (or who is receiving salary continuation severance payments)) by ESI or any of ESI's subsidiaries immediately prior to the ESI Distribution Date.

          ESI Former Employee: means a former employee of ESI whose employment with ESI terminated prior to the ESI Distribution Date.

          ESI Individual:  means each ESI Employee and ESI Former Employee.

          ESI Stand-Alone Plan: means each benefit or compensation plan, program, policy or arrangement maintained for the exclusive benefit of all or some ESI Individuals including, but not limited to, those set forth on Schedule B hereto.

          ITT Employee: means an individual who is employed (including an individual who is not actively employed due to an approved disability, lay-off with right of recall or an authorized leave of absence (or who is receiving salary continuation severance payments)) by WD or any of WD's subsidiaries immediately prior to the Destinations Distribution. The term "ITT Employee" will also include those headquarters staff employees of ITT immediately prior to the Destinations Distribution whose principal duties relate to WD and its subsidiaries and whose names are set forth on Schedule A hereto.

          ITT Former Employee: means a former employee of WD or its subsidiaries whose employment with WD or any of WD's subsidiaries terminated prior to the Destinations Distribution.

          ITT Individual:  means each ITT Employee and ITT Former Employee.

          1995 Agreement: means the Employee Benefits Services and Liability Agreement, dated as of November 1, 1995, among ITT Corporation, a Delaware corporation ("Industries"), ITT Destinations, Inc., a Nevada corporation (the predecessor to ITT), and ITT Hartford Group, Inc., a Delaware corporation ("Hartford").

          1995 Agreement Novation: means the amendment of the 1995 Agreement pursuant to which the parties thereto agree that, upon the Destinations Distribution, (i) Destinations will become the successor to ITT's rights and obligations under the 1995 Agreement, (ii) with respect to its obligations under Section 1 of the 1995 Agreement, Industries will continue to credit future service of ITT Employees, ESI Employees and Destinations Employees for vesting and eligibility purposes under the ITT Industries Salaried Retirement Plan, (iii) Industries and Hartford will release ITT and ESI from the guarantees and indemnities which would otherwise be provided by ITT and ESI to Industries and Hartford under Section 3(c) of the 1995 Agreement to the extent that either ITT and/or ESI would be deemed a successor to ITT under the 1995 Agreement, and (iv) Industries will indemnify Destinations for pension liabilities retained by Industries under the 1995 Agreement with respect to ITT Individuals, ESI Individuals and Destinations Individuals.

          Retiree-Eligible: means (A) an ITT Individual or Destinations Individual who, as of the Destinations Distribution Date, and (B) an ESI Individual who, as of the ESI Distribution Date, would have satisfied the eligibility requirements for post-retirement medical benefits under ITT's medical plan for salaried retirees (the "Destinations -- Assumed Salaried Retiree Medical Plan") if he or she were then to retire.

          WD: means ITT World Directories, Inc., a Delaware corporation, and a wholly-owned subsidiary of ITT.

          WD Stand-Alone Plan: means each benefit or compensation plan, program, policy or arrangement maintained for the exclusive benefit of all or some ITT Individuals (including, but not limited to, those plans, programs, policies or arrangements set forth on Schedule C hereto).

     2. EMPLOYEES. Effective as of the Applicable Distribution Date, (a) ITT Employees shall remain employees of ITT or its subsidiaries and ESI Employees shall remain employees of ESI, and (b) Destinations Employees shall remain or become (as applicable) employees of Destinations or its subsidiaries. If the Destinations Distribution Date occurs prior to the ESI Distribution Date, ESI Employees and employees hired on or after the Destinations Distribution Date but prior to the ESI Distribution Date shall remain employees of ESI. Nothing contained in this Section 2 shall confer on any ITT Employee, any Destinations Employee or any ESI Employee any right to continued employment, whether before or after the Applicable Distribution Date.

     3. GENERAL PRINCIPLES. Except as otherwise provided in this Benefits Agreement, as of the Applicable Distribution Date:

     a. Except as expressly provided herein, Destinations or its subsidiaries will assume or maintain sponsorship of, and all liability under, all employee benefit plans (as such term is defined in Section 3(3) of ERISA), and all other plans, programs, policies and arrangements sponsored by ITT and its subsidiaries (including all funding vehicles), which include (but are not limited to) those set forth on Schedule D hereto. ITT will assume, or one of its subsidiaries will retain, sponsorship of all WD Stand-Alone Plans and any plans, programs, policies and arrangements of ITT and its subsidiaries (other than those set forth on Schedule D hereto) that predominantly cover ITT Individuals. ESI will retain or assume (as applicable) sponsorship of all ESI Stand-Alone Plans and any plans, programs, policies and arrangements (other than those set forth on Schedule D hereto), if any, that predominantly cover ESI Individuals.

     b. Except as otherwise specifically provided herein, ITT, ESI and Destinations each will have in effect, as of the Applicable Distribution Date, benefit and compensation plans, programs, policies and arrangements for ITT Individuals, ESI Individuals and Destinations Individuals, respectively, which are comparable, in the aggregate, to those made available to such individuals immediately prior to the Applicable Distribution Date.

     c. ITT, Destinations and ESI each will be allocated liability for employment-related claims regardless of when filed (including, but not limited to, harassment and discrimination) based upon whether the claimant was at the time the claim arose, respectively, an ITT Individual, Destinations Individual or ESI Individual.

     d. Except as specifically provided herein, as of the Applicable Distribution Date, all benefit liabilities relating to (i) ITT Former Employees which presently are ITT or WD liabilities will be retained by ITT, (ii) ESI Former Employees which presently are ITT or ESI liabilities will be retained or assumed by ESI, as applicable, and (iii) Destinations Former Employees which presently are ITT liabilities will be assumed by Destinations.

     e. Except to the extent recognition of past service credit would result in a duplication of benefits, ITT, Destinations and ESI each will give past service credit under its applicable benefit plans, programs, policies and arrangements to participants therein to the extent their past service credit was recognized under the comparable benefit plan, program, policy or arrangement of ITT or its subsidiaries in which the individual participated immediately prior to the Applicable Distribution Date.

     f. Unless otherwise specifically provided herein, no provision of this Benefits Agreement will be construed as requiring Destinations, ESI or ITT to continue any plan, program, policy or arrangement for any period of time after the Distributions.

     g. Subject to the execution of the 1995 Agreement Novation, Destinations will assume all of the rights and obligations of ITT under the 1995 Agreement. ITT will use its reasonable best efforts prior to the Destinations Distribution Date to cause the 1995 Agreement Novation to be executed by ITT, Industries and Hartford and, if such 1995 Agreement Novation is not executed prior to the Destinations Distribution Date, the parties hereto shall use their reasonable best efforts to cause such 1995 Novation Agreement to be executed as soon as practicable thereafter. If the 1995 Agreement Novation is not executed, ITT (and, to the extent applicable, its subsidiaries following both of the Distributions) will retain all of the rights and obligations of ITT under the 1995 Agreement, but as between ITT and Destinations, Destinations shall indemnify and pay or reimburse ITT for any and all losses, liabilities, claims, damages, demands, costs or expenses (including without limitation, reasonable attorneys' fees and any and all out-of-pocket expenses) incurred by ITT arising out of, by reason of, or otherwise in connection with the 1995 Agreement. Destinations will have subrogation rights from ITT against Industries and Hartford to the extent it make any payments to ITT in accordance with this Section 3(g). ESI and ITT will provide such information to Destinations as shall be reasonably necessary for Destinations to exercise its rights and privileges and to satisfy its obligations under the 1995 Agreement and/or the 1995 Agreement Novation.

     h. Each party hereto will amend its respective plans, programs, policies and arrangements (whether newly established, assumed or retained) to the extent necessary to reflect the provisions of this Benefits Agreement.

     i. Any ITT Employee, ESI Employee or Destinations Employee who continues in employment with ITT, ESI or Destinations or any related subsidiaries following the Applicable Distribution Date shall not be deemed to have terminated employment solely as a result of the Destinations Distribution or ESI Distribution, as applicable, for purposes of any benefit or compensation plan, program, policy or arrangement maintained by ITT, ESI or Destinations.

4.  PENSION PLANS -- QUALIFIED RETIREMENT PLAN AND EXCESS PENSION PLANS.

     a. Qualified Pension Plans/Transfer of Assets and Liabilities.

          i. Effective as of the Destinations Distribution Date, Destinations will assume sponsorship of the ITT Corporation Salaried Retirement Plan (the "Destinations-Assumed Retirement Plan") and its related trust (the "Destinations-Assumed Retirement Plan Trust"). ITT Employees will cease to accrue further benefits under the Destinations-Assumed Retirement Plan as of the Destinations Distribution Date and ESI Employees will cease to accrue further benefits under the Destinations-Assumed Retirement Plan as of the Earlier Distribution Date. ITT will, before the Applicable Distribution Date, provide any notices that may be required with respect to such cessation under Section 204(h) of ERISA.

          ii. Effective as of the Applicable Distribution Date, ITT and ESI each will establish a new defined benefit plan intended to be tax-qualified under Section 401(a) of the Code for the benefit of ITT Employees and ESI Employees, respectively (the "ITT Retirement Plan" and the "ESI Retirement Plan"). The ESI Retirement Plan will recognize all service for benefit eligibility and vesting purposes rendered by such ESI Employees including service prior to the Applicable Distribution Date (such service prior to such Distribution Date to be as determined under the Destinations-Assumed Retirement Plan as in effect on such Distribution Date). The ITT Retirement Plan will (A) recognize all service for benefit eligibility, vesting and benefit accrual purposes rendered by such ITT Employees prior to the Destinations Distribution Date (such service prior to the Destinations Distribution Date to be as determined under the Destinations-Assumed Retirement Plan as in effect on the Destinations Distribution Date) and all service for benefit eligibility and vesting purposes on and after the Distribution Date and (B) provide an offset of any benefit payable with respect to service recognized under a qualified defined benefit plan maintained by Industries or Hartford (or one of their respective subsidiaries) under the 1995 Agreement covering the same period of service.

          iii. Upon receipt by ITT of a favorable determination letter from the Internal Revenue Service to the effect that the ITT Retirement Plan meets the requirements for qualification under Section 401(a) of the Code (or an opinion of counsel for ITT to such effect in a form satisfactory to Destinations), Destinations shall cause to be transferred from the Destinations-Assumed Retirement Plan Trust to the trust established under the ITT Retirement Plan assets having a fair market value equal to the aggregate present value of the accrued benefit obligation attributable to ITT Employees under the Destinations-Assumed Retirement Plan, calculated as of the Destinations Distribution Date on a plan termination basis in accordance with actuarial assumptions and procedures consistent with Code sec. 414(l), plus interest from the Destinations Distribution Date to the date of such transfer at the interest yield reflected in the three-month Treasury Bill Auction average, as published in the Federal Reserve Statistical Release H.15 for the last such auction immediately prior to the Destinations Distribution Date, and reduced by distributions to ITT Employees from the Destinations-Assumed Retirement Plan during the period commencing on the Destinations Distribution Date and ending on the date of such transfer. Such calculation shall be made by Towers Perrin, the enrolled actuary currently retained to value the Destinations-Assumed Retirement Plan ("Pension Actuary"). Upon such transfer of assets, the ITT Retirement Plan will assume the liabilities related to the assets transferred to it.

          iv. Destinations will retain all assets and accrued liabilities under the Destinations-Assumed Retirement Plan attributable to (A) ESI Individuals, (B) ITT Former Employees for benefits accrued prior to the Earlier Distribution Date and (C) Destinations Individuals. Under the Destinations-Assumed Retirement Plan, Destinations will (A) continue to credit service (using the eligibility service definition set forth in the Destinations-Assumed Retirement Plan as in effect on the Destinations Distribution Date) of ESI Employees with ESI following the Destinations Distribution Date solely for benefit eligibility and vesting purposes (but not for benefit accrual purposes), and (B) not recognize any compensation paid to ESI Employees on and after the Earlier Distribution Date. Destinations will provide the benefits to ESI Individuals which had accrued as of the Earlier Distribution Date under the Destinations-Assumed Retirement Plan upon their retirement or other termination of employment with ESI or its subsidiaries in accordance with the terms of the Destinations-Assumed Retirement Plan.

     b. Excess Pension Plans.

          i. Except as provided below in this Section 4.b., effective as of the Destinations Distribution Date, Destinations will assume all liabilities accrued as of the Destinations Distribution Date under the ITT Corporation Excess Pension Plan I-A, ITT Corporation Excess Pension Plan I-B and ITT Corporation Excess Pension Plan II (the "Excess Pension Plans") and assets under the grantor trust established with respect thereto by ITT with Bankers Trust Company as trustee (the "Excess Pension Trust").

          ii. Effective as of the Earlier Distribution Date, ESI will establish a new excess pension plan and grantor trust. The new excess pension plan established by ESI for ESI Employees shall recognize all service for benefit eligibility, vesting and benefit accrual purposes rendered by such ESI Employees including service prior to the Earlier Distribution Date (such service prior to the Earlier Distribution Date to be as determined under the Excess Pension Plans as in effect on the Earlier Distribution
     Date). ITT may establish, as of the Destinations Distribution Date, a new excess pension plan and grantor trust. The new excess pension plan, if any, established by ITT for ITT Employees shall (A) recognize all service for benefit eligibility, vesting and benefit accrual purposes rendered by such ITT Employees including service prior to the Destinations Distribution Date (such service prior to the Destinations Distribution Date to be as determined under the Excess Pension Plans as in effect on the Destinations Distribution Date) and (B) provide for an offset of any benefit payable with respect to service recognized under the Destinations-Assumed Excess Pension Plans covering the same period of service.

          iii. Destinations will retain all assets and accrued liabilities under the Excess Pension Plans attributable to Destinations Individuals. Subject to the execution of the 1995 Agreement Novation, Destinations will retain all assets and accrued liabilities under the Excess Pension Plans attributable to ITT Individuals and will continue to credit service of ITT Employees with ITT or its successors following the Destinations Distribution Date solely for vesting purposes (but not for early retirement benefit eligibility or benefit accrual purposes) under the Excess Pension Plans. Destinations will provide the benefits to ITT Individuals which have accrued as of the Destinations Distribution Date under the Excess Pension Plans upon their retirement or other termination of employment with ITT or its subsidiaries in accordance with the respective terms of the Excess Pension Plans.

          iv. As soon as practicable following the Earlier Distribution Date, Destinations or ITT, as applicable (whichever entity is then sponsor of the Excess Pension Plans), will cause to be transferred from the Excess Pension Trusts to one or more grantor trusts to be established by ESI, assets on behalf of ESI Individuals. The determination of the amount of assets to be transferred in respect of such accrued benefit obligations shall be performed by the Pension Actuary and shall be equal to the reserve set forth on the books of ITT attributable to ESI Individuals as of the prior year-end adjusted for accruals up to the Earlier Distribution Date.

          v. Effective upon the transfer of assets from the Excess Pension Trusts to the excess pension trust established by ESI, as described in
     Section 4.b.iv. above, ESI will assume all liabilities accrued under the Excess Pension Plans in respect of ESI Individuals. The transfer of assets from the Excess Pension Plan Trust to a newly established plan and grantor trust of ESI will be contingent upon waiver, to the extent deemed necessary by ITT or Destinations, as applicable (whichever entity is then sponsor of such plan) by ESI Individuals who are participants in the Excess Pension Plans of their respective rights under the Excess Pension Plans and Excess Pension Trust.

          vi. If the 1995 Agreement Novation is not executed by December 31, 1997, the foregoing provisions of Section 4.b.iv. and 4.b.v. shall be extended to also apply to ITT and ITT Individuals such that ITT will accept a transfer of assets and liabilities from the Excess Pension Plans and Excess Pension Trust attributable to ITT Individuals. If ITT files for bankruptcy protection under chapter 7 of the United States Bankruptcy Code (or any similar state bankruptcy law) at any time within five years following the Destinations Distribution Date, Destinations will be contingently liable for the benefits accrued under the Excess Pension Plans by ITT Individuals from December 19, 1995, through the Destinations Distribution Date (the "Interim Liabilities") to the extent that any portion of the Interim Liabilities are not fully paid by ITT, Industries or Hartford. Destinations will have subrogation rights against such parties to the extent that it makes any payments to or in respect of ITT Individuals as a result of such contingent liability.

5.  SAVINGS PLAN.

     a. Qualified 401(k) Plan.

          i. Effective on the Destinations Distribution Date, Destinations will assume sponsorship of the ITT 401(k) Retirement Savings Plan (the "401(k) Plan") and related trust and will retain liability for benefits of Destinations Individuals, ITT Former Employees and ESI Former Employees.

          ii. Effective as of the Earlier Distribution Date, the 401(k) Plan shall be converted by ITT or Destinations, as applicable (whichever entity is then sponsor of such plan), into a multiple employer plan within the meaning of Section 413(c) of the Code and such plan shall be maintained as a multiple employer plan and shall accept contributions from ITT, ESI and Destinations, and their respective employees, until such time as the transfers described in Section 5.a.iv. hereof are effectuated, but in no event later than December 31, 1997; it being understood that certain limitations on the investment and reinvestment of employer securities may be imposed by Bankers Trust Company, as trustee of the 401(k) Plan during the period that the 401(k) Plan is maintained as a multiple employer plan.

          iii. Effective no later than January 1, 1998, ITT and ESI each will establish, or cause to be established, a new qualified 401(k) plan and related trust to be sponsored, respectively, by ITT and ESI.

          iv. Upon receipt by ITT and ESI of favorable determination letters from the Internal Revenue Service to the effect that their respective newly established plan meets the requirements for qualification under Section 401(a) of the Code (or an opinion of counsel for ITT and ESI, as applicable, to such effect in a form satisfactory to Destinations), Destinations will cause to be transferred to the trusts established under the newly-established 401(k) plans sponsored by ITT and ESI, the respective account balances (including any loans and qualified domestic relations orders pertaining thereto) of ITT Employees and the ESI Employees, and will cause to be transferred the funds related thereto to the trusts established under such plans. Upon such transfer, ITT and ESI will assume the related liabilities.

     b. Excess Savings Plan.

          i. Except as provided below in this Section 5.b, effective as of the Destinations Distribution Date, Destinations will assume sponsorship of the ITT Corporation Excess Savings Plan (the "Excess Savings Plan") and the related grantor trust established with Bankers Trust Company as trustee (the "Excess Savings Plan Trust").

          ii. Effective as of the Earlier Distribution Date, ESI will establish, or cause to be established, a new excess savings plan ("ESI Excess Savings Plan") and related grantor trust ("ESI Excess Savings Plan Trust") to be sponsored by ESI. Effective as of the Destinations Distribution Date, ITT may establish, or cause to be established, a new excess savings plan and related grantor trust to be sponsored by ITT.

          iii. Destinations will retain all assets and accrued liabilities under the Excess Savings Plan attributable to Destinations Individuals and ITT Individuals and the hypothetical accounts attributable to such individuals will continue to be credited with interest in accordance with such plan. Destinations will continue to credit service of ITT Employees with ITT or its successors following the Destinations Distribution Date solely for vesting purposes under the Excess Savings Plan. Destinations will pay the value of the hypothetical accounts under the Excess Savings Plan, including earnings thereon in accordance with the terms of such plan, to ITT Individuals who, on or before the Destinations Distribution Date, participated in the Excess Savings Plan upon their retirement or other termination of employment with ITT or its subsidiaries in accordance with the terms of such plan.

          iv. As soon as practicable following the Earlier Distribution Date, ITT or Destinations, as applicable (whichever entity is then sponsor of the Excess Savings Plan), will cause to be transferred to the ESI Excess Savings Plan Trust, assets equal to the hypothetical account balances of ESI Individuals as determined by the recordkeeper of the Excess Savings Plan as of the Earlier Distribution Date.

          v. Effective upon the transfer of assets from the Excess Savings Plan Trust to the ESI Excess Savings Plan Trust, as described in Section 5.b.iv. above, ESI will assume all liabilities accrued under the Excess Savings Plan in respect of ESI Individuals. The transfer of assets from the Excess Savings Plan Trust to the ESI Excess Savings Plan and the ESI Excess Savings Trust will be contingent upon waiver, to the extent deemed necessary by ITT or Destinations, as applicable (whichever entity is then sponsor of the Excess Savings Plan) by ESI Individuals who are participants in the Excess Savings Plan of their respective rights under the Excess Savings Plan and the Excess Savings Plan Trust.

6.  DEFERRED COMPENSATION PLAN.

     a. Effective as of the Destinations Distribution Date, Destinations will assume sponsorship of, and, except as provided in Section 6.b. below, be solely responsible for all liabilities under, the ITT Corporation Deferred Compensation Plan (the "Deferred Compensation Plan").

     b. Effective as of the Destinations Distribution Date, Destinations will assume all company-owned life insurance policies which were purchased by ITT at any time prior to the Destinations Distribution Date in order to finance the obligations arising under the Deferred Compensation Plan. As of the Earlier Distribution Date, ESI will assume liability for the obligation under the Deferred Compensation Plan relating to ESI Employees and Destinations will transfer assets (which could include cash through settlement of the inter-company account) to ESI equal to this obligation.

7.  MEDICAL AND LIFE INSURANCE PLANS.

     a. Pre-Retirement Medical.

          i. Effective as of the Destinations Distribution Date, Destinations will assume sponsorship of all ITT medical (including dental) plans and arrangements for Destinations Employees, ITT Employees and ESI Employees (except WD Stand-Alone Plans and ESI Stand-Alone Plans) (the "ITT Health Plans").

          ii. ITT and ESI each will be required to establish medical plans and arrangements, respectively, for ITT Employees and ESI Employees and their eligible dependents, such plans to be in effect as of the Applicable Distribution Date. To the extent permitted under any applicable indemnity, health maintenance organization or stop-loss contracts, the newly established ITT and ESI health plans will waive waiting periods, pre-existing conditions to the extent waived or satisfied under the applicable ITT Health Plan, and credit deductible/copayments satisfied by ITT Employees and ESI Employees and their eligible dependents as of the Applicable Distribution Date. If requested by ITT or ESI, Destinations will assist in the development of appropriate administrative procedures to be implemented in connection with ITT's and ESI's newly established medical plans and arrangements.

          iii. Destinations will assume liability for all eligible claims and expenses incurred prior to the respective required establishment dates set forth in Section 7.a.ii. hereof by Destinations Individuals, ITT Individuals and their respective eligible dependents under the ITT Health Plans provided that such claims are timely filed in accordance with the terms of the ITT Health Plans. Destinations will assume or retain responsibility for continuation health coverage under ITT Health Plans under ERISA Section 601 et. seq. with respect to ITT Former Employees and their dependents. ITT shall retain responsibility for such continuation coverage with respect to dependents of ITT Employees.

          iv. ESI will be responsible for all claims and expenses under the ITT Health Plans incurred by ESI Individuals whether prior to or on or following the ESI Distribution Date. ESI shall assume responsibility for continuation coverage under ERISA Section 601 et. seq. with respect to ESI Individuals. As soon as possible after the ESI Distribution Date, Destinations will settle up with ESI with respect to claims incurred prior to the ESI Distribution Date in the manner normally used in connection with such settlements with respect to ITT and ESI. For administrative purposes, the end of the month preceding the ESI Distribution Date may be used in lieu of the ESI Distribution Date in this Section 7.a.iv. As of the Applicable Distribution Date, ITT will transfer to ESI the reserves set forth on the books of ITT for medical benefits for disabled ESI Individuals.

     b. Post-Retirement Medical.

          i. As of the Destinations Distribution Date, Destinations will assume sponsorship of, and liability for, all post-retirement medical obligations under the ITT Salaried Retiree Medical Plan for Destinations Individuals, ITT Former Employees (except as provided in section 7.b.iii. below) and ESI Former Employees unless such liabilities were allocated to a party, other than ITT, under the 1995 Agreement.

          ii. As of the Applicable Distribution Date, ITT will retain liability for, and ESI will assume liability for, all future post-retirement medical plan and arrangement obligations attributable to ITT Employees and ESI Employees, respectively, including those ITT Employees and ESI Employees who are Retiree-Eligible.

          iii. It is expressly understood that the medical plan in effect for ITT Individuals who are or were employed by WD or any of WD's subsidiaries in Puerto Rico is a WD Stand-Alone Plan and thus ITT will retain liability for all obligations thereunder, including to ITT Former Employees.

          iv. If ITT files for bankruptcy protection under chapter 7 of the United States Bankruptcy Code (or any similar state bankruptcy law) at any time within five years following the Destinations Distribution Date and, as a result thereof, ITT is unable to provide the post-retirement medical benefits to ITT Employees who are Retiree-Eligible (and their eligible dependents), then Destinations will be secondarily liable for providing such post-retirement medical benefits for any such ITT Employee (and his or her eligible dependents) provided that (A) Destinations is then providing such post-retirement benefits to its retirees and (B) ITT has provided continuous post-retirement medical benefits to its retirees comparable to those provided by Destinations to its retirees from the date of the Destinations Distribution Date through the date it has filed for bankruptcy protection. For purposes hereof, Destinations' obligations shall not pertain to any coverage required to be provided by any party, other than ITT (then known as ITT Destinations, Inc.), to the 1995 Agreement. ITT, or any successor thereto, will indemnify Destinations for any amount paid by Destinations to or in respect of ITT Employees (and their eligible dependents) under this Section 7.b.iv. As of the Applicable Distribution Date, ITT will transfer to ESI the reserves set forth on the books of ITT for medical benefits for disabled ESI Individuals.

          v. If within five years of the Destinations Distribution Date, ITT proves, to the reasonable satisfaction of Destinations, that as a result of a reduction of employment in the number of ITT Employees, ITT is unable to obtain or continue a group medical policy providing post-retirement medical benefits to then retired ITT Employees who are Retiree-Eligible (and their eligible dependents), Destinations will use its best efforts to include such individuals under its group policy provided that the conditions in clauses (A) and (B) of Section 7.b.iv are satisfied except that the date on which it is unable to obtain or continue a group policy shall be substituted for the date on which it filed for bankruptcy protection in clause (B).

     c. Retiree Life.

          i. As of the Destinations Distribution Date, Destinations will assume liability for retiree life insurance coverage for Destinations Individuals and ITT Former Employees and ITT will assume liability for such insurance coverage for ITT Employees and, as of the Earlier Distribution Date, ESI will assume liability for such insurance coverage for ESI Individuals, respectively, who are not otherwise covered under the 1995 Agreement.

          ii. As of the Destinations Distribution Date, Destinations will assume sponsorship of the VEBA sponsored by ITT prior to the Destinations Distribution Date (the "Destinations-Assumed VEBA").

          iii. As soon as practicable following the Destinations Distribution Date, Destinations will transfer an allocable share of the assets held under the Destinations-Assumed VEBA attributable to retiree life benefits of ITT Employees and of ESI Individuals to newly established VEBAs of ITT, if any, and ESI, respectively, or to an insurance company that will be providing such retiree life insurance benefits. Coopers & Lybrand will in good faith determine the allocable shares to be apportioned from the Destinations-Assumed VEBA. Any determination by Coopers & Lybrand will be binding on the parties hereto (subject only to correction for mathematical and other clerical errors).

8.  LONG-TERM DISABILITY PLANS.

     a. As of the Destinations Distribution Date, Destinations will assume sponsorship of the ITT Salaried Employees Long-Term Disability Plan and, in connection therewith, shall be responsible for long-term disability benefits coverage for all Destinations Individuals not otherwise covered by ITT Industries pursuant to the 1995 Agreement.

     b. As of the Applicable Distribution Date, ITT and ESI will adopt long-term disability plans covering eligible ITT Employees and ESI Employees who are not otherwise covered by ITT Industries pursuant to the 1995 Agreement. ITT and ESI each will be allocated a proportionate share of any assets under the VEBA attributable thereto, including any assets (and any related liability) for incurred but unreported claims and Destinations will transfer such amounts to newly established VEBAs of ITT and ESI, respectively or to an insurance company that will be providing such long-term disability coverage. Metropolitan Life Insurance Company will determine, in good faith, the allocation of such assets among Destinations, ITT and ESI and such determination based on such actuarial factors as it deems appropriate, shall be binding on the parties hereto (subject only to correction for mathematical and other clerical errors).

9. SPLIT-DOLLAR INSURANCE. Effective as of the Destinations Distribution Date, Destinations will assume all obligations and funding arrangements under a certain split dollar insurance arrangement for the benefit of Rand V. Araskog originally dated on or about March 7, 1995 and assumed by ITT on March 26, 1997 (but effective as of December 19, 1995).

10. COMPANY-PAID DEATH BENEFITS. Effective as of the Destinations Distribution Date, Destinations will assume all liability under the ITT Corporation Executive Death Benefit Program (the "Death Benefit Program") and shall assume sponsorship of the related grantor trust with Bankers Trust Company as trustee which was funded to cover future premium payment obligations under the Death Benefit Program.

11.  DIRECTORS' BENEFITS.

     a. Effective as of the Destinations Distribution Date, Destinations will assume all liabilities and assets under the Retirement Benefit Plan for Non-Management Directors of ITT Corporation.

     b. Effective as of the Destinations Distribution Date, Destinations will assume liability under the group life insurance program of ITT and the ITT Group Accident Program.

12.  SEVERANCE.  Effective upon the Applicable Distribution Date:

     a. ITT, Destinations and ESI each will be liable for any severance pay and benefits (including salary continuation) owing, as of the Applicable Distribution Date, to ITT Individuals, Destinations Individuals and ESI Individuals, respectively.

     b. For a period of twenty-four months following the Applicable Distribution Date, ITT, Destinations and ESI agree that they will each provide severance benefits to ITT Employees, Destinations Employees and ESI Employees, respectively, on a basis no less favorable than the standard severance (without regard to any special severance paid in connection with ITT's 1997 restructuring or in the event of a change in control) in effect on the date hereof. Nothing herein shall be construed as limiting any individual's rights under any applicable law or any existing severance plan, policy, program, arrangement or employment contract (including, but not limited to, any special severance benefits provided pursuant to ITT's 1997 restructuring) with ITT, Destinations and ESI.

13. ANNUAL SERVICE RECOGNITION/BONUS AWARDS. ITT, Destinations and ESI will each be responsible for providing any accrued annual service recognition awards and bonus compensation to which individuals would otherwise be entitled in respect of the 1997 calendar year and thereafter to persons who are their respective employees immediately following the Applicable Distribution Date, and will make appropriate adjustments to any currently outstanding awards and any applicable performance criteria thereunder as deemed necessary to equitably reflect the effect of the Distributions.

14.  STOCK OPTIONS.

     a. ITT stock options ("ITT Options") granted under the 1995 ITT Corporation Incentive Stock Plan (the "ITT Stock Plan") which are held immediately prior to the Destinations Distribution by Destinations Individuals, ITT Former Employees and current and former directors of ITT will be assumed by Destinations under a newly established stock option plan to be sponsored by Destinations and will be converted into options to purchase Destinations stock ("Destinations Options").

     b. ITT stock options granted under the ITT Stock Plan which are held by ESI Individuals immediately prior to the ESI Distribution will be assumed by ESI and converted into options to purchase ESI stock ("ESI Options").

     c. ITT will retain the ITT Stock Plan and the obligations under that plan with respect to stock options granted thereunder that are held by or in respect of ITT Employees.

     d. The number of Destinations Options and ESI Options into which such ITT stock options will be converted and the number of ITT Options retained by ITT Employees, and the respective exercise prices thereof, will be adjusted as necessary to preserve the economic value of such options inherent in such options immediately prior to the Destinations Distribution Date or ESI Distribution Date, respectively, and any option grant in respect of Destinations or ESI common stock held, respectively, by a Destinations Individual or an ESI Individual will expressly provide that it is being granted in full satisfaction of, and in substitution for, any and all ITT stock options outstanding at the Applicable Distribution Date.

15.  RESTRICTED STOCK.

     a. ITT will retain the 1996 Restricted Stock Plan for Non-Employee Directors (the "1996 Restricted Stock Plan"). All liability for restricted shares of ITT Common Stock held by Destinations Individuals and by current and former directors of ITT immediately prior to the Destinations Distribution Date under the 1996 Restricted Stock Plan will be assumed by Destinations under its newly established stock incentive plan (the "Destinations Restricted Stock Plan").

     b. Destinations will adjust the number of restricted shares of Destinations Common Stock held by Destinations Individuals and by current and former directors of ITT to preserve the economic value of such restricted shares inherent in such restricted stock immediately prior to the Destinations Distribution Date and any award of Destinations restricted common stock made in respect thereof under the Destinations Restricted

Stock Plan will expressly provide that it is being made in full satisfaction of, and in substitution for, any and all shares of ITT restricted stock awards outstanding under the 1996 Restricted Stock Plan at the Applicable Distribution Date.

16.  FOREIGN PLANS.

     Subject to applicable local law requirements and to the extent practicable, the respective rights and obligations of ITT, ESI and Destinations (and their respective subsidiaries) with respect to plans maintained by ITT and its subsidiaries immediately prior to the Applicable Distribution Date outside of the United States will be treated in a manner consistent with the general principles described in Section 3 of this Benefits Agreement; provided, however, that nothing herein shall be construed so as to (A) modify the terms and conditions of employment of any ITT Employee, ESI Employee or Destinations Employee who is employed outside of the United States (a "Foreign Employee") or
(B) constitute an actual or constructive termination of any Foreign Employee's employment with ITT, ESI, Destinations or any of their respective subsidiaries, as applicable.

17.  COOPERATION.

     a. Destinations, ESI and ITT will cooperate in providing each other and other necessary parties with such data as may be necessary to administer their respective benefit plans in accordance with the terms of this Agreement, the 1995 Agreement and, if executed, the 1995 Agreement Novation.

     b. ITT, ESI and Destinations agree to cooperate in completing all necessary filings with the Internal Revenue Service, Department of Labor and Pension Benefit Guaranty Corporation with respect to the matters provided herein and will apprise the other parties hereto of any written or oral communication to or from any such agency with respect thereto which may bear on such other parties' interests hereunder.

18. NO THIRD PARTY BENEFICIARIES. Notwithstanding anything to the contrary herein, this Benefits Agreement is solely for the benefit of ITT, ESI and Destinations. There shall be no third party beneficiaries under this Benefits Agreement, including, without limitation, any Destinations Individual, ESI Individual or ITT Individual.

19. INCORPORATION BY REFERENCE. This Benefits Agreement is part of the Distribution Agreements, and shall be incorporated by reference into the Distribution Agreements as if set forth fully therein. Without limiting the generality of the foregoing, the parties acknowledge and agree that all provisions of the applicable Distribution Agreement relating to indemnities shall be applicable with respect to the matters described herein as if such terms were incorporated herein and a part hereof.

20. DISPUTE RESOLUTION. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Benefits Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), the general counsels of the relevant parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute.

     If after such reasonable period such general counsels are unable to settle such Agreement Dispute (and in any event after 60 days have elapsed from the time the relevant parties began such negotiations), such Agreement Dispute shall be determined, at the request of any relevant party, by arbitration conducted in New York City, before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association (the "Rules"), and any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. sec.10(a) as in effect on the date hereof), and judgment may be entered by any state or Federal court having jurisdiction thereof in accordance with Section 21(o) hereof. Unless the arbitrator otherwise determines, the pre-trial discovery of the then-existing Federal Rules of Civil Procedure and the then-existing Rules 46 and 47 of the Civil Rules for the United States District Court for the Southern District of New York shall apply to any arbitration hereunder. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Benefits Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Section 20 shall be determined by the arbitrator. The arbitrator shall be a retired or former judge of any United States District Court or Court of Appeals or such other qualified person as the relevant parties may agree to designate, provided such individual has had substantial professional experience with regard to settling sophisticated commercial disputes. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The designation of a situs or a governing law for this Benefits Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In his award the arbitrator shall allocate, in his discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. The undersigned agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award punitive damages.

21.  MISCELLANEOUS.

     a. Complete Agreement; Construction. This Benefits Agreement, including all Schedules attached hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     b. Supersession. In the event of any conflict between any of the terms of this Benefits Agreement and the terms of either Distribution Agreement, the terms of this Benefits Agreement will govern.

     c. Counterparts. This Benefits Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     d. Survival of Agreements. Except as otherwise contemplated by this Benefits Agreement, all covenants and agreements of the parties contained in this Benefits Agreement shall survive the Destinations Distribution Date and ESI Distribution Date.

     e. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

To ITT:           1330 Avenue of the Americas New York, NY 10019
Attn:             General Counsel
To ESI:           5975 Castle Creek Parkway -- North Drive Indianapolis, IN
                  46250
Attn:             General Counsel
To Destinations:  1330 Avenue of the Americas New York, NY 10019
Attn:             General Counsel

     f. Waivers. The failure of either party to require strict performance by the other party of any provision in this Benefits Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision thereof.

     g. Amendments. This Benefits Agreement may be amended and restated in its entirety by Destinations in connection with the acquisition by CDRV Acquisition, L.L.C., a Delaware limited liability company ("CDRV"), of shares of stock of ITT pursuant to an Investment Agreement dated as of July 15, 1997 by and between ITT and CDRV (the "Equity Investment") and prior to the Equity Investment without the consent of ESI or ITT; provided, however, that if any amendment effected thereby would have a materially adverse effect on ESI, then Destinations will obtain the consent of ESI (which consent will not be unreasonably withheld) with respect to such amendment; provided further that if the amendments effected thereby would in the aggregate have a materially adverse effect on ITT, then Destinations shall obtain the consent of ITT (which consent will not be unreasonably withheld) with respect to such amendments.

     h. Assignment. This Benefits Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Benefits Agreement. Otherwise this Benefits Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     i. Successors and Assigns. The provisions of this Benefits Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

     j. Termination. This Agreement may not be terminated except by an agreement in writing signed by the parties hereto.

     k. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary of such party or by any entity that is contemplated to be a subsidiary of such party on and after the respective Distributions.

     l. Attorney Fees. Except as contemplated by the third to the last sentence of Section 20 hereof, a party in breach of this Benefits Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Benefits Agreement. The payment of such expenses is in addition to any other relief to which such party may be entitled hereunder or otherwise.

     m. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Benefits Agreement.

     n. Specific Performance. Each of the parties hereto acknowledges that there is no adequate remedy at law for failure by such parties to comply with the provisions of this Benefits Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Benefits Agreement.

     o. Consent to Jurisdiction. Without limiting the provisions of Section 20 hereof, each of the parties irrevocably submits to the exclusive jurisdiction of
(a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 21(o). Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated herein in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


     p. Severability. In the event any one or more of the provisions contained in this Benefits Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     q. Effectiveness. This Agreement shall be effective as of the Destinations Distribution Date, subject to the consummation of the Destinations Distribution.

22. OTHER ACTIONS. The parties hereto shall take such other and further actions as may be necessary or appropriate to carry out this Benefits Agreement.

23. GOVERNING LAW. This Benefits Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York and without regard to conflict of laws principles.

     IN WITNESS WHEREOF, the parties have caused this Benefits Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                          ITT CORPORATION

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          ITT DESTINATIONS, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          EDUCATIONAL SERVICES, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT B-1

             INTELLECTUAL PROPERTY LICENSE AND ASSIGNMENT AGREEMENT

     INTELLECTUAL PROPERTY LICENSE AND ASSIGNMENT AGREEMENT ("IP Agreement")
dated as of September   , 1997, between and among ITT CORPORATION, a Nevada
corporation ("ITT Corporation"), ITT DESTINATIONS INC., a Nevada corporation ("ITT Destinations"), ITT WORLD DIRECTORIES, INC., a Delaware corporation ("ITT World Directories"), and ITT SHERATON CORPORATION, a Delaware corporation ("ITT Sheraton") (collectively the "Parties").

                                    RECITALS

     WHEREAS, ITT Sheraton is the owner of the trade name "ITT" and of the trademark and the service mark "ITT", and of all rights worldwide in such name and marks and the goodwill associated therewith;

     WHEREAS, ITT Sheraton is party to Trade Name and Trademark License Agreements with the Hartford Financial Services Groups, Inc. (formerly ITT Hartford Group, Inc.), (the "Hartford License Agreement") and with ITT Manufacturing Enterprises, Inc. (the "Industries License Agreement"), both dated November 1, 1995, concerning their continued right and license to use the ITT Name and ITT Marks (as hereinafter defined);

     WHEREAS, ITT Corporation is the owner of certain intellectual property and the licensee of certain other intellectual property as more fully set forth in the 1995 License Agreement (as hereinafter defined) and other Intellectual Property (as hereinafter defined);

     WHEREAS, ITT Corporation and ITT Destinations have entered into the
Agreement and Plan of Distribution dated as of September   , 1997 (the
"Destinations Distribution Agreement") pursuant to which the holders of shares of Common Stock of ITT Corporation at the close of business on the Record Date (as defined in the Destinations Distribution Agreement) will receive all the outstanding shares of Common Stock of ITT Destinations;

     WHEREAS, ITT Corporation (as hereinafter defined) currently has the right to use and desires to continue to have the right, after the Destinations Distribution Date, to use "ITT" as part of its company name and trade name in connection with conducting the Information Services Business (as hereinafter defined);

     WHEREAS, ITT Sheraton will be merged with and into ITT Destinations in connection with the Destinations Distribution with ITT Destinations as the surviving corporation (the "Sheraton Merger"):

     WHEREAS, ITT Sheraton is willing to enter into this formal license agreement with ITT Corporation to continue to use the ITT Name (as hereinafter defined) after the Destinations Distribution Date in connection with conducting the Information Services Business;

     WHEREAS, ITT Corporation and its Subsidiaries currently have the right to use, and ITT Destinations and its Subsidiaries desire to have the right to use after the Destinations Distribution Date, certain intellectual property allocated and licensed under the 1995 License Agreement and the other intellectual property in connection with conducting the ITT Destinations Business (as hereinafter defined);

     WHEREAS, ITT Corporation is willing to assign to ITT Destinations certain intellectual property rights and to enter into this formal license agreement with ITT Destinations to exchange grants of certain rights and assignment and to continue to use the intellectual property to conduct their respective businesses as set forth herein; and


     WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meanings assigned thereto in the Destinations Distribution Agreement.

     NOW, THEREFORE, in connection with and to carry out the Destination Distribution and in consideration of the premises and mutual agreements and covenants herein, the Parties hereto hereby agree as follows:

ARTICLE I.  DEFINITIONS

     Section 1.01. General. As used in this IP Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "Change in Control" shall mean as it relates to ITT Information Services the occurrence of any one of the following events:

          (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act) other than CDRV Acquisition L.L.C., ITT Information Services or a Subsidiary of ITT Information Services or any employee benefit plan sponsored by ITT Information Services or a Subsidiary of ITT Information Services is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock of ITT Information Services ;

          (ii) any person (within the meaning of Section 13(d) of the Act) other than CDRV Acquisition L.L.C., ITT Information Services or a Subsidiary of ITT Information Services or any employee benefit plan sponsored by ITT Information Services or a Subsidiary of ITT Information Services shall purchase shares pursuant to a tender offer or exchange offer to acquire any Common Stock of ITT Information Services (or securities convertible into such Common Stock), for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act) directly or indirectly of twenty percent (20%) or more of the outstanding Stock of ITT Information Services (calculated as provided in paragraph(d) of Rule 13d-3 under the Act in the case of rights to acquire Common Stock);

          (iii) the stockholders of ITT Information Services shall approve (a) any consolidation or merger of ITT Information Services in which ITT Information Services is not the continuing or surviving corporation or pursuant to which shares of Common Stock of ITT Information Services would be converted into cash, securities or other property, other than a merger of ITT Information Services in which holders of Common Stock of ITT Information Services immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Information Services ; or

          (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Information Services within a 12-month period unless (x) each new director joining such Board during such 12-month period was nominated or elected by the vote of a majority of the directors then still in office who were directors at the beginning of such 12-month period, or (y) the election to such Board of each new director during such 12-month period was endorsed by a majority of such directors.

          (v) ITT Information Services shall no longer own ITT World Directories or any Information Services Subsidiary.

     (b) "Closely Related Business" shall mean the business described in Exhibit A hereto.

     (c) "Destinations Distribution Agreement" shall mean the Agreement and Plan
of Distribution dated as of September   , 1997 between ITT Corporation and ITT
Destinations.

     (d) "Distribution Date" shall have the meaning set forth in the Destinations Distribution Agreement.

     (e) "Information Services Subsidiary" shall mean ITT Information Services, ITT World Directories, or any of their Subsidiaries, provided that such Subsidiary is engaged solely in the Information Services Business.

     (f) "Intellectual Property" shall mean inventions, invention disclosures, patents, patent applications, computer programs (including source code, object code and data), trademarks, copyrights, copyright registrations, copyright registration applications, mask works, designs, technical information, proprietary information, Trademarks, trade secrets, manufacturing processes, formulas, algorithms, data, and all other kinds of intellectual property protected or protectable under state, federal or foreign law (1) owned by or (2) having a right to license a Party or its Subsidiaries as of the Distribution Date, except the ITT Name and ITT Marks.

     (g) "1995 License Agreement" shall mean the Intellectual Property License Agreement dated November 1, 1995 between and among ITT Industries, ITT Sheraton and ITT Hartford Group, Inc.

     (h) "Information Services Business" shall mean the Retained Business as defined in the Destinations Distribution Agreement, and, in addition, shall also mean Closely Related Businesses described in Exhibit A hereto, provided that Information Services Business does not include the ITT Industries Business or the ITT Hartford Business as defined in the Hartford License Agreement and the Industries License Agreement.

     (i) "ITT Corporation" shall mean ITT Corporation, a Nevada corporation.

     (j) "ITT Destinations" shall mean ITT Destinations, Inc., a Nevada corporation.

     (k) "ITT Destinations Business" shall mean all business not specifically included within the Retained Business.

     (l) "Distribution Time" shall have the meaning set forth in the Destinations Distribution Agreement.

     (m) "ITT Information Services" shall mean (a) ITT Corporation, a Nevada corporation after the Destinations Distribution or (b) ITT Information Services, Inc., after ITT Corporation changes its corporate name in accordance with
Section 6.07 of the Destinations Distribution Agreement and Section 2.02 of this IP Agreement.

     (n) "ITT Name" shall mean the worldwide rights to that portion of any company and trade name consisting of the letters "ITT" and the goodwill associated therewith.

     (o) "ITT Marks" shall mean the worldwide rights to all trademarks and service marks consisting of the letters "ITT", either alone or in combination with other words, together with all registrations thereof and all applications thereof now or hereafter filed or obtained, and the goodwill associated therewith.

     (p) "ITT Sheraton" shall mean, prior to the Sheraton Merger, ITT Sheraton, and upon consummation of the Sheraton Merger, ITT Destinations, or any successor to ITT Destinations.

     (q) "Permitted Manner of Use" shall mean use of the ITT Name and the ITT Marks in accordance with all legal requirements and also with ITT Sheraton's policy and style standards as currently existing and as may be reasonably amended from time to time by ITT Sheraton.

     (r) "Phaseout Period" shall mean a period of three (3) months from the termination of that portion of this IP Agreement relating to the ITT Name and ITT Marks during which period all use of the ITT Name and ITT Marks by ITT Information Services and its Subsidiaries, as the case may be, shall be phased out in accordance with the provisions of this IP Agreement.

     (s) "Retained Business" shall have the meaning set forth in the Destinations Distribution Agreement.

     (t) "Service Mark License Agreement" shall mean the Trade Name and Service Mark License Agreement that forms Exhibit B-2 of the Destinations Distribution Agreement and executed contemporaneously with this IP Agreement.

     (u) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or
(ii) is a general partner or an entity performing similar functions (e.g., a trustee or managing member). For purposes of this Agreement, ITT-Dow Jones Television and its Subsidiaries shall be deemed to be Subsidiaries of ITT Destinations.

     (v) "Trademarks" shall mean and include trademarks, trade names, company names, service marks, trade dress, the registrations thereof, the applications therefor and the goodwill associated therewith, exclusive of the ITT Name and ITT Marks.

     (w) "ITT World Directories" shall mean ITT World Directories, Inc., a Delaware corporation.

     Any time the word "including" is used in this IP Agreement, it shall be deemed to mean "including, without limitation".

ARTICLE II.  ITT NAME LICENSE

     Section 2.01. Grant of License to Use the ITT Name. ITT Sheraton hereby grants to ITT Information Services, for the Term of this IP Agreement (as defined in Section 8.02 hereof), a personal, non-assignable (except as otherwise provided in this IP Agreement), non-transferable worldwide license to use in accordance with the Permitted Manner of Use the ITT Name solely as part of the corporate name "ITT Corporation" (subject to Sections 2.02 and 2.03 hereof) on a non-exclusive basis, and solely as part of the corporate and/or company trade name "ITT Information Services, Inc." on an exclusive basis; provided, however,
(i) that ITT Information Service remains a non-operating, holding company of entities solely in the Information Services Business, and (ii) that any use of the ITT Name and/or the ITT Marks by ITT Information Services and Information Services Subsidiaries in connection with the operation of the Information Services Business, or any other business as may be authorized shall be solely under license from ITT World Directories pursuant to the terms of the Service Mark License Agreement. ITT Sheraton during the Term of this IP Agreement will not use, nor grant a license to any third party to use the trade name "ITT Information Services", subject to all other provisions of this IP Agreement. Except as specifically provided herein, ITT Information Services and Information Services Subsidiaries shall not have the right to use "ITT Corporation" or any name substantially identical thereto as a trade name, service mark or trademark.

     Section 2.02. Change of Corporate Name. ITT Information Services will, at the first meeting of its stockholders following the Distribution Date (the "Stockholders Meeting"), submit a resolution to its stockholders for their approval in accordance with ITT Information Services' Articles of Incorporation and By-laws providing for the adoption of an amendment to ITT Information Services' Articles of Incorporation (the "Amendment") to effect the change of ITT Information Services' corporate name from "ITT Corporation" to "ITT Information Services, Inc." and will, if the Amendment is approved by its stockholders, duly and promptly file the Amendment and any other certificates or documents necessary to effect such name change. ITT Information Services shall prepare a proxy statement and solicit proxies in support of the Amendment from its stockholders in accordance with the rules and regulations under the Exchange Act.

     Section 2.03. Payment on Failure to Change Name. ITT Information Services will, if the Amendment is not adopted at the Stockholders Meeting or the corporate name "ITT Corporation" is not changed to "ITT Information Services, Inc.," pay to ITT Sheraton on a monthly basis from the date of the Stockholders Meeting until the Amendment is adopted and it changes its corporate name from "ITT Corporation" to "ITT Information Services, Inc." an amount equal to one half of one percent ( 1/2 of 1%) of all gross revenues received by ITT Information Services and the Information Services Subsidiaries during the preceding calendar month (or such shorter period). ITT Information Services will forward to ITT Sheraton, on or before the 20th day of each month, true statements of all revenues received by it and the Information Services Subsidiaries during the preceding month and the payment provided for in this
Section 2.03 (the "Name Fee"). ITT Information Services and the Information Services Subsidiaries will keep full, true and accurate books of account containing such particulars as may be necessary for the purpose of calculating the Name Fee. ITT Sheraton will have the right to review all books and accounts containing records of revenues which are subject to such payments. In the event that any subsequent adjustment shall be made to ITT Information Services and the Information Services Subsidiaries' gross revenues as reported in their audited financial statements, then the Name Fee paid thereon based upon such gross revenue shall be adjusted in accordance with such adjustment.

     Section 2.04. Prohibited Uses of ITT Name and ITT Marks. Neither ITT Information Services, nor any Subsidiaries of ITT Information Services shall use the ITT Name or the ITT Marks with or for any entity, outside the scope of the Information Services Business.

     Section 2.05. Reduction of Licenses. In the event ITT Information Services and/or any Subsidiary of ITT Information Services shall abandon its use of the ITT Name for all or a portion of the Information Services Business, then the scope of the rights granted in Section 2.01 with respect to such abandoned ITT Name shall be reduced by an amount equal to the scope of the Information Services Business so abandoned. For purpose of this Section 2.05, abandonment shall mean the failure of ITT Information Services or any Subsidiary of ITT Information Services to use the ITT Name for a period of two (2) years in all or such portion of the Information Services Business, any such period to commence only after the Distribution Date.

     Section 2.06. Quality Standards. In view of the status of the Parties immediately prior to the Distribution Date as affiliated companies, each Party's intimate knowledge with standards and procedures for assuring consistent quality, ITT Sheraton's knowledge of the standards and procedures used by ITT Information Services in the Retained Business, the integrity of the Retained Business and its history of trouble-free goods and services, ITT Sheraton recognizes the Retained Business current quality standards as acceptable standards, and ITT Information Services and the Information Services Subsidiaries agree to maintain such standards and procedures to assure the consistent quality of its goods and services. ITT Information Services and the Information Services Subsidiaries shall not materially lower such quality standards without the prior written approval of ITT Sheraton.

     Section 2.07. Inspections and Samples. Should ITT Sheraton have reason to believe based on information available to it that the quality standards referred to in Section 2.06 have not been maintained, at the request of ITT Sheraton, ITT Information Services shall, and shall cause the Information Services Subsidiaries to, permit a knowledgeable independent expert or consultant retained by ITT Sheraton to have reasonable access to their premises and personnel during normal working hours and shall furnish or permit inspection of, at ITT Sheraton's request and without charge to ITT Sheraton or to such expert or consultant, product samples, cartons, containers, packaging, wrapping and service materials bearing or used in connection with the ITT Name and/or the ITT Marks for the purpose of ensuring that ITT Information Services and the Information Services Subsidiaries are complying with such quality standards. The selection of the independent expert shall be subject to the approval of ITT Information Services, which approval shall not be unreasonably delayed or withheld. Any information obtained during such inspection and provided to ITT Sheraton shall be limited to that which is necessary to ensure compliance with such quality standards and shall be kept confidential by ITT Sheraton and its Subsidiaries.

     Section 2.08. Advertising, Packaging and Labels. ITT Information Services shall, and shall cause the Information Services Subsidiaries to, furnish, at ITT Sheraton's request and without charge, to ITT Sheraton or to its authorized designee(s) samples of promotional and advertising material or the like to be used in connection with any products or services offered by ITT Information Services and any of its Subsidiaries and bearing or used in connection with the ITT Name and ITT Marks.

     Section 2.09. Third Party Rights. ITT Information Services acknowledges that the rights granted by ITT Sheraton under Section 2.01 are subject to all pre-existing third party rights, obligations, and restrictions as of the Distribution Date.

     Section 2.10. Rights to Enter Businesses. Nothing in this IP Agreement shall preclude ITT Information Services, or any of its Subsidiaries or affiliates, from operating in any business outside of the Information Services Business provided the ITT Name or the ITT Marks are not used in such business.

ARTICLE III.  INTELLECTUAL PROPERTY ASSIGNMENTS AND LICENSES

     Section 3.01.  Intellectual Property Under 1995 License Agreement.

     (a) ITT Corporation hereby transfers and assigns, without charge to ITT Destinations, and ITT Destinations hereby accepts such transfer and assignment, effective as of the Distribution Time, all rights and obligations under the 1995 License Agreement, except that the Intellectual Property rights and obligations under the 1995 License Agreement primarily or exclusively used in the Retained Business shall not be so transferred.

     (b) ITT Corporation hereby transfers and assigns, without charge to ITT World Directories, and ITT World Directories hereby accepts such transfer and assignment, effective as of the Distribution Time, all rights and obligations under the 1995 License Agreement primarily or exclusively used in the Retained Business.

     Section 3.02.  Assignment of Intellectual Property

     (a) ITT Corporation hereby transfers and assigns to ITT Destinations and ITT Destinations hereby accepts such transfer and assignment of, effective as of the Distribution Time, all right, title and interest in and to all Intellectual Property owned or controlled by ITT Corporation except the Intellectual Property primarily or exclusively used in the Retained Business.

     (b) ITT Corporation hereby transfers and assigns, without charge to ITT World Directories, and ITT World directories hereby accepts such transfer and assignment, effective as of the Distribution Time, all right, title, and interest in and to all Intellectual Property owned or controlled by ITT Corporation that is primarily or exclusively used in the Retained Business.

     Section 3.03. Third Party Rights. The rights transferred and assigned by ITT Corporation under Sections 3.01 and 3.02 are subject to all pre-existing third party rights, obligations and restrictions as of the Distribution Date.

     Section 3.04. No Future Technical Obligations. Except as otherwise specifically provided for in this IP Agreement or the Destinations Distribution Agreement, the Parties shall not be obligated to the other to provide any technical assistance, or to transfer any technical information or documentation associated therewith.

ARTICLE IV.  INDEMNIFICATION

     Section 4.01. Defense of Infringement Claims. ITT Sheraton agrees to indemnify, defend and hold harmless ITT Information Services and/or any applicable Information Services Subsidiary and their respective employees, officers, directors and agents from and against, and pay or reimburse them for, any and all Indemnifiable Losses, which arise solely out of an assertion or claim by a third party that the use of the ITT Name or ITT Marks by ITT Information Services or any of the Information Services Subsidiaries pursuant to the terms of this IP Agreement infringes the trade names or trademarks of such third party. The costs associated with any such defense shall be borne equally by ITT Sheraton and ITT Information Services. ITT Sheraton shall have no obligation to indemnify ITT Information Services, or any Information Services Subsidiary, or their respective employees, officers, directors, or agents for any indemnifiable losses that relate to any use of the ITT Name or ITT Marks that is not expressly permitted by this IP Agreement.

     Section 4.02. Limitations on Indemnification Obligations. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other person (an "Indemnitee") pursuant to Section 4.01, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this IP Agreement in respect of such Indemnifiable Loss.

     Section 4.03. Procedures for Indemnification. Any Indemnitee entitled to indemnification pursuant to this IP Agreement shall notify the Indemnifying Party in writing, and in reasonable detail, of the applicable Third Party Claim promptly (and in any event within 10 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 10 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall have full control of such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above).

     If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information of any material provided hereunder.

     Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases in writing the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related Third Party Claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     Section 4.04.  Other Adjustments.

     (a) The amount of any Indemnifiable Loss shall be (x) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase) and (y) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

     (b) In addition to any adjustments required pursuant to Section 4.02 hereof or clause (i) of this Section 4.04, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this IP Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this IP Agreement in respect of such Indemnifiable Loss.

ARTICLE V.  UNDERTAKINGS

     Section 5.01. Phase-Out. ITT Sheraton shall not grant a license to any third party to use the ITT Name in the field of activity of the Retained Business during the Term of this IP Agreement and any Phaseout Period after any termination of this IP Agreement, except in the case of an abandonment as specified in the last sentence of Section 2.05 herein.

     Section 5.02. Absence of Interest in ITT Marks. ITT Information Services acknowledges that nothing in this IP Agreement shall give it or any Information Services Subsidiary any right, title or interest in the ITT Name apart from the rights to use, and to sublicense the use, granted or to be granted hereunder, and to retain any remuneration resulting therefrom, all such right, title and interest, including but not limited to rights of registration, maintenance and enforcement, being solely with ITT Sheraton. The ITT Name and the ITT Marks are the sole property of ITT Sheraton, and any and all uses by ITT Information Services of the ITT Name or of the ITT Marks shall inure to the benefit of ITT Sheraton. In no event shall such use be deemed or construed to have created or vested any right, title or interest whatsoever in and to ITT Information Services. To the extent that any jurisdiction shall find for any reason as a matter of law or otherwise that such use has vested in ITT Information Services or any of its Subsidiaries any right, title or interest in or to the ITT Name or the ITT Marks, ITT Information Services upon the request of ITT Sheraton, shall, and shall cause any applicable Subsidiary of ITT Information Services to, execute and deliver to ITT Sheraton, without charge, appropriate assignments to vest such rights, title and interest in ITT Sheraton.

     Section 5.03. ITT Name and ITT Marks Not Contested. ITT Information Services agrees that neither it, nor any of its Subsidiaries, shall raise or cause to be raised any questions concerning or objections to the validity of the ITT Name or the ITT Marks in any jurisdiction, or to any registrations thereof or applications therefor, or to the sole proprietary rights of ITT Sheraton thereto, on any grounds whatsoever.

     Section 5.04. Filing, Registration or Use of Names, Trademarks and Service Marks. ITT Information Services agrees that neither it nor any of its Subsidiaries shall:

          (a) file, apply to register or register the ITT Name or the ITT Marks, alone or in combination with any other word or device or symbol or any name, mark, term, script or device colorably similar thereto, except if, as, when, and to the extent approved in writing in advance by ITT Sheraton in specific instances;

          (b) use the ITT Name in conjunction or in combination with any other name, mark, term, script or device whatever, except as specifically set forth in Article II, or if, as and to the extent approved in writing in advance by ITT Sheraton; or

          (c) use the ITT Name in any jurisdiction, or any name, mark, term, script or device colorably similar thereto, except as specifically permitted under this IP Agreement.

     At the request of ITT Information Services, ITT Sheraton shall file registration applications and maintain any such applications and registrations issued thereon for the ITT Name and ITT Marks for activities within the ITT Information Services Business. Any expenses incurred by, or on behalf of, ITT Sheraton in connection with registering or maintaining registrations of the ITT Name and ITT Marks for the Information Services Business shall be reimbursed by ITT Information Services promptly upon receipt of written notice thereof.

     Section 5.05. Other ITT Sheraton Licenses. Subject to Section 2.01, nothing in this IP Agreement shall be construed to limit the right of ITT Sheraton to use, or to grant a license to any entity or person to use, the ITT Name or the ITT Marks anywhere for any products or services, or in connection with any activities outside the Retained Business even if such entity or person competes with ITT Information Services or any of the Information Services Subsidiaries, or its products or services are shipped, sold or offered in the same channels of trade as those of ITT Information Services or any of the Information Services Subsidiaries.

     Section 5.06. Execution of Documents. At ITT Sheraton's request, ITT Information Services and the Information Services Subsidiaries shall assist ITT Sheraton in the procurement or maintenance of any filings or registrations for the ITT Name in any jurisdiction by providing any information available from ITT Information Services and the Information Services Subsidiaries and executing any documents necessary therefor. The rights granted or to be granted hereunder to ITT Information Services or any Information Services Subsidiary shall be recorded in any jurisdiction where such recordation is required by statute or in the sole discretion of ITT Sheraton is advisable, and ITT Information Services and the Information Services Subsidiaries shall extend to ITT Sheraton their full cooperation in filing and completing any such recordation.

     Section 5.07. Intellectual Property Violations. To the extent that the transfer of intellectual property rights and licenses under Article III herein would violate or be prohibited by any agreement with a third party, and such Intellectual Property is actually used by the grantee Party, then the granting Party undertakes to use reasonable efforts to obtain the necessary consent(s) from such third party so as to be permitted to make such grants.

     Section 5.08. No Representation or Warranty. Each of the Parties hereto understands and agrees that no party hereto is, in this IP Agreement or in any other agreement or document contemplated by this IP Agreement or otherwise, making any representation or warranty whatsoever. It is also agreed and understood that any and all intellectual property assets either transferred or licensed to or retained by the Parties, as the case may be, shall be "as is, where is".

ARTICLE VI.  INFRINGEMENT BY THIRD PARTIES

     Section 6.01. Infringement by Third Parties. Upon discovery by ITT Information Services or by any Subsidiary, Affiliate, or representative of ITT Information Services, ITT Information Services shall notify ITT Sheraton of any adverse uses confusingly similar or otherwise damaging to the ITT Name, but shall take no other action of any kind with respect thereto except by the express prior written authorization of ITT Sheraton. The determination of whether or not legal action shall be taken in any case shall lie exclusively with and at the sole discretion of ITT Sheraton, except that if such adverse use is in the same field of activity as the Retained Business, ITT Information Services may, by such notice, require that ITT Sheraton institute and reasonably pursue legal action.

     Section 6.02. Costs of Legal Action. In the event that ITT Sheraton is required to institute legal action pursuant to the notice under Section 6.01, the costs of any such legal action shall be borne by ITT Information Services. In the event that ITT Sheraton is not so required, but decides to institute legal action and such confusingly similar or otherwise damaging use is primarily or exclusively within the field of activity of the Retained Business, the costs of any such legal action shall be shared equally by ITT Information Services and by ITT Sheraton. In all such circumstances, ITT Sheraton may bring suit in its own name and in the name of ITT Information Services with choice of counsel and control of the legal action by ITT Sheraton in close coordination and consultation with ITT Information Services. All other legal actions for third party infringements instituted by ITT Sheraton shall be at the expense and under the control of ITT Sheraton. ITT Information Services shall cooperate with and assist ITT Sheraton in any such suit by promptly providing any reasonably requested documents in their possession, custody, or control, and by making their personnel familiar with the facts available to ITT Sheraton and otherwise, without charge. ITT Information Services agrees to reimburse ITT Sheraton for all costs and expenses, as incurred, associated with any actions taken by ITT Sheraton under this Article VI.

     Section 6.03. Resolution of Legal Action. In the event that threatened or actual legal action by ITT Sheraton for infringement of the ITT Name in the field of the Information Services Business results in a settlement or resolution that provides damages or other monies to ITT Sheraton, ITT Information Services or any of the Information Services Subsidiaries, such monies shall first be used to reimburse ITT Sheraton for the costs of such legal action. Any remaining damages or other monies after reimbursement of the aforesaid costs and expenses shall be retained by ITT Sheraton, except that any remaining damages assessed as lost profits of ITT Information Services or any Information Services Subsidiary shall be paid to ITT Information Services and any remaining damages assessed as royalties shall be shared equally by ITT Information Services and ITT Sheraton.

ARTICLE VII.  CHANGE OF CONTROL AND FAILURE TO MAKE PAYMENTS

     Section 7.01. Change of Control. In the event that there is a Change of Control, then the licenses granted to ITT Information Services to use the ITT Name under Section 2.01 may be terminated by ITT Sheraton following ninety (90) days advance notice by ITT Sheraton. The Strategic Investment in ITT Information Services by CDRV Acquisition, L.L.C. ("CDRV") under the terms of the Investment Agreement dated July 15, 1997 between ITT Corporation and CDRV shall not be considered a Change in Control for purposes of this IP Agreement.

     Section 7.02. Failure to Make Payments. In the event that ITT Information Services fails to change its name and fails to make the payments provided for in
Section 2.03 hereof, then the licenses granted to ITT Information Services to use the ITT Name under Section 2.01 may be terminated by ITT Sheraton.

ARTICLE VIII.  TERM AND EFFECT OF TERMINATION

     Section 8.01. Termination Prior to Distribution. This IP Agreement may be terminated by ITT Corporation at any time prior to the Destinations Distribution by and in the sole discretion of ITT Corporation without the approval of the shareholders of any Party. In the event of such termination, no party shall have any liability of any kind to any other party.


     Section 8.02.  Term.  This IP Agreement shall be effective as of the
Distribution Time and shall continue to             , except that the rights of
ITT Information Services and the Information Services Subsidiaries rights to use the ITT Name may be terminated at any time pursuant to Sections 2.04, 7.01, 7.02 or 8.03 hereof or, unless sooner terminated pursuant to Section 8.01 hereof, by giving written notice of an intent to terminate that portion of this IP Agreement effective three (3) months thereafter (the effective date of such notice, the "Termination Date").


     Section 8.03. Termination By Breach. If ITT Information Services or any Information Services Subsidiary shall fail, fully and faithfully to observe or perform any of the terms of this IP Agreement, ITT Sheraton shall have the right to terminate the rights to use the ITT Name granted pursuant to Section 2.01 hereof by giving notice in writing, and such notice of termination shall become effective thirty (30) days thereafter unless ITT Information Services shall, within such thirty (30) day period, completely remedy such failure and satisfy ITT Sheraton that such violation has been remedied and will not occur again.

     Section 8.04. Effect of Termination. Upon the termination of this IP Agreement or the license grants to ITT Information Services, except in the case of termination for abandonment pursuant to Section 2.05, ITT Information Services and the Information Services Subsidiaries during the Phase-out Period shall phase out all use of the ITT Name and the ITT Marks. By the end of the Phase-out Period ITT Information Services and the Information Services Subsidiaries shall fully discontinue all use of the ITT Name and ITT Marks. By the end of the Phase-out Period, ITT Information Services will cease the use of the ITT Name and ITT Marks and will eliminate the use of any other designation indicating affiliation after the Termination Date provided, however, that ITT Information Services shall be entitled to sell and use all inventories of finished goods on hand as of the Termination Date, and provided, further that with respect to stationery, checks, contracts, purchase orders, customer agreements and other business forms which can result in a legal commitment of ITT Sheraton, ITT Information Services will cease immediately after the Termination Date any use of the designation "ITT" and any other designation indicating affiliation after the Termination Date with ITT Destinations (by stickering the ITT Information Services name over such designation or by such other method as ITT Information Services shall select).

     Insofar as catalogues are concerned, placement on the covers thereof of a prominent legend negating affiliation with ITT Destinations shall be deemed compliance with the requirements of this Section with respect to catalogues on hand as of the Termination Date which are used or distributed by ITT Information Services for a period of one year following the Termination Date.

     Following termination of this Agreement, ITT Information Services and the Information Services Subsidiaries shall:

          (a) continue, without any time limitation, to retain all obligations of this Agreement, including its obligations under Sections 4.01, 5.02, 5.03, 5.04, 5.06, 9.10, and 9.16; and

          (b) within thirty (30) days after the Termination Date, account to ITT Sheraton and make any compensation payments as may be due or called for under Section 2.03 hereof up to and including the Termination Date.

ARTICLE IX.  MISCELLANEOUS

     Section 9.01. Modification or Amendment. This IP Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     Section 9.02. Waiver; Remedies. No delay on the part of ITT Information Services or ITT Sheraton in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either ITT Information Services or ITT Sheraton of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

     Section 9.03. Counterparts. For the convenience of the parties, this IP Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     SECTION 9.04. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     Section 9.05. Notices. Any notice, request, instruction or other communication to be given hereunder by any party to another shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         (a) If to ITT Destinations:

            ITT Destinations, Inc.
            1330 Avenue of the Americas
            New York, New York 10019-5490
            Attention: General Counsel
            Telefacsimile: (212) 258-1463
with copies to:

Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, NY 10019
            Attention: George W. Bilicic, Jr., Esq.
            Telefacsimile: (212) 474-3700

         (b) if to ITT Information Services:

             ITT Information Services, Inc.
             1330 Avenue of the Americas
             New York, New York 10019-5490

             Attention: General Counsel

             Telefacsimile: (212) 258-5038


             with copies to:


             Wilmer, Cutler & Pickering


             2445 M Street, N.W.


             Washington, D.C. 20037



             Attention: Eric R. Markus, Esq.


             Telefacsimile: (202) 663-6363


         (c) if to ITT Sheraton:
            ITT Sheraton Corporation
            Sixty State Street
            Boston, Massachusetts 02109

            Attention: General Counsel
             Telefacsimile:

             with copies to:

            Cravath, Swaine & Moore
            Worldwide Plaza
            825 Eighth Avenue
            New York, NY 10019
             Attention: George W. Bilicic, Jr., Esq.
            Telefacsimile: (212) 474-3700

     Section 9.06. Entire Agreement. This IP Agreement (including Exhibits, Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Notwithstanding any other provisions in this IP Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this IP Agreement as it relates to the ITT Name and ITT Marks, and the provisions of the Reorganization Agreements, this IP Agreement shall control.

     Section 9.07. Certain Obligations. Whenever this IP Agreement requires any of the Subsidiaries of any party to take any action, this IP Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.

     Section 9.08.  Assignment.

     (a) Except for the rights granted in Article II, and subject to Article VII, this IP Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a Party hereto or in part in connection with a Party's sale or other divestiture of a Subsidiary whose field of activity is within the scope of rights granted to such Party by this IP Agreement. Otherwise this IP Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this IP Agreement without such consent shall be void.

     (b) That portion of this IP Agreement granting rights to the ITT Name and ITT Marks shall be assigned with the transfer by ITT Sheraton of the ownership of the ITT Name and ITT Marks.

     Section 9.09. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this IP Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     Section 9.10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this IP Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this IP Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. ITT Information Services acknowledges that should ITT Information Services and/or the Information Services Subsidiaries upon any termination in whole or in part of this IP Agreement fail to cease use of the ITT Name or the ITT Marks, as appropriate, in accordance with the provisions of Article VIII hereof, such failure will result in immediate and irreparable injury to ITT Sheraton and ITT Destinations and, in addition to any provable damages and the right to the costs and expenses of any litigation, ITT Sheraton and/or ITT Destinations shall be entitled to equitable relief by way of temporary and permanent restraining orders and injunctions and such other further relief as any court with jurisdiction may deem just and proper without the necessity of posting a bond.

     Section 9.11. Severability. If any provision of this IP Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

     Section 9.12. Third Party Beneficiaries. Except as provided in Article IV relating to Indemnitees, this IP Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this IP Agreement.

     Section 9.13. Fees and Expenses of Enforcement. A party in breach of this IP Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all out-of-pocket expenses, including, without limitation, legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     Section 9.14. Expenses. Except as otherwise set forth in this IP Agreement, all costs and expenses incurred on or prior to the Distribution Time (whether or not paid on or prior to the Distribution Time) in connection with the preparation, execution, delivery and implementation of this IP Agreement and the consummation of the transactions contemplated hereby shall be charged to and paid by ITT Information Services. Except as otherwise set forth in this IP Agreement, each party shall bear its own costs and expenses incurred after the Distribution Time.

     Section 9.15. Exhibits. The Exhibits to this IP Agreement shall be construed with and as an integral part of this IP Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 9.16. Consent to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this IP Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.16. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this IP Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 9.17. Other Agreements. This IP Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Distribution Agreement and the other Ancillary Agreements.

     Section 9.18. Survival of IP Agreements. Except as otherwise contemplated by this IP Agreement, all covenants and agreements of the parties contained in this IP Agreement shall survive the Distribution Time.

     Section 9.19. Successors and Assigns. The provisions of this IP Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     Section 9.20. Further Assurances. In case at any time after the Distribution Time any further action is reasonably necessary or desirable to carry out the purposes of this IP Agreement, the proper officers at such time of each party to this IP Agreement shall take all such action. Without limiting the foregoing, ITT Information Services, ITT Sheraton and ITT Destinations or their respective Subsidiaries, as appropriate, shall use commercially reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required or are reasonably necessary for the consummation of the transactions contemplated by this IP Agreement, including, without limitation, all applicable governmental filings.

     IN WITNESS WHEREOF, the Parties have caused this IP Agreement to be duly executed.

                                          ITT CORPORATION

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                          ITT DESTINATIONS, INC.

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                          ITT SHERATON CORPORATION

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                          ITT WORLD DIRECTORIES, INC.

                                          By
                                          --------------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT B-2

                 TRADE NAME AND SERVICE MARK LICENSE AGREEMENT

     TRADE NAME AND SERVICE MARK LICENSE AGREEMENT ("Service Mark License
Agreement") dated as of September   , 1997, between ITT SHERATON CORPORATION, a
Delaware corporation ("ITT Sheraton"), ITT CORPORATION, a Nevada corporation, ("ITT Corporation"), and ITT WORLD DIRECTORIES, INC, a Delaware corporation ("ITT World Directories") (collectively the "Parties").

                                    RECITALS

     WHEREAS, ITT Sheraton is the owner of the trade name "ITT" and of the trademark and the service mark "ITT", and of all rights worldwide in such name and marks and the goodwill associated therewith;

     WHEREAS, ITT Sheraton is party to Trade Name and Trademark License Agreements with The Hartford Financial Services Group, Inc. (formerly "ITT Hartford Group, Inc.") (the "Hartford License Agreement") and with ITT Manufacturing Enterprises, Inc. (the "Industries License Agreement"), both dated November 1, 1995, concerning their continued right and license to use the ITT Name and Marks (as hereinafter defined);

     WHEREAS, ITT Corporation is the owner of certain intellectual property and the licensee of certain other intellectual property as more fully set forth in the 1995 License Agreement (as hereinafter defined) and other Intellectual Property (as hereinafter defined);

     WHEREAS, ITT Corporation and ITT Destinations, Inc., a Nevada corporation ("ITT Destinations") have entered into the Agreement and Plan of Distribution
dated as of September   , 1997 (the "Destinations Distribution Agreement")
pursuant to which the holders of shares of Common Stock of ITT Corporation at the close of business on the Record Date (as defined in the Destinations Distribution Agreement) will receive all the outstanding shares of Common Stock of ITT Destinations;

     WHEREAS, ITT World Directories, a wholly owned subsidiary of ITT Corporation will remain a Subsidiary of ITT Corporation following the Destinations Distribution and owns all the Intellectual Property (exclusive of the ITT Name and ITT Marks (as hereinafter defined)) used to operate the Retained Business (as defined in the Destinations Distribution Agreement);

     WHEREAS, ITT World Directories and the Information Services Subsidiaries (as hereinafter defined) currently have the right to use and desire to continue to have the right, after the Destinations Distribution Date, to use "ITT" as part of their company names and trade names and as a trademark and service mark in connection with conducting the Information Services Business (as hereinafter defined);

     WHEREAS, ITT World Directories and the Information Services Subsidiaries currently own or have the right and license to use the intellectual property referred to in the 1995 License Agreement and the other Intellectual Property;

     WHEREAS, ITT Sheraton will be merged with and into ITT Destinations in connection with the Destinations Distribution with ITT Destinations as the surviving corporation (the "Sheraton Merger");

     WHEREAS, ITT Sheraton is willing to enter into this formal license agreement with ITT World Directories, to continue to use the ITT Name and Marks after the Destinations Distribution Date in connection with conducting the Information Services Business;

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meanings assigned thereto in the Destinations Distribution Agreement.

     NOW, THEREFORE, in connection with and to carry out the Destination Distribution and in consideration of the premises and mutual agreements and covenants herein, the Parties hereto hereby agree as follows:

ARTICLE I.  DEFINITIONS

     Section 1.01. General. As used in this Service Mark License Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "Change in Control" as it relates to ITT Information Services shall mean the occurrence of any one of the following events:

          (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act) other than CDRV Acquisition L.L.C., ITT Information Services or a Subsidiary of ITT Information Services or any employee benefit plan sponsored by ITT Information Services or a Subsidiary of ITT Information Services is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock of ITT Information Services;

          (ii) any person (within the meaning of Section 13(d) of the Act) other than CDRV Acquisition L.L.C., ITT Information Services or a Subsidiary of ITT Information Services or any employee benefit plan sponsored by ITT Information Services or a Subsidiary of ITT Information Services shall purchase shares pursuant to a tender offer or exchange offer to acquire any Common Stock of ITT Information Services (or securities convertible into such Common Stock), for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act) directly or indirectly of twenty percent (20%) or more of the outstanding Stock of ITT Information Services (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Common Stock);

          (iii) the stockholders of ITT Information Services shall approve
     (a) any consolidation or merger of ITT Information Services in which ITT Information Services is not the continuing or surviving corporation or pursuant to which shares of Common Stock of ITT Information Services would be converted into cash, securities or other property, other than a merger of ITT Information Services in which holders of Common Stock of ITT Information Services immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Information Services; or

          (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Information Services within a 12-month period unless (x) each new director joining such Board during such 12-month period was nominated or elected by the vote of a majority of the directors then still in office who were directors at the beginning of such 12-month period, or (y) the election to such Board of each new director during such 12-month period was endorsed by a majority of such directors.

          (v) ITT Information Services shall no longer own ITT World Directories or any Information Services Subsidiary.

     (b) "Affiliate" shall mean any direct or indirect affiliate of a Party in which a Party owns at least 40% of such affiliate if the remaining ownership is held by a single third party or at least 25% of such affiliate if the remaining ownership is held by more than one third party and in which the Party, through its control, can exercise a veto over major decisions of such affiliate.

     (c) "Closely Related Business" shall mean the business described in Exhibit B hereto.

     (d) "Destinations Distribution Agreement" shall mean the Agreement and Plan
of Distribution dated as of September   , 1997 between ITT Corporation and ITT
Destinations.

     (e) "Distribution Date" shall have the meaning set forth in the Destinations Distribution Agreement.

     (f) "Distribution Time" shall have the meaning set forth in the Destinations Distribution Agreement.

     (g) "Information Services Subsidiary" shall mean ITT Information Services, ITT World Directories and their Subsidiaries, provided that such Subsidiary is engaged solely in the Information Services Business and that ITT World Directories grants a formal sublicense to such Subsidiary pursuant to Section
2.03 hereof.

     (h) "Information Services Affiliate" shall mean an Affiliate of ITT Information Services, provided such Affiliate is engaged solely in the Information Services Business.

     (i) "Intellectual Property" shall mean inventions, invention disclosures, patents, patent applications, computer programs (including source code, object code and data), trademarks, copyrights, copyright registrations, copyright registration applications, mask works, designs, technical information, proprietary information, Trademarks, trade secrets, manufacturing processes, formulas, algorithms, data, and all other kinds of intellectual property protected or protectable under state, federal or foreign law (1) owned by or (2) having a right to license a Party or its Subsidiaries as of the Distribution Date, except the ITT Name and ITT Marks.

     (j) "Information Services Business" shall mean the Retained Business as defined in the Destinations Distribution Agreement, and, in addition, shall also mean Closely Related Businesses described in Exhibit B hereto, provided that Information Services Business does not include the 1995 ITT Industries Business, or the 1995 ITT Hartford Business.

     (k) "IP Agreement" shall mean the Intellectual Property License and Assignment Agreement that forms Exhibit B-1 of the Destinations Distribution Agreement and executed contemporaneously with this Trademark and Service Mark License Agreement.

     (l) "ITT Corporation" shall mean ITT Corporation, a Nevada corporation.

     (m) "ITT Destinations" shall mean a newly formed Nevada corporation.

     (n) "ITT Destinations Business" shall mean all businesses not specifically included within the Retained Business.

     (o) "1995 ITT Destinations Business" shall mean the ITT Destinations Business as defined in the Industries License Agreement.

     (p) "1995 ITT Hartford Business" shall mean the ITT Hartford Business as defined in the Hartford License Agreement.

     (q) "1995 ITT Industries Business" shall mean the ITT Industries Business defined in the Industries License Agreement.

     (r) "ITT Information Services" shall mean (i) ITT Corporation, a Nevada corporation after the Destinations Distribution or (ii) ITT Information Services, Inc., after ITT Corporation changes its corporate name in accordance with Section 6.07 of the Destinations Distribution Agreement and Section 2.02 of this IP Agreement.

     (s) "ITT Logo" shall mean the worldwide rights to the stylized "ITT" trademark and service mark together with all registrations thereof and all applications thereof now or hereafter filed or obtained, and the goodwill associated therewith.

     (t) "ITT Marks" shall mean the worldwide rights to (i) the ITT Logo; and
(ii) all other trademarks and service marks consisting of the letters "ITT", together with all registrations thereof and all applications thereof now or hereafter filed or obtained, and the goodwill associated therewith.

     (u) "ITT Name" shall mean the worldwide rights to that portion of any company and trade name consisting of the letters "ITT" and the goodwill associated therewith.

     (v) "ITT Sheraton" shall mean, prior to the Sheraton Merger, ITT Sheraton, and upon consummation of the Sheraton Merger, ITT Destinations, or any successor to ITT Destinations.

     (w) "ITT World Directories" shall mean ITT World Directories, Inc., a Delaware corporation.

     (x) "ITT World Directories Sublicensee" shall mean ITT Information Services, and any Subsidiary of ITT Information Services in existence as of, or acquired or formed after, the Distribution Date, provided that the business of any such Subsidiary is solely within the field of the ITT Information Services Business and that ITT World Directories grants a formal sublicense to such Subsidiary pursuant to Section 2.03 hereof.

     (y) "1995 License Agreement" shall mean the Intellectual Property License Agreement dated November 1, 1995 between and among ITT Industries, Inc., ITT Sheraton Corporation and ITT Hartford Group, Inc.

     (z) "Permitted Manner of Use" shall mean use of the ITT Name and ITT Marks in accordance with all legal requirements and also with ITT Sheraton's policy and style standards as currently existing and as may be reasonably amended from time to time by ITT Sheraton.

     (aa) "Phaseout Period" shall mean a period of three (3) months from the termination of that portion of this Service Mark License Agreement relating to the ITT Name and Marks during which period all use of the ITT Name and ITT Marks by ITT Information Services, ITT World Directories and/or their Subsidiaries, as the case may be, shall be phased out in accordance with the provisions of this Service Mark License Agreement.

     (bb) "Retained Business" shall have the meaning set forth in the Destinations Distribution Agreement.

     (cc) "Retained Intellectual Property" shall mean the Intellectual Property
(i) owned by ITT World Directories and used in the Retained Business as of, or immediately preceding, the Distribution Date, and (ii) transferred to ITT World Directories pursuant to Article III of the IP Agreement.

     (dd) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or
(ii) is a general partner or an entity performing similar functions (e.g., a trustee or managing member). For purposes of this Agreement, ITT-Dow Jones Television and its Subsidiaries shall be deemed to be Subsidiaries of ITT Destinations.

     (ee) "Trademarks" shall mean and include trademarks, trade names, company names, service marks, trade dress, the registrations thereof, the applications therefor and the goodwill associated therewith, exclusive of the ITT Name and ITT Marks.

     Any time the word "including" is used in this Service Mark License Agreement, it shall be deemed to mean "including, without limitation".

ARTICLE II.  ITT NAME AND MARK LICENSES

     Section 2.01. Grant of Licenses to Use the ITT Marks. ITT Sheraton hereby grants to ITT World Directories, during the Term of this Service Mark License Agreement (as defined in Section 8.02 hereof), a personal, non-exclusive, non-assignable (except as otherwise provided in this Service Mark License Agreement), non-transferable worldwide license to use, with the right to grant sublicenses solely to Information Services Subsidiaries as provided for in
Section 2.03 hereof, to use the ITT Marks in accordance with the applicable Permitted Manner of Use (i) on an exclusive basis for the Retained Business, and
(ii) on a non-exclusive basis for the Closely Related Business.

     Section 2.02. Grant of Licenses to Use the ITT Name. ITT Sheraton hereby grants to ITT World Directories, for the Term of this Service Mark License Agreement, a personal, non-exclusive, non-assignable (except as otherwise provided in this Service Mark License Agreement), non-transferable worldwide license to use, with the right to grant sublicenses solely to Information Services Subsidiaries as provided for in Section 2.03 hereof to use, the ITT Name solely as part of the company trade name "ITT World Directories, Inc." and in the company names set forth in Exhibit A and in their trade or popular names as of the Distribution Date in accordance with the Permitted Manner of Use solely for use in the Information Services Business. ITT Sheraton during the Term of this Service Mark License Agreement will not use, nor grant a license to any third party to use, these company names in the exact form listed in Exhibit A annexed hereto subject to all other provisions of this Service Mark License Agreement. The form of using the ITT Name in the company and trade names as set forth in Exhibit A annexed hereto is hereby approved for purposes of granting the aforementioned sublicenses. ITT World Directories and Information Services Subsidiaries shall not have the right to use "ITT Corporation" or any name or mark substantially identical thereto as a trade name, service mark or trademark. The form of using the ITT Name in the company and trade names of an Information Services Sublicensee which is acquired or formed after the Distribution Date shall be subject to ITT Sheraton's approval, which approval shall not be unreasonably withheld. Proposed company names and/or trade names will not be approved if the company name and/or trade name proposed for use in conjunction with the ITT Name is (i) objectionable from a legal standpoint, (ii) likely to create confusion with a field of business within the scope of the 1995 ITT Industries Business, the 1995 ITT Hartford Business, or the 1995 ITT Destinations Business (exclusive of the Retained Business), or (iii) likely to create confusion with a name used by Hartford Financial Services Group, Inc., or ITT Industries, Inc.

     Section 2.03. Sublicenses. Each sublicense granted by ITT World Directories to an Information Services Subsidiary pursuant to Sections 2.01 and
2.02 shall:

          (a) be in writing;

          (b) specifically require such Information Services Subsidiary to agree to comply with and observe the terms and conditions of this Service Mark License Agreement; and

          (c) require ITT World Directories and such Information Services Subsidiary to acknowledge and agree that: (i) ITT World Directories is guaranteeing to ITT Sheraton the Information Services Subsidiary's performance of the terms and conditions in this Service Mark License Agreement; (ii) the rights granted to it under the sublicense are: (x) personal, non-assignable, and non-transferable, (y) do not include the right to grant sublicenses, and (z) may be restricted or terminated pursuant to the terms of this Service Mark License Agreement; and (iii) ITT Sheraton and ITT Destinations are intended third party beneficiaries of these commitments by such Information Services Subsidiary required under this Section 2.03, and that such provisions may not be waived or amended without the prior written consent of ITT Sheraton and ITT Destinations.

     ITT World Directories shall cause each Information Services Subsidiary to whom a sublicense is granted to comply with and observe the terms and conditions of this Service Mark License Agreement by executing an agreement in the form annexed hereto as Exhibit C, which will then be forwarded to ITT Sheraton.

     Section 2.04. Prohibited Uses of ITT Name and ITT Marks. Neither ITT World Directories, nor any of the Information Services Subsidiaries shall use the ITT Name or the ITT Marks for any product or service, or with or for any entity, outside the scope of the Information Services Business.

     Section 2.05. Reduction of Licenses. In the event ITT World Directories and/or any Information Services Subsidiary shall abandon its use of the ITT Name or the ITT Marks for all or a portion of the Information Services Business, then the scope of the rights granted in Sections 2.01 and 2.02 with respect to such abandoned ITT Name or ITT Marks shall be reduced by an amount equal to the scope of the Information Services Business so abandoned. For purpose of this Section 2.05, abandonment shall mean the failure of ITT World Directories or any Information Services Subsidiary to use the ITT Name or the ITT Marks for a period of two (2) years all or such portion of the Information Services Business, any such period to commence only after the Distribution Date.

     Section 2.06. Quality Standards. In view of the status of the Parties immediately prior to the Distribution Date as affiliated companies, each Party's intimate knowledge with standards and procedures for assuring consistent quality, ITT Sheraton's knowledge of the standards and procedures used by ITT World Directories in the Retained Business, the integrity of the Retained Business and its history of trouble-free goods and services, ITT Sheraton recognizes the Retained Business current quality standards as acceptable standards, and ITT World Directories and the Information Services Subsidiaries agree to maintain such standards and procedures to assure the consistent quality of its goods and services. ITT World Directories and the Information Services Subsidiaries shall not materially lower such quality standards without the prior written approval of ITT Sheraton.

     Section 2.07. Inspections and Samples. Should ITT Sheraton have reason to believe based on information available to it that the quality standards referred to in Section 2.06 have not been maintained, at the request of ITT Sheraton, ITT World Directories shall, and shall cause the Information Services Subsidiaries to, permit a knowledgeable independent expert or consultant retained by ITT Sheraton to have reasonable access to their premises and personnel during normal working hours and shall furnish or permit inspection of, at ITT Sheraton's request and without charge to ITT Sheraton or to such expert or consultant, product samples, cartons, containers, packaging, wrapping and service materials bearing or used in connection with the ITT Name and/or the ITT Marks for the purpose of ensuring that ITT World Directories and the Information Services Subsidiaries are complying with such quality standards. The selection of the independent expert shall be subject to the approval of ITT World Directories, which approval shall not be unreasonably delayed or withheld. Any information obtained during such inspection and provided to ITT Sheraton shall be limited to that which is necessary to ensure compliance with such quality standards and shall be kept confidential by ITT Sheraton and its Subsidiaries.

     Section 2.08. Advertising, Packaging and Labels. ITT World Directories shall, and shall cause the Information Services Subsidiaries to, furnish, at ITT Sheraton's request and without charge, to ITT Sheraton or to its authorized designee(s) samples of promotional and advertising material or the like to be used in connection with any products or services offered by ITT World Directories and the Information Services Subsidiaries and bearing or used in connection with the ITT Name and ITT Marks.

     Section 2.09. Third Party Rights. ITT World Directories acknowledges that the rights granted by ITT Sheraton under Sections 2.01, 2.02 and 2.03 are subject to all pre-existing third party rights, obligations, and restrictions as of the Distribution Date.

     Section 2.10. Rights to Enter Businesses. Nothing in this Service Mark License Agreement shall preclude ITT World Directories, or any of its Subsidiaries or affiliates, from operating in any business outside of the Information Services Business provided neither the ITT Name nor the ITT Marks are used in such business.

ARTICLE III.  INTELLECTUAL PROPERTY LICENSES

     Section 3.01. ITT Destinations Grant of Licenses. ITT Destinations, on behalf of itself and its Subsidiaries, hereby grants effective as of the Distribution Date to ITT World Directories, without the right to grant sublicenses except to Information Services Subsidiaries and ITT Information Services Affiliates, a non-assignable, worldwide, perpetual, paid-up, royalty-free, license under Intellectual Property owned by or transferred to, ITT Destinations or its Subsidiaries as of the Distribution Date to manufacture, have manufactured, use, offer to sell and sell any and all methods, processes, and products, and offer and provide any services (i) on an exclusive basis within the field of the Retained Business, and (ii) a non-exclusive basis within the field of the Closely Related Business. However, in no event shall such license be interpreted to extent to include any of the fields of the 1995 ITT Industries Business or the 1995 ITT Hartford Business.

     Section 3.02. ITT World Directories Grant of Licenses. ITT World Directories, on behalf of itself and the ITT Information Services Subsidiaries, hereby grants effective as of the Distribution Date to ITT Destinations, without the right to grant sublicenses except to Subsidiaries and Affiliates of ITT Destinations, a non-assignable, worldwide, perpetual, paid-up, royalty-free, non-exclusive license, under Intellectual Property owned by, or transferred to, ITT World Directories or the ITT Information Services Subsidiaries, as of the

Distribution Date to manufacture, use, offer to sell, and sell any and all methods, processes, and products, and offer and provide any services within the field of ITT Destinations Business.

     Section 3.03. Retained Intellectual Property. Nothing in this Article III shall be construed to restrict the right of ITT World Directories to use or license (subject to Section 3.02) any retained Intellectual Property in any field of business, except in the fields of the 1995 ITT Hartford Business, the 1995 ITT Industries Business, and the 1995 ITT Destinations Business (exclusive of the Retained Business).

     Section 3.04. Pre-Existing Rights. The rights granted by the Parties under Sections 3.01 and 3.02 are subject to all pre-existing third party rights, obligations and restrictions as of the Distribution Date.

     Section 3.05. Disclaimer. Each of the Parties hereto understands and agrees that, except as otherwise expressly provided, no party hereto is, in this Service Mark License Agreement or in any other agreement or document contemplated by this Service Mark License Agreement or otherwise, making any representation or warranty whatsoever, including, without limitation, as to title, value or legal sufficiency. It is also agreed and understood that any and all assets either transferred or licensed to or retained or licensed by the Parties, as the case may be, shall be "as is, where is".


     Section 3.06. Third Party Rights. To the extent that the grants of Intellectual Property rights and licenses under this Article III herein would violate or be prohibited by any agreement with a third party, and such Intellectual Property is actually used by the grantee Party, then the granting Party undertakes to use reasonable efforts to obtain the necessary consent(s) from such third party so as to be permitted to make such grants. However, each Party hereto understands and agrees that no Party hereto is, in this Service Mark License Agreement or in any other agreement or document contemplated by this Service Mark License Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications possible contemplated by this Service Mark License Agreement will satisfy the provisions of any and all applicable agreements or the requirements of any or all applicable laws or judgments.


     Section 3.07. Advice and Consultation. To the extent a Party or its Subsidiaries shall require, advice and consultation in connection with their respective businesses, then that advice and assistance shall be provided pursuant to a separate agreement entered into by the Parties pursuant to terms agreed to by the Parties and subject to reasonably available resources.

ARTICLE IV.  INDEMNIFICATION

     Section 4.01. Defense of Infringement Claims. ITT Sheraton agrees to indemnify, defend and hold harmless ITT World Directories and/or any applicable Information Services Subsidiary and their respective employees, officers, directors and agents from and against, and pay or reimburse them for, any and all Indemnifiable Losses, which arise solely out of an assertion or claim by a third party that the use of the ITT Name or ITT Marks by ITT World Directories or any of the Information Services Subsidiaries in the Retained Business pursuant to the terms of this Service Mark License Agreement infringes the trade names or trademarks of such third party. The costs associated with any such defense shall be borne equally by ITT Sheraton and ITT World Directories. ITT Sheraton shall have no obligation to indemnify ITT World Directories, or any Information Services Subsidiary, or their respective employees, officers, directors, or agents for any indemnifiable losses that relate to any use of the ITT Name or ITT Marks that is not expressly permitted by this Service Mark License Agreement.

     Section 4.02. Limitations on Indemnification Obligations. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other person (an "Indemnitee") pursuant to Section 3.01, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of

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

any payments received from such Indemnifying Party pursuant to this Service Mark License Agreement in respect of such Indemnifiable Loss.

     Section 4.03. Procedures for Indemnification. Any Indemnitee entitled to indemnification pursuant to this Service Mark License Agreement shall notify the Indemnifying Party in writing, and in reasonable detail, of the applicable Third Party Claim promptly (and in any event within 10 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 10 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall have full control of such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above).

     If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information of any material provided hereunder.

     Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases in writing the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related Third Party Claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     Section 4.04.  Other Adjustments.

     (a) The amount of any Indemnifiable Loss shall be (x) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase) and (y) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

     (b) In addition to any adjustments required pursuant to Section 3.01 hereof or clause (i) of this Section 4.04, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Service Mark License Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Intellectual Property Agreement in respect of such Indemnifiable Loss.

ARTICLE V.  UNDERTAKINGS

     Section 5.01. Phase-Out. ITT Sheraton shall not grant a license to any third party to use the ITT Name or the ITT Marks in the field of activity of the Directories Business during any Phaseout Period after any termination of this Service Mark License Agreement, except in the case of an abandonment as specified in the last sentence of Section 2.05 herein.

     Section 5.02. Absence of Interest in ITT Marks. ITT World Directories acknowledges that nothing in this Service Mark License Agreement shall give it or any Information Services Subsidiary any right, title or interest in the ITT Name or the ITT Marks apart from the rights to use, and to sublicense the use, granted or to be granted hereunder, and to retain any remuneration resulting therefrom, all such right, title and interest, including but not limited to rights of registration, maintenance and enforcement, being solely with ITT Sheraton. The ITT Name and the ITT Marks are the sole property of ITT Sheraton, and any and all uses by ITT World Directories of the ITT Name or of the ITT Marks shall inure to the benefit of ITT Sheraton. In no event shall such use be deemed or construed to have created or vested any right, title or interest whatsoever in and to ITT World Directories. To the extent that any jurisdiction shall find for any reason as a matter of law or otherwise that such use has vested in ITT World Directories or any of its Subsidiaries any right, title or interest in or to the ITT Name or the ITT Marks, ITT World Directories upon the request of ITT Sheraton, shall, and shall cause any applicable Subsidiary of ITT World Directories to, execute and deliver to ITT Sheraton, without charge, appropriate assignments to vest such rights, title and interest in ITT Sheraton.

     Section 5.03. ITT Name and ITT Marks Not Contested. ITT World Directories agrees that neither it, nor any of the Information Services Subsidiaries, shall raise or cause to be raised any questions concerning or objections to the validity of the ITT Name or the ITT Marks in any jurisdiction, or to any registrations thereof or applications therefor, or to the sole proprietary rights of ITT Sheraton thereto, on any grounds whatsoever.

     Section 5.04. Filing, Registration or Use of Names, Trademarks and Service Marks. ITT World Directories agrees that neither it nor any of the Information Services Subsidiaries shall:

          (a) file, apply to register or register the ITT Name or the ITT Marks, alone or in combination with any other word or device or symbol or any name, mark, term, script or device colorably similar thereto, except if, as, when, and to the extent approved in writing in advance by ITT Sheraton in specific instances;

          (b) use the ITT Name or the ITT Marks in conjunction or in combination with any other name, mark, term, script or device whatever, except as specifically set forth in Article II, or if, as and to the extent approved in writing in advance by ITT Sheraton; or

          (c) use the ITT Name or the ITT Marks in any jurisdiction, or any name, mark, term, script or device colorably similar thereto, except as specifically permitted under this Service Mark License Agreement.

     At the request of ITT World Directories, ITT Sheraton shall file registration applications and maintain any such applications and registrations issued thereon for the ITT Name and ITT Marks for activities within the ITT Information Services Business. Any expenses incurred by, or on behalf of, ITT Sheraton in connection with registering or maintaining registrations of the ITT Name or the ITT Marks for the Information Services Business shall be reimbursed by ITT World Directories promptly upon receipt of written notice thereof.

     Section 5.05. Other ITT Sheraton Licenses. Subject to Section 2.02, nothing in this Service Mark License Agreement shall be construed to limit the right of ITT Sheraton to use, or to grant a license to any entity or person to use, the ITT Name or the ITT Marks anywhere for any products or services, or in connection with any activities outside the Information Services Business even if such entity or person competes with ITT World Directories or any of the Information Services Subsidiaries, or its products or services are shipped, sold or offered in the same channels of trade as those of ITT World Directories or any of the Information Services Subsidiaries.

     Section 5.06. Execution of Documents. At ITT Sheraton's request, ITT World Directories and the Information Services Subsidiaries shall assist ITT Sheraton in the procurement or maintenance of any filings or registrations for the ITT Name or ITT Marks in any jurisdiction by providing any information available from ITT World Directories and the Information Services Subsidiaries and executing any documents necessary therefor. The rights granted or to be granted hereunder to ITT World Directories or any Information Services Subsidiary shall be recorded in any jurisdiction where such recordation is required by statute or in the sole discretion of ITT Sheraton is advisable, and ITT World Directories and the Information Services Subsidiaries shall extend to ITT Sheraton their full cooperation in filing and completing any such recordation.

     Section 5.07. Intellectual Property Violations. To the extent that the grants of intellectual property rights and licenses under Article II herein would violate or be prohibited by any agreement with a third party, and such Intellectual Property is actually used by the grantee Party, then the granting Party undertakes to use reasonable efforts to obtain the necessary consent(s) from such third party so as to be permitted to make such grants.

     Section 5.08. No Representation or Warranty. Each of the Parties hereto understands and agrees that no party hereto is, in this Service Mark License Agreement or in any other agreement or document contemplated by this Service Mark License Agreement or otherwise, making any representation or warranty whatsoever. It is also agreed and understood that any and all intellectual property assets either transferred or licensed to or retained by the Parties, as the case may be, shall be "as is, where is".

ARTICLE VI.  INFRINGEMENT BY THIRD PARTIES

     Section 6.01. Infringement by Third Parties. Upon discovery by ITT World Directories or by any Information Services Subsidiary, ITT World Directories shall notify ITT Sheraton of any adverse uses confusingly similar or otherwise damaging to the ITT Name and/or ITT Marks, but shall take no other action of any kind with respect thereto except by the express prior written authorization of ITT Sheraton. The determination of whether or not legal action shall be taken in any case shall lie exclusively with and at the sole discretion of ITT Sheraton, except that if such adverse use is in the same field of activity as the Retained Business, ITT World Directories may, by such notice, require that ITT Sheraton institute and reasonably pursue legal action.

     Section 6.02. Costs of Legal Action. In the event that ITT Sheraton is required to institute legal action pursuant to the notice under Section 6.01, the costs of any such legal action shall be borne by ITT World Directories. In the event that ITT Sheraton is not so required, but decides to institute legal action and such confusingly similar or otherwise damaging use is primarily or exclusively within the field of activity of the ITT World Directories Business, the costs of any such legal action shall be shared equally by ITT World

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

Directories and by ITT Sheraton. In all such circumstances, ITT Sheraton may bring suit in its own name and in the name of ITT World Directories or the ITT World Directories Sublicensees, with choice of counsel and control of the legal action by ITT Sheraton in close coordination and consultation with ITT World Directories. All other legal actions for third party infringements instituted by ITT Sheraton shall be at the expense and control of ITT Sheraton. ITT World Directories and the ITT World Directories Sublicensees shall cooperate with and assist ITT Sheraton in any such suit by promptly providing any reasonably requested documents in their possession, custody, or control, and by making their personnel familiar with the facts available to ITT Sheraton and otherwise, without charge. ITT World Directories agrees to reimburse ITT Sheraton for all costs and expenses, as incurred, associated with any actions taken by ITT Sheraton under this Article VI.

     Section 6.03. Resolution of Legal Action. In the event that threatened or actual legal action by ITT Sheraton for infringement of the ITT Name or ITT Mark in the field of the Information Services Business results in a settlement or resolution that provides damages or other monies to ITT Sheraton, ITT World Directories or any of the Information Services Subsidiaries, such monies shall first be used to reimburse ITT Sheraton for the costs of such legal action. Any remaining damages or other monies after reimbursement of the aforesaid costs and expenses shall be retained by ITT Sheraton, except that any remaining damages assessed as lost profits of ITT World Directories or any Information Services Subsidiary shall be paid to ITT World Directories and any remaining damages assessed as royalties shall be shared equally by ITT World Directories and ITT Sheraton.

ARTICLE VII.  CHANGE OF CONTROL

     Section 7.01. Change of Control. In the event that there is a Change of Control, then the licenses granted to ITT World Directories for the ITT Name and the ITT Mark under Sections 2.01, 2.02 and 2.03 may be terminated by ITT Sheraton following ninety (90) days advance notice by ITT Sheraton. The Strategic Investment in ITT Information Services by CDRV Acquisition, L.L.C. under the terms of the Investment Agreement dated July 15, 1997 between ITT Corporation and CDRV shall not be considered a Change in Control for purposes of this IP Agreement.

     Section 7.02. Failure to Make Payments. In the event that ITT Information Services fails to change its name and fails to make the payments provided for in the Trade Name License Agreement being executed simultaneously herewith, then the licenses granted to ITT World Directories for the ITT Name and the ITT Mark under Sections 2.01, 2.02 and 2.03 may be terminated by ITT Sheraton.

ARTICLE VIII.  TERM AND EFFECT OF TERMINATION

     Section 8.01. Termination Prior to Distribution. This Service Mark License Agreement may be terminated by ITT Corporation at any time prior to the Destinations Distribution by and in the sole discretion of ITT Corporation without the approval of the shareholders of any Party. In the event of such termination, no party shall have any liability of any kind to any other party.


     Section 8.02.  Term.  This Service Mark License Agreement shall be
effective as of the Distribution Time and shall continue                , except
that the rights of ITT World Directories and the Information Services Subsidiaries rights to use the ITT Name and ITT Marks may be terminated pursuant to Sections 2.05, 7.01, 7.02 or 8.03 hereof or, unless sooner terminated pursuant to Section 8.01 hereof, by giving written notice of an intent to terminate that portion of this Service Mark License Agreement effective three
(3) months thereafter (the effective date of such notice, the "Termination
Date").


     Section 8.03. Termination By Breach. If ITT World Directories or any Information Services Subsidiary shall fail fully and faithfully to observe or perform any of the terms of this Service Mark License Agreement, ITT Sheraton shall have the right to terminate the rights to use the ITT Name and ITT Marks granted pursuant to Sections 2.01 and 2.02 hereof by giving notice in writing, and such notice of termination shall become effective thirty (30) days thereafter unless ITT World Directories shall, within such thirty (30) day period, completely remedy such failure and satisfy ITT Sheraton that such violation has been remedied and will not occur again.

     Section 8.04. Effect of Termination. Upon the termination of this Service Mark License Agreement or the license grants to ITT World Directories, except in the case of termination for abandonment pursuant to Section 2.05, ITT World Directories and the Information Services Subsidiaries during the Phaseout Period shall phase out all use of the ITT Name and the ITT Marks. By the end of the Phaseout Period ITT World Directories and the Directories Subsidiaries shall fully discontinue all use of the ITT Marks and the ITT Name. By the end of the Phase-out Period, ITT World Directories and the Information Services Subsidiaries will cease the use of the ITT Name and ITT Marks and will eliminate the use of any other designation indicating affiliation after the Termination Date; provided, however, that ITT World Directories and ITT Information Services Subsidiaries shall be entitled to sell and use all inventories of finished goods on hand as of the Termination Date, and provided, further that with respect to stationery, checks, contracts, purchase orders, customer agreements and other business forms which can result in a legal commitment of ITT Destinations, ITT World Directories and ITT Information Services Subsidiaries will cease immediately after the Termination Date any use of the designation "ITT" and any other designation indicating affiliation after the Termination Date with ITT Destinations (by stickering the ITT World Directories name over such designation or by such other method as ITT World Directories shall select).

     Insofar as catalogues are concerned, placement on the covers thereof of a prominent legend negating affiliation with ITT Destinations shall be deemed compliance with the requirements of this Section with respect to catalogues on hand as of the Termination Date which are used or distributed by ITT World Directories for a period of one year following the Termination Date.

     Following termination of this Agreement, ITT World Directories and the Information Services Subsidiaries shall:

          (a) continue, without any time limitation, to retain all obligations of this Agreement, including its obligations under Sections 5.02, 5.03, 5.04, 5.06, 9.10, and 9.16; and


          (b) within thirty (30) days after the Termination Date, account to ITT Sheraton and make any compensation payments as may be due or called for
     under Section           hereof up to and including the Termination Date.


ARTICLE IX.  MISCELLANEOUS

     Section 9.01. Modification or Amendment. This Service Mark License Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     Section 9.02. Waiver; Remedies. No delay on the part of ITT World Directories or ITT Sheraton in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either ITT World Directories or ITT Sheraton of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

     Section 9.03. Counterparts. For the convenience of the parties, this Service Mark License Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     Section 9.04. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     Section 9.05. Notices. Any notice, request, instruction or other communication to be given hereunder by any party to another shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     (a) If to ITT Destinations:

       ITT Destinations, Inc.
          1330 Avenue of the Americas
          New York, New York 10019-5490
          Attention: General Counsel
          Telefacsimile: (212) 258-1463

          with copies to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, NY 10019
          Attention: George W. Bilicic, Jr., Esq.
          Telefacsimile: (212) 474-3700

     (b) if to ITT World Directories :

        ITT World Directories, Inc.
          1330 Avenue of the Americas
          New York, New York 10019-5490

          Attention: General Counsel

          Telefacsimile: (212) 258-5038


          with copies to:


          Wilmer, Cutler & Pickering


        2445 M Street, N.W.

          Washington, D.C. 20037


          Attention: Eric R. Markus, Esq.


          Telefacsimile: (202) 663-6363


     (c) if to ITT Sheraton:

          ITT Sheraton Corporation
          Sixty State Street
          Boston, Massachusetts 02109

          Attention: General Counsel
          Telefacsimile:

          with copies to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, NY 10019
          Attention: George W. Bilicic, Jr., Esq.
          Telefacsimile: (212) 474-3700

     Section 9.06. Entire Agreement. This Service Mark License Agreement (including Exhibits, Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, under-standings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Notwithstanding any other provisions in this Service Mark License Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Service Mark License Agreement as it relates to the ITT Name and ITT Marks, and the provisions of the Destinations Distribution Agreements, this Service Mark License Agreement shall control.

     Section 9.07. Certain Obligations. Whenever this Service Mark License Agreement requires any of the Subsidiaries of any party to take any action, this Service Mark License Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.

     Section 9.08.  Assignment.

     (a) Except for the rights granted in Article II, and subject to Article VII, this IP Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a Party hereto or in part in connection with a Party's sale or other divestiture of a Subsidiary whose field of activity is within the scope of rights granted to such Party by this Service Mark License Agreement. Otherwise this Service Mark License Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Service Mark License Agreement without such consent shall be void.

     (b) That portion of this Service Mark License Agreement granting rights to the ITT Name and ITT Marks shall be assigned with the transfer by ITT Sheraton of the ownership of the ITT Name and ITT Marks.

     Section 9.09. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Service Mark License Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     Section 9.10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Service Mark License Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Service Mark License Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. ITT World Directories acknowledges that should ITT World Directories and/or the Information Services Subsidiaries upon any termination in whole or in part of this Service Mark License Agreement fail to cease use of the ITT Name or the ITT Marks, as appropriate, in accordance with the provisions of Article VII hereof, such failure will result in immediate and irreparable injury to ITT Sheraton and ITT Destinations and, in addition to any provable damages and the right to the costs and expenses of any litigation, ITT Sheraton and/or ITT Destinations shall be entitled to equitable relief by way of temporary and permanent restraining orders and injunctions and such other further relief as any court with jurisdiction may deem just and proper without the necessity of posting a bond.

     Section 9.11. Severability. If any provision of this Service Mark License Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

     Section 9.12. Third Party Beneficiaries. Except as provided in Article V relating to Indemnitees, this Service Mark License Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Service Mark License Agreement.

     Section 9.13. Fees and Expenses of Enforcement. A party in breach of this Service Mark License Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all out-of-pocket expenses, including, without limitation, legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     Section 9.14. Expenses. Except as otherwise set forth in this Service Mark License Agreement, all costs and expenses incurred on or prior to the Distribution Time (whether or not paid on or prior to the Distribution Time) in connection with the preparation, execution, delivery and implementation of this Service Mark License Agreement and the consummation of the transactions contemplated hereby shall be charged to and paid by ITT World Directories. Except as otherwise set forth in this Service Mark License Agreement, each party shall bear its own costs and expenses incurred after the Distribution Time.

     Section 9.15. Exhibits. The Exhibits to this Service Mark License Agreement shall be construed with and as an integral part of this Service Mark License Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 9.16. Consent to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Service Mark License Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.16. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Service Mark License Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 9.17. Other Agreements. This Service Mark License Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Destinations Distribution Agreement and the other Ancillary Agreements.

     Section 9.18. Survival of Service Mark License Agreements. Except as otherwise contemplated by this Service Mark License Agreement, all covenants and agreements of the parties contained in this Service Mark License Agreement shall survive the Distribution Time.

     Section 9.19. Successors and Assigns. The provisions of this Service Mark License Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     Section 9.20. Further Assurances. In case at any time after the Distribution Time any further action is reasonably necessary or desirable to carry out the purposes of this Service Mark License Agreement, the proper officers at such time of each party to this Service Mark License Agreement shall take all such action. Without limiting the foregoing, ITT World Directories , ITT Sheraton or their respective Subsidiaries, as appropriate, shall use commercially reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required or are reasonably necessary for the consummation of the transactions contemplated by this Service Mark License Agreement, including, without limitation, all applicable governmental filings.

     IN WITNESS WHEREOF, the Parties have caused this Service Mark License Agreement to be duly executed.

                                          ITT WORLD DIRECTORIES, INC.

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                          ITT SHERATON CORPORATION

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                          ITT CORPORATION

                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT C


          TAX ALLOCATION AGREEMENT, dated as of September   , 1997
     ("Agreement"), among ITT Corporation, a Nevada corporation ("ITT"), ITT Destinations, Inc., a Nevada corporation ("Destinations"), and ITT Educational Services, Inc., a Delaware corporation ("ESI"), ITT, Destinations and ESI are hereinafter jointly referred to as the "Companies".


                                   WITNESSETH

     WHEREAS, ITT is the common parent of an affiliated group of domestic corporations, including Destinations and ESI, which has elected to file consolidated Federal income Tax returns;

     WHEREAS, ITT proposes to merge Sheraton Corp., a Delaware corporation and a wholly owned subsidiary of ITT ("Sheraton"), with and into Destinations (the "Merger");

     WHEREAS, immediately after the Merger, ITT proposes to contribute to Destinations all the shares of stock that it owns, directly or indirectly, of Sheraton on the Park PTY, Ltd., an Australian corporation ("Sheraton Australia"), other than shares of stock of Sheraton Australia that are already owned, directly or indirectly, by Destinations (such contribution, the "Australia Contribution");

     WHEREAS, substantially contemporaneously with the Australia Contribution, ITT proposes to contribute to Destinations all the shares of stock that it owns, directly or indirectly, of the companies listed on Schedule A (collectively, the "Contributed Companies") other than shares of stock of the Contributed Companies that are already owned, directly or indirectly, by Destinations (such contribution, the "General Contribution");


     WHEREAS, immediately after the Australia Contribution, the General Contribution and the WBIS Transfer, ITT proposes to distribute all the shares of stock that it owns in each of ESI (the "ESI Distribution") and Destinations (the "Destinations Distribution") to its shareholders (collectively, the "Distributions") and, as a result of the Distributions, Destinations and ESI will not be included in the consolidated Federal income Tax return of ITT for the portion of the year following the Distributions or in future years;


     WHEREAS, prior to the Distributions ITT will own 100% of each class of the outstanding shares of stock of ITT World Directories, Inc., a Delaware corporation ("WD"), and immediately after the Distributions will own no significant assets other than such shares;


     WHEREAS, ITT and Destinations have entered into an agreement, dated as of
September   , 1997 (the "Destinations Distribution Agreement"), to, among other things, allocate and assign responsibility for certain liabilities of the present ITT and its former subsidiaries; and ITT, Destinations and ESI entered
into an agreement, dated as of September   , 1997 (the "ESI Distribution
Agreement"), to, among other things, allocate and assign responsibility for certain liabilities of the present ITT and its former subsidiaries; and


     WHEREAS, pursuant to the Investment Agreement, dated as of July 15, 1997, by and between ITT and CDRV Acquisition, L.L.C., a Delaware limited liability company ("CDRV"), CDRV agreed to purchase from ITT, and ITT agreed to sell to CDRV on the Closing Date newly issued shares of stock of ITT representing 32.9% of the outstanding shares of stock of ITT as of the Closing Date and warrants to purchase shares of stock of ITT representing an additional 13.7% of the outstanding shares of stock of ITT as of the Closing Date (the "Investment Agreement");

     WHEREAS, the Companies desire to allocate the Tax burdens and benefits of transactions which occurred on or prior to the Distribution Date, and to provide for certain other Tax matters, including the assignment of responsibility for the preparation and filing of Tax returns and the prosecution and defense of any Tax controversies;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Companies (each on its own behalf and on behalf of each of its subsidiaries as of the Distribution Date) hereby agree as follows:

          Section 1. Definitions. As used in this Agreement, the following terms shall have the following meaning:

          "Actually Realized" or "Actually Realizes" shall mean, for purposes of determining the timing of any Taxes (or any related Tax cost or benefit) relating to any payment, transaction, occurrence or event (including any Tax refund), the time at which the amount of Taxes payable by such person is increased above or reduced below, as the case may be, the amount of Taxes that such person would be required to pay but for such payment, transaction, occurrence or event.

          "Agreement" shall mean this Amended and Restated Tax Allocation Agreement.

          "Allocable Federal Income Tax Liability" shall mean the Separate Consolidated Federal Income Tax Liability, as adjusted to reflect (a) any AMT (but only if there is a consolidated AMT) and (b) any Taxes for which Destinations is obligated to indemnify the ESI Group and the ITT Group pursuant to Section 10(c) of this Agreement.

          "AMT" shall mean the alternative minimum tax imposed by Section 55 of the Code.

          "Australia Contribution" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Closing" shall have the meaning assigned to such term in the Investment Agreement.

          "Closing Date" shall have the meaning assigned to such term in the Investment Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Companies" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Consolidated Return" shall mean the consolidated federal income Tax return of ITT for the period commencing on January 1, 1997 and including the Destinations Group and the ESI Group through and including the Distribution Date and including the ITT Group through and including December 31, 1997.

          "Contributed Companies" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Controlled Return" shall mean (a) the Consolidated Return, (b) any Prior Period Consolidated Return and (c) any combined tax returns with respect to 1997 and all prior years.

          "Destinations" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Destinations Distribution" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Destinations Distribution Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Destinations Group" shall mean Destinations and each Destinations Subsidiary.

          "Destinations Subsidiary" shall mean (a) all of the direct or indirect subsidiaries of Destinations as of the Distribution Date that have joined or are eligible to join the Consolidated Return or any Prior Period Consolidated Return and (b) all other direct or indirect, former subsidiaries of ITT (other than those included in the ITT Group or the ESI Group) that have joined or are eligible to join the Consolidated Return or any Prior Period Consolidated Return.

          "Directories Business" shall mean publishing telephone -- alphabetical and classified -- and specialized directories.

          "Distributing Tax Payee" shall have the meaning assigned to such term in Section 10(a)(ii) of this Agreement.

          "Distributing Tax Payor" shall have the meaning assigned to such term in Section 10(a)(ii) of this Agreement.


          "Distribution Date" shall mean the date on which the Distributions are effective for U.S. Federal income Tax purposes.


          "Distributions" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Distribution Tax" shall have the meaning assigned to such term in
     Section 10(a)(i) of this Agreement.

          "Education Business" shall mean providing technical postsecondary education programs, including associate, bachelor, master degree and non-degree diploma programs.

          "Equity Investment" shall mean the acquisition by CDRV of shares of stock of ITT and warrants to purchase shares of stock of ITT pursuant to the Investment Agreement.

          "ESI" shall have the meaning assigned to such term in the preamble to this Agreement.

          "ESI Distribution" shall have the meaning assigned to such term in the recitals to this Agreement.

          "ESI Distribution Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

          "ESI Group" shall mean ESI and each ESI Subsidiary.

          "ESI Subsidiary" shall mean (a) all the direct or indirect subsidiaries of ESI as of the Distribution Date that have joined or are eligible to join the Consolidated Return or any Prior Period Consolidated Return and (b) all the direct or indirect, former subsidiaries of ITT (or ITT Industries prior to the 1995 Spin-Off Date) that have ever been primarily and directly engaged in the Education Business (other than ITT Federal Services Corporation, a Delaware corporation) and that have joined or are eligible to join the Consolidated Return or any Prior Period Consolidated Return.

          "ESI Tax Sharing Agreement" shall mean the Tax sharing agreement, dated as of December 27, 1994, by and between ITT Industries and ESI.

          "Final Determination" shall mean the final resolution of liability for any Tax for any taxable period, including any related interest or penalties, by or as a result of: (i) a final and unappealable decision, judgment, decree or other order of a court of competent jurisdiction; (ii) a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreement under the laws of other jurisdictions, which resolves the entire Tax liability for any Tax period;
     (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the applicable Taxing jurisdiction; or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

          "FTC" shall mean the foreign tax credit pursuant to Section 27 of the Code.

          "General Contribution" shall have the meaning assigned to such term in the recitals to this Agreement.

          "Group" shall mean the ITT Group, the Destinations Group and/or the ESI Group, as the context may require.

          "Indemnifiable Amount" shall have the meaning assigned to such term in
     Section 10(a)(ii) of this Agreement.

          "Investment Agreement" shall have the meaning assigned to such term in the recitals to this Agreement.

          "IRS" shall mean the U.S. Internal Revenue Service.

          "ITT" shall have the meaning assigned to such term in the preamble to this Agreement.

          "ITT Group" shall mean ITT and each ITT Subsidiary.

          "ITT Industries" shall mean ITT Industries, Inc., an Indiana corporation (formerly ITT Corporation, a Delaware corporation).

          "ITT Subsidiary" shall mean (a) WD and all the direct or indirect subsidiaries of WD as of the Distribution Date that have joined or are eligible to join the Consolidated Return or any Prior Period Consolidated Return and (b) all the direct or indirect, former subsidiaries of ITT (or ITT Industries prior to the 1995 Spin-Off Date) that have ever been primarily and directly engaged in the Directories Business and that have joined or are eligible to join the Consolidated Return or any Prior Period Consolidated Return.

          "ITT Tax Allocation Agreement" shall mean the Tax allocation agreement, dated as of November 1, 1995, among ITT (then ITT Destinations, a Nevada corporation), ITT Industries (then ITT Corporation, a Delaware corporation) and The Hartford Financial Services Group, Inc., a Delaware corporation (then ITT Hartford Group, Inc., a Delaware corporation).

          "L.M. Berry Tax Sharing Agreement" shall mean the Tax sharing agreement, dated as of January 4, 1998, by and among WD, ITT Industries and L.M. Berry, a wholly owned subsidiary of BellSouth, a Georgia corporation.

          "Merger" shall have the meaning assigned to such term in the recitals to this Agreement.

          "1995 Spin-Off Date" shall mean December 19, 1995.

          "1995 Spin-Off Tax Liability" shall mean any payment with respect to Taxes which ITT is required to make under the ITT Tax Allocation Agreement, after reduction for any payments that any of the other parties to that agreement or any of their respective subsidiaries are required to make to ITT pursuant to the terms of that agreement.

          "Prime Rate" shall mean the "prime rate" charged by Citibank, N.A., New York, New York, as such rate shall be changed from time to time, compounded daily on the basis of a year of 365/366 days and actual days elapsed.

          "Prior Period Consolidated Return" shall mean any consolidated Tax return of (a) the present ITT Corporation, a Nevada corporation, filed, or to be filed, for taxable years prior to the Consolidated Return year and
     (b) the former ITT Corporation, a Delaware corporation (now ITT Industries, Inc., an Indiana corporation), filed, or to be filed, for taxable years prior to or including the 1995 Spin-Off Date.

          "Separate Consolidated Federal Income Tax Liability" shall mean, with respect to any year or portion thereof, the Tax liability which a Group would have incurred if such Group, on a stand alone basis, had been an affiliated group eligible to file a consolidated return for any portion of such taxable year during which it is included in the Consolidated Return or any Prior Period Consolidated Return and had filed a return for such period, computed without regard to AMT; provided, however, that in computing the Tax liability of the ITT Group, any Tax Item attributable to ITT and arising prior to the Distribution Date (determined as if there were a closing of the books as of such date) shall not be taken into account and shall be treated as a Tax Item of the Destinations Group; provided further that any credits of WD and its subsidiaries shall be treated as utilized at the earlier of the time such credits are utilized (a) in the Consolidated Return or any Prior Period Consolidated Return or (b) in the computation of the Separate Consolidated Federal Income Tax Liability of the ITT Group.

          "Spin-Off Tax Payee" shall have the meaning assigned to such term in
     Section 10(b)(ii) of this Agreement.

          "Spin-Off Tax Payor" shall have the meaning assigned to such term in
     Section 10(b)(ii) of this Agreement.

          "Tax" or "Taxes" shall mean all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, wage withholding, employment, excise, occupation, unemployment insurance, social security, business license, business organization stamp, environmental, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any Taxing Authority (domestic or foreign) upon the Destinations Group, the ITT Group, the ESI Group or any of their respective members or divisions or branches or affiliates.

          "Tax Administrator" shall mean Allan J. Durst, the Director of Taxes of Destinations, or such other person as Destinations shall appoint with the consent of each of ITT and ESI, which consent shall not be unreasonably withheld or delayed.

          "Taxing Authority" shall mean any governmental or quasi-governmental body exercising any Taxing authority or Tax regulatory authority.

          "Tax CPA" shall mean a firm of internationally recognized certified public accountants selected by Destinations with the consent of the other Companies, which consent shall not be unreasonably withheld or delayed, and employed by (and at the expense of) Destinations to prepare and sign the Consolidated Return and any amendment of the Consolidated Return or any Prior Period Consolidated Return. The initial Tax CPA shall be Arthur Andersen LLP.

          "Tax Credits" shall include all credits against Tax pursuant to Subtitle A, Chapter 1, Part IV of the Code.

          "Tax Item" shall mean any net operating loss, net capital loss, deduction or credit (including, but not limited to, any FTC).

          "WD" shall have the meaning assigned to such term in the recitals to this Agreement.

     Section 2. Tax Returns to be Filed. (a) Consolidated and Prior Period Consolidated Returns. (i) Each of the Companies will join, and will cause each of their respective subsidiaries to join, in the Consolidated Return to the extent each is eligible to join in such return under the provisions of the Code and the regulations thereunder. The Tax Administrator will cause the Consolidated Return to be timely prepared and filed, and will timely prepare and file any consents and requests for extension of time within which to file the Consolidated Return or any related information or similar returns. The Tax Administrator shall make the Consolidated Return available to the Chief Financial Officers of ITT and ESI for their review prior to filing and shall furnish them a copy of the return promptly after it is filed.

     (ii) ITT and ESI agree that each will cause their respective Chief Financial Officers to furnish to the Tax Administrator on a timely basis such information, schedules, analyses and any other items as may be necessary to prepare the Consolidated Return. Such information, schedules, analyses and other items will be prepared in a manner consistent with existing practice and in accordance with the work plan and schedule to be agreed upon among the Tax Administrator and the Chief Financial Officers of each of ITT and ESI, acting reasonably, as soon as practicable after the Distribution Date.

     (iii) The Companies hereby agree to execute and deliver all documentation reasonably required (including powers of attorney, if requested) to enable the Tax Administrator to timely file, and to take all actions necessary or incidental to the filing of, the Consolidated Return (including, without limitation, the execution of Treasury Form 1122), or any amendment of the Consolidated Return or any Prior Period Consolidated Return. The Tax Administrator shall decide in his sole discretion whether to file an amended return, and no consent of any Company shall be required for the filing of any such amended return whether pursuant to Section 905(c) of the Code or otherwise. ITT agrees that an officer of ITT will timely sign the Consolidated Return (and any Prior Period Consolidated Return which has not been filed as of the Distribution Date) and any amendment of the Consolidated Return and any Prior Period Consolidated Return after (i) receiving a written certification from the Tax Administrator that the Tax Administrator has reviewed such return in consultation with the Tax CPA and that it is in order for filing,
(ii) such officer has reviewed such return and (iii) any reasonable questions raised by such officer in reviewing such return have been resolved satisfactorily.

     (iv) Taxes with respect to the Consolidated Return or any Prior Period Consolidated Return shall be paid or caused to be paid by Destinations, which shall act as agent of the ITT Group and the ESI Group in all Tax matters having to do with the Consolidated Return or any Prior Period Consolidated Return.

     (b) Combined State Tax Returns. The Tax Administrator will cause any combined state tax returns with respect to 1997 or any prior Tax year and any amendment of any such returns to be timely prepared, filed and paid, utilizing procedures substantially similar to those provided in Section 2(a) of this Agreement with respect to the Consolidated Return and Prior Period Consolidated Returns.

     (c) Other Tax Returns. The Companies and their respective subsidiaries shall timely prepare and file Tax returns (other than Controlled Returns) in those jurisdictions in which they are required to do so in a manner consistent with past practice. Taxes for any return filed by one of the Companies pursuant to this Section 2(c) shall be paid or caused to be paid by the party responsible under this Section 2(c) for filing such return. The Tax Administrator shall have the right to approve any Tax returns filed pursuant to this Section 2(c) prior to such filing if Destinations could be liable for Taxes due with respect to any such Tax returns under principles analogous to Treasury regulation sec. 1.1502-6.

     Section 3. Consolidated Return Computations of Tax and Payments. (a) On or before December 14, 1997, the ITT Group and the ESI Group each agree to make payments to Destinations equal to the excess of their estimated Consolidated Return year Separate Consolidated Federal Income Tax Liability (as reasonably determined by the Tax Administrator) over their prior payments, including any payments with respect to estimated Taxes for the Consolidated Return year, and Destinations agrees to make payments to the ITT Group and the ESI Group equal to the excess of their respective prior payments with respect to estimated Taxes for the Consolidated Return year over each of their estimated Consolidated Return year Separate Consolidated Federal Income Tax Liability (as reasonably determined by the Tax Administrator).

     (b) On or before March 14, 1998, an interim Tax settlement payment shall be made to or by Destinations by or to the ITT Group and the ESI Group, as the case may be, equal to the difference between the Separate Consolidated Federal Income Tax Liability and the net amounts previously paid with respect to estimated Taxes for the Consolidated Return year.

     (c) Based on computations to be prepared by the affected Group and approved by the Tax Administrator, an adjusting payment equal to the difference between the Allocable Federal Income Tax Liability and the net amounts previously paid with respect to estimated Taxes for the Consolidated Return year, including payments pursuant to Sections 3(a) and (b) of this Agreement, shall be made to or by Destinations by or to the ITT Group and the ESI Group, as the case may be, on or before October 15, 1998 based on the Consolidated Return as filed. Each of the ITT Group and the ESI Group shall increase their liability for such adjusting payment by the amount of any AMT credit carryforward allocated to them under the consolidated return regulations which exceeds the AMT calculated on a separate consolidated basis.

     Section 4. Special Rules. (a) If the Consolidated Return or any Prior Period Consolidated Return Tax liability (including any interest relating thereto) exceeds or is less than the total of the three Groups' Allocable Federal Income Tax Liability (including any interest relating thereto), the cost or benefit of any net difference shall be allocated to Destinations; provided, that AMT in an amount equal to any AMT credit carryforward from the Consolidated Return allocated to a Group shall be charged to and paid by such Group.

     (b) Each of the Companies agrees that, unless it obtains consent of the Tax Administrator, all members of its Group will waive the carryback of any net operating loss from a Tax period beginning on or after the Distribution Date to the Consolidated Return or Prior Period Consolidated Return.

     Section 5. Tax Benefit Transfer Leases. (a) In computing any ESI payment to Destinations under this Agreement, ESI and its subsidiaries will determine their Tax liability as if their Tax benefit transfer leases were not in effect.

     (b) Destinations will indemnify ESI if it is required to make any termination payments or other payments, including interest and penalties, resulting from any failure to perform under a Tax benefit transfer lease.

     (c) Destinations agrees to continue to provide assistance to ESI in connection with its Tax benefit transfer leases.

     Section 6. Dispute Resolution. In the event of a disagreement between the Tax Administrator and the ESI Group and/or the ITT Group, all computations or recomputations of Federal or state and local income and franchise Tax liability, and all computations or recomputations of any amount or any payment (including, but not limited to, computations of the amount of the Tax liability, any loss or credit or deduction, Federal statutory Tax rate change for a year, utilization of carryback items, interest, penalties, and adjustments) and all determinations of the amount of payments or repayments, or determinations of any other nature necessary to carry out the terms of this Agreement will be reviewed by a mutually satisfactory third party, with the costs of such review being shared equally by such disputing parties. If any disagreement remains after any such review, including any disagreement as to the construction, applicability or binding nature of this Agreement, that disagreement shall be resolved by an arbitrator with the cost of such arbitration being shared equally by such disputing parties; provided that such arbitrator shall be a retired or former judge of the United States Tax Court or such other qualified person as the relevant parties may agree to designate; provided that, in the event that the relevant parties agree to designate a qualified person (other than a retired or former judge of the United States Tax Court), such other qualified person shall have had substantial experience with regard to settling complex Tax disputes. The decision of the arbitrator shall be binding on the parties.

     Section 7. Survival of Terms. The provisions of this Agreement shall survive the Distribution Date and remain in full force until all periods of limitations, including any extension or waiver periods, as well as the ten-year statute of limitations with respect to FTC redeterminations, for the Consolidated Return year and any Prior Period Consolidated Return years have expired and no further carrybacks to such periods are possible. At that time all remaining payments required under this Agreement shall become immediately due and payable.

     Section 8. Parties to Cooperate. Each of the Companies and their subsidiaries shall cooperate fully and to the extent reasonably requested by the other party in connection with the preparation and filing of any return or the conduct of any audit, dispute, proceeding, suit or action concerning any issues or any other matter contemplated hereunder. Such cooperation shall include, without limitation, (i) the retention and provision on demand of books, records, documentation or other information relating to any Tax matter until the later of
(x) the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof) and (y) in the event any claim has been made under this Agreement for which such information is relevant, until a Final Determination with respect to such claim, (ii) the provision of additional information with respect to and explanation of Tax practices (elections, accounting methods, conventions and principles of taxation) and material provided under clause (i) of this Section 8; (iii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax return by any member of one of the Groups, or in connection with any audit, proceeding, suit or action addressed in the preceding sentence; and (iv) the use by each of the Companies of its reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each of the Companies shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation and shall retain as permanent records all documentation necessary to enable it to determine any obligation under this Agreement. The records described above will be made available to representatives of any of the Companies within a reasonable time upon request and may be photocopied on an as needed basis.

     Section 9. Notices. Any notices, payments or other communications required by this Agreement shall be sent to the attention of the Chief Financial Officer of the appropriate Company, with a copy to the Tax Administrator.

     Section 10.  Indemnification.  (a) Pre-Distribution & Distribution
Taxes.  (i) Destinations Indemnification.  Except as otherwise provided in
Section 10(a)(ii) of this Agreement, Destinations shall be liable for and shall indemnify, defend and hold the ESI Group and the ITT Group harmless from and against any Tax liability (except for any payments which ITT makes with respect to the cost of any additional Taxes paid by ITT shareholders receiving Destinations and ESI stock in the Distributions, whether or not ITT is legally obligated to make such payments) that results from, or arises in connection with, the application of Section 355(d) and/or 355(e) of the Code to the ESI Distribution and/or the Destinations Distribution or the General Contribution, Merger, ESI Distribution and/or Destinations Distribution failing to qualify under Code Sections 368(a)(1)(D), 368(a)(1)(F) and/or 355, by reason of Code
Section 367(e)(1) or otherwise (any such Tax liability, a "Distribution Tax").

     (ii) ESI and ITT Indemnification. If ESI or ITT (or any of their respective subsidiaries) takes or omits any action (including, but not limited to, a breach of any representation, statement or covenant set forth in Section 13 of this Agreement) on or after the Distribution Date (but after the Distributions), or if any stock and/or assets of ESI or ITT (or any of their respective subsidiaries) is acquired and/or disposed of on or after the Distribution Date (but after the Distributions), and such action, omission, acquisition or disposition materially contributes to a Final Determination that the General Contribution, Merger, ESI Distribution and/or Destinations Distribution results in the recognition of gain to any of the Companies (whether by reason of the application of Section 355(e) or 355(d) of the Code or by virtue of the General Contribution, Merger, ESI Distribution and/or Destinations Distribution failing to qualify under Sections 368(a)(1)(D), 368(a)(1)(F) and/or 355, by reason of Section 367(e)(1) or otherwise) (a Company that takes or omits any such action, or the stock and/or assets of which is so acquired or disposed of, a "Distributing Tax Payor"), then such Distributing Tax Payor shall be liable for and shall indemnify, defend and hold each Company that is not a Distributing Tax Payor (each such Company, a "Distributing Tax Payee") harmless from and against any resulting Tax liability that would not otherwise have been incurred by each such Distributing Tax Payee (including interest and penalties) except for any resulting payments which each such Distributing Tax Payee makes to or for ITT shareholders with respect to the cost of additional shareholder Taxes, whether or not each such Distributing Tax Payee is legally obligated to make such payments)(such resulting Tax liability, an "Indemnifiable Amount"). If there is more than one Distributing Tax Payor, then each such Distributing Tax Payor shall be liable for and shall indemnify, defend and hold a Distributing Tax Payee harmless from and against an Indemnifiable Amount in proportion to the relative aggregate fair market values (as reasonably determined by the Tax Administrator) of the stock of such Distributing Tax Payors outstanding immediately after the Distributions.

     (b) 1995 Spin-Off Tax Liabilities.  (i) Except as otherwise provided in
Section 10(b)(ii), 10(b)(iii) or 12(a) of this Agreement, Destinations shall be liable for and shall indemnify, defend and hold the ESI Group and the ITT Group harmless from and against any 1995 Spin-Off Tax Liability.

     (ii) If ESI or ITT (or any of their respective subsidiaries) takes or omits any action on or after the Distribution Date (but after the Distributions) which materially contributes to the incurrence of a 1995 Spin-Off Tax Liability (any such Company, a "Spin-Off Tax Payor"), then such Spin-Off Tax Payor shall be liable for and shall indemnify, defend and hold each Company that is not a Spin-Off Tax Payor (each such Company, a "Spin-Off Tax Payee") harmless from and against any resulting 1995 Spin-Off Tax Liability (including interest and penalties). If there is more than one Spin-Off Tax Payor, then each such Spin-Off Tax Payor shall be liable for and shall indemnify, defend and hold a Spin-Off Tax Payee harmless from and against any resulting 1995 Spin-Off Tax Liability in proportion to the relative aggregate fair market values (as reasonably determined by the Tax Administrator) of the stock of such Spin-Off Tax Payors outstanding immediately after the Distributions.

     (iii) The ESI Group shall be liable for and shall indemnify, defend and hold the Destinations Group and the ITT Group harmless from and against any 1995 Spin-Off Tax Liability to the extent that such liability is allocated to ESI (or any of its subsidiaries) under the ESI Tax Sharing Agreement.

     (c) Treas. Reg. 1.1502-6 and 1.1502-77. Destinations shall be liable for and shall indemnify, defend and hold the ITT and ESI Groups harmless from and against any Federal or state income or franchise Taxes for the Consolidated Return or any Prior Period Consolidated Return for which the ITT Group or the ESI

Group may be liable solely as a result of the operation of Treasury Regulation Sections 1.1502-6 and 1.1502-77 or any state counterpart statute or regulation.

     (d) Intercompany Sales and Distributions. Subject to Section 10(a) of this Agreement, Destinations shall be liable for and shall indemnify, defend and hold the ITT and ESI Groups harmless from and against any Taxes which are triggered in the Consolidated Return and which relate to the intercompany sale or distribution of stock of a subsidiary or of other property by one Group to another Group (but not those which relate to the intercompany sale or distribution of assets within a Group).

     (e) Loan Agreements and Offering Memoranda. If actions taken on or before the Distribution Date cause, or the ESI Distribution and/or the Destinations Distribution causes, any of the Companies to be liable under the Tax indemnities contained in the covenants, loan agreements or offering memoranda of any debt instruments which remain outstanding at the Distribution Date, Destinations shall be liable for and shall indemnify, defend and hold the ITT and ESI Groups harmless from and against any cost of any such Tax indemnity.

     (f) Gain Recognition Agreement. If ITT (or any of its subsidiaries) takes or omits to take any action (including, but not limited to, a breach of any representation, statement or covenant set forth in Section 13(a)(iii) of this Agreement) on or after the Distribution Date (but after the Distributions), and any liability for Taxes with respect to any gain recognition agreement entered into by ITT, ITT Industries or any member of either of their respective affiliated groups pursuant to Section 367 of the Code with respect to transactions occurring prior to the Distribution Date arises in connection with or is otherwise attributable to such action or omission, then the ITT Group shall be liable for and shall indemnify, defend and hold the ESI Group and the Destinations Group harmless from and against any such liability for Taxes.

     Section 11. Tax Deficiencies and Claims. (a) Except as otherwise provided in Section 11(b), the Tax Administrator shall control all audits, examinations and proceedings with respect to Taxes with respect to any Controlled Returns. The Tax Administrator shall have overall responsibility for obtaining and coordinating all responses in connection with any such proceedings with respect to any Controlled Returns. To the extent that any such audit affects one of the Groups, such Group shall prepare and submit such responses in a manner consistent with prior practice; provided, however that the Tax Administrator shall have the right to approve all such responses prior to their submission. Adjustments affecting solely the taxable income, loss or deductions of, or Tax credits generated by, any Group may be agreed upon or settled only upon approval of the that Group, which approval shall not be unreasonably withheld or delayed.

     (b) ESI and ITT Claims. Any proposed or actual income Tax deficiencies or refund claims with respect to the Consolidated Return or any Prior Period Consolidated Return which arise from the business activities of either the ITT Group or the ESI Group, and do not otherwise affect any Controlled Return, may be defended or prosecuted by the ITT Group or the ESI Group, as the case may be, at its own cost and expense and with counsel and accountants of its own selection. The Tax Administrator may participate in any such prosecution or defense at Destinations' cost and expense (in either event such cost or expense is not to include the amount of any payment of any Tax claim, interest or penalties, or of any compromise settlement or other disposition thereof). The ITT Group or the ESI Group, as the case may be, may control the proceedings, but it may not compromise or settle any such deficiency of Tax or any refund claim without the prior written consent of the Tax Administrator, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, neither the ITT Group nor the ESI Group, as the case may be, shall have a right to an extension of the statute of limitations beyond the time reasonably necessary to complete review at the Appeals Division of the IRS or to any waiver of any other procedural safeguard without the prior written consent of the Tax Administrator. The limitation expressed in the preceding sentence applies, but is not limited to, the filing of a petition with the United States Tax Court. If the ITT Group or the ESI Group, as the case may be, defends or prosecutes an action, it shall keep the Tax Administrator informed of matters relating to such defense or prosecution.

     (c) Cost of Advisors. In connection with the defense of any audit of any Controlled Return, except with regard to claims described in Section 11(b) of this Agreement, the Tax Administrator may retain advisors and charge the reasonable cost of their services to the appropriate Group or Groups.

     Section 12. Payment of Deficiencies and Refunds. (a) The Allocable Federal Income Tax Liability and any other Tax liability of the ESI Group and the ITT Group with respect to any Controlled Returns shall be adjusted in computations to be prepared by the ESI Group or the ITT Group, as the case may be, and approved by the Tax Administrator with respect to changes in the taxable income, loss, deduction or Tax credits of the ESI Group or the ITT Group, as the case may be:

          (i) in each instance when payments are to be made to, or refunds are received from, the relevant Taxing authority;

          (ii) when no payment is to be made or refund is to be received due to offsetting adjustments, upon filing of an amended return, completion of an audit and an appellate review by the relevant Taxing authority; and

          (iii) to reflect the results of any Final Determination.

     ESI and ITT agree to pay to Destinations additional amounts (plus penalties and additions to Tax, if any) equal to any increases in the Allocable Federal Income Tax Liability (or any other Tax liability with respect to a Controlled Return) of the ESI Group or the ITT Group resulting from any such changes, and Destinations agrees to pay to ESI and ITT amounts equal to any decreases in the Allocable Federal Income Tax Liability (or any other Tax liability with respect to a Controlled Return) of the ESI Group or the ITT Group resulting from any such changes, in each case together with any interest relating thereto. For purposes of this Agreement, unless specifically provided otherwise, interest shall be computed at the Federal statutory rate used, pursuant to Section 6621(a) of the Code, by the IRS in computing the interest payable to or by it on the net balance due to or from the IRS. Any interest under Section 6621(c) of the Code shall be charged to the Group whose separate deficiency gave rise to such interest. If the separate deficiencies of more than one Group gave rise to such interest, then such interest shall be allocated between or among such Groups. Penalties levied in respect of any Controlled Return shall be charged to the Group whose separate computations gave rise to such penalty.

     (b) Amounts payable to or from Destinations from or to ESI or ITT under
Section 12(a) of this Agreement shall be paid upon written request therefor approved by the Tax Administrator, together with interest thereon from the original due date or such other date as may be appropriate under the circumstances. Any amounts due to or from Destinations from or to ESI or ITT under Section 12(a) of this Agreement as a result of a payment to a Taxing authority or the receipt of a refund shall be paid within five working days after such payment or receipt, together with appropriate interest thereon. If no payment is to be made or refund is to be received due to offsetting items among the various Groups, then Tax and interest (computed at the IRS overpayment rates) shall be paid within 30 calendar days after the completion of each of the audit and appellate review of the Tax period in question and a Final Determination. After expiration of the five day period (or, if applicable, 30 day period) any amounts unpaid shall bear interest computed from the date of payment or receipt (or, if applicable, completion or Final Determination) at the Prime Rate.

     (c) No payment relating to a change in Allocable Federal Income Tax Liability shall be made by or to any Group with respect to the IRS audit of the Consolidated Return or a Prior Period Consolidated Return until the audit has been completed with respect to all Groups, unless such advance payment has been approved by the Tax Administrator.

     Section 13. Certain Post-Distribution Actions. (a)(i) ITT shall comply with and otherwise not take any action inconsistent with any representation or statement made, or to be made, by or on behalf of any member of the ITT Group in connection with this Agreement or to ITT's outside Tax counsel in connection with such firm's rendering an opinion to ITT, Destinations and ESI as to certain Tax aspects of the General Contribution, Merger and Distributions.

     (ii) Until two years after the Distribution Date, ITT will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     (iii) ITT shall timely file all notices required to be filed with respect to gain recognition agreements entered into by ITT, ITT Industries or any member of either of their respective affiliated groups pursuant to

Section 367 of the Code with respect to transactions occurring prior to the Distribution Date. In addition, not later than March 1 following the end of each taxable year, ITT shall furnish to the Tax Administrator and to the Director of Taxes of ITT Industries a letter stating that (A) none of the companies nor the assets of the companies that are subject to a gain recognition agreement described in the preceding sentence have been sold or otherwise disposed of during the period set forth in the relevant gain recognition agreement (taking into account any extensions) and (B) none of those companies has entered into any other transaction that would trigger any of those gain recognition agreements.

     (b)(i) Destinations shall comply with and otherwise not take action inconsistent with each representation and statement made, or to be made, by or on behalf of any member of the Destinations Group in connection with this Agreement or to ITT's outside Tax counsel in connection with such firm's rendering an opinion to ITT, Destinations and ESI as to certain Tax aspects of the General Contribution, Merger and Distributions.

     (ii) Until two years after the Distribution Date, Destinations will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     (c)(i) ESI shall comply with and otherwise not take action inconsistent with each representation and statement made, or to be made, by or on behalf of any member of the ESI Group in connection with this Agreement or to ITT's outside Tax counsel in connection with such firm's rendering an opinion to ITT, Destinations and ESI as to certain Tax aspects of the General Contribution, Merger and Distributions.

     (ii) Until two years after the Distribution Date, ESI will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     (d) If any of the Companies or any of their respective subsidiaries takes any action within two years of the Distribution Date that, if such action had been taken on the date of any of the General Contribution, the Merger, the ESI Distribution or the Destinations Distribution, would have been inconsistent with any of the representations or statements made, or to be made, by or on behalf of any such Company or subsidiary in connection with this Agreement or to ITT's outside Tax counsel in connection with such firm's rendering an opinion to ITT, Destinations and ESI as to certain Tax aspects of the General Contribution, the Merger, the ESI Distribution or the Destinations Distribution, and such action or omission materially contributes to a Final Determination that the General Contribution, Merger, ESI Distribution and/or Destinations Distribution, as the case may be, results in the recognition of gain to any of the Companies (a Company which takes any such action, a "Breaching Company"), such Breaching Company shall be treated for purposes of this Agreement as having actually violated any such representation or statement.

     Section 14. Rights under the ITT Tax Allocation Agreement. ITT hereby appoints the Tax Administrator as its attorney-in-fact for purposes of exercising any rights (other than any rights to repayment from the other parties (including any of their respective subsidiaries) to that agreement) that ITT or the Director of Taxes of ITT might otherwise have pursuant to the terms of the ITT Tax Allocation Agreement.

     Section 15. Choice of Law; Successors and Assigns. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state. This Agreement shall be binding on the successors and assignees of the Companies.

     Section 16. Entire Agreement. This Agreement contains the entire agreement among the Companies with respect to the subject matter hereof and supersedes all prior written Tax sharing or Tax allocation agreements, memoranda, negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by all of the Companies.

     Section 17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     SECTION 18. Amendments. This Agreement may be amended and restated in its entirety by Destinations in connection with the Equity Investment and prior to the Equity Investment without the consent of ESI or ITT; provided, however, that if any amendment effected thereby would have a materially adverse effect on ESI, then Destinations shall obtain the consent of ESI (which consent shall not be unreasonably withheld) with respect to such amendment; provided further that if the amendments effected thereby would in the aggregate have a materially adverse effect on ITT, then Destinations shall obtain the consent of ITT (which consent shall not be unreasonably withheld) with respect to such amendments.

     SECTION 19. Effectiveness. This Agreement shall be effective as of the Distribution Date and upon becoming effective shall replace and supersede the L.M. Berry Tax Sharing Agreement, which thereafter shall have no further force or effect.

     IN WITNESS WHEREOF, the Companies have duly executed this Agreement as of the date first above written.

                                          ITT CORPORATION,

                                          by

                                            ------------------------------------
                                            Name:
                                            Title:

[Seal]

Attest:

                                          ITT DESTINATIONS, INC.,

                                          by

                                            ------------------------------------
                                            Name:
                                            Title:

[Seal]

Attest:
                                          EDUCATIONAL SERVICES, INC.,

                                          by

                                            ------------------------------------
                                            Name:
                                            Title:

[Seal]

Attest:

                                                                       EXHIBIT D
================================================================================

                       AGREEMENT AND PLAN OF DISTRIBUTION

                        DATED AS OF SEPTEMBER    , 1997

                                     AMONG

                                ITT CORPORATION,

                         ITT EDUCATIONAL SERVICES, INC.

                                      AND

                             ITT DESTINATIONS, INC.

================================================================================

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
                                         ARTICLE I
                                        DEFINITIONS
SECTION 1.01.   General...............................................................    1
SECTION 1.02.   References; Interpretation............................................    7

                                         ARTICLE II
                                    CERTAIN TRANSACTIONS
SECTION 2.01.   Transfer of Certain Businesses and Assets.............................    7
SECTION 2.02.   Assumption of Liabilities.............................................    7
SECTION 2.03.   Transfer of Certain Licenses and Permits..............................    7
SECTION 2.04.   Transfer and Assumption Documentation.................................    8
SECTION 2.05.   Intercompany Accounts.................................................    8
SECTION 2.06.   Assignments and Transfers Not Effected Prior to the Distribution......    8
SECTION 2.07.   Educational Intercompany Agreements...................................    9
                                        ARTICLE III
                                      THE DISTRIBUTION
SECTION 3.01.   Mechanics of Distribution.............................................    9
SECTION 3.02.   Fractional Shares.....................................................    9
SECTION 3.03.   Timing of Distribution................................................    9

                                         ARTICLE IV
                                       MUTUAL RELEASE
SECTION 4.01.   Mutual Release, etc. .................................................   10

                                         ARTICLE V
                                      INDEMNIFICATION
SECTION 5.01.   Indemnification by the Company........................................   10
SECTION 5.02.   Indemnification by Educational........................................   10
SECTION 5.03.   Limitations on Indemnification Obligations............................   11
SECTION 5.04.   Procedures for Indemnification of Third Party Claims..................   11
SECTION 5.05.   Indemnification Payments..............................................   12
SECTION 5.06.   Other Adjustments.....................................................   12
SECTION 5.07.   Survival of Indemnities...............................................   12

                                         ARTICLE VI
                                         COVENANTS
SECTION 6.01.   Provision of Corporate Records........................................   12
SECTION 6.02.   Access to Information.................................................   13
SECTION 6.03.   Retention of Records..................................................   13
SECTION 6.04.   Witness Services......................................................   13
SECTION 6.05.   Reimbursement.........................................................   13
SECTION 6.06.   Confidentiality.......................................................   14
SECTION 6.07.   Further Assurances....................................................   14

                                                                                        PAGE
                                                                                        ----
                                        ARTICLE VII
                                         INSURANCE
SECTION 7.01.   Policies and Rights Included Within Assets............................   14
SECTION 7.02.   Post-Distribution Time Claims.........................................   14
SECTION 7.03.   Administration; Other Matters.........................................   15
SECTION 7.04.   Agreement for Waiver of Conflict and Shared Defense...................   16
SECTION 7.05.   Cooperation...........................................................   16
SECTION 7.06.   Directors and Officers Liability Insurance............................   16
                                        ARTICLE VIII
                                         CONDITIONS
SECTION 8.01.   Conditions to Obligations of the Company..............................   16
                                         ARTICLE IX
                                       MISCELLANEOUS
SECTION 9.01.   Modification or Amendment.............................................   17
SECTION 9.02.   Termination...........................................................   17
SECTION 9.03.   Waiver; Remedies......................................................   17
SECTION 9.04.   Counterparts..........................................................   17
SECTION 9.05.   GOVERNING LAW.........................................................   18
SECTION 9.06.   Notices...............................................................   18
SECTION 9.07.   Entire Agreement......................................................   19
SECTION 9.08.   Certain Obligations...................................................   19
SECTION 9.09.   Assignment............................................................   19
SECTION 9.10.   Captions..............................................................   19
SECTION 9.11.   Specific Performance..................................................   19
SECTION 9.12.   Severability..........................................................   19
SECTION 9.13.   Third Party Beneficiaries.............................................   19
SECTION 9.14.   Fees and Expenses of Enforcement......................................   19
SECTION 9.15.   Expenses..............................................................   20
SECTION 9.16.   Exhibits and Schedules................................................   20
SECTION 9.17.   Consent to Jurisdiction...............................................   20
SECTION 9.18.   Ancillary Agreements..................................................   20
SECTION 9.19.   Survival of Agreements................................................   20
SECTION 9.20.   Successors and Assigns................................................   20
Schedule 7.01(a)  Company Policies
Exhibit A  Employee Benefits Services and Liability Agreement
Exhibit C  Tax Allocation Agreement

          AGREEMENT AND PLAN OF DISTRIBUTION dated as of September   , 1997,
     between ITT CORPORATION, a Nevada corporation (the "Company"), ITT EDUCATIONAL SERVICES, INC., a Delaware corporation ("Educational"), and ITT DESTINATIONS, INC., a Nevada corporation ("Destinations").

                               W I T N E S E T H:

     WHEREAS the Board of Directors of the Company has approved this Agreement, pursuant to which and subject to the terms of which the Company will distribute all the issued and outstanding shares of Common Stock, par value $.01 per share, of Educational ("Educational Common Shares") owned by the Company, to the holders of record of shares of Common Stock, no par value per share, of the Company ("Company Common Stock"), other than shares held in the treasury of the Company;

     WHEREAS the purpose of the Distribution is to divest the Company of all businesses, operations and assets other than the Retained Business, Retained Assets and Retained Liabilities (each as hereinafter defined) of the Company and its Subsidiaries (as hereinafter defined);

     WHEREAS it is the intention of the parties to this Agreement that for Federal income tax purposes the Distribution shall qualify as a tax-free spinoff under Section 355 of the Code (as hereinafter defined); and

     WHEREAS in order to effect the separation of ownership of the Company and Educational, this Agreement sets forth the principal corporate transactions required to effect the Distribution and sets forth other agreements that will govern certain other matters following the Distribution.

     NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Agent" shall mean The Bank of New York, as transfer agent for the Company.

     "Ancillary Agreements" shall mean the Employee Benefits Services and Liability Agreement and the Tax Allocation Agreement.

     "Assets" shall mean any and all assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including, without limitation, the following:

          (i) real property interests (including leases), land, plants, buildings and improvements;

          (ii) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

          (iii) inventories, including raw materials, work-in-process, finished goods, parts, accessories and supplies;

          (iv) cash, bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

          (v) certificates of deposit, banker's acceptances, shares of stock, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, votingtrust certificates, puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

          (vi) financial, accounting and operating data and records including, without limitation, books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

          (vii) patents, patent applications, trademarks, trademark applications and registrations, trade names, service marks, service mark applications and registrations, service names, copyrights and copyright applications and registrations, commercial and technical information including engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interest and all rights thereto;

          (viii) agreements, leases, contracts, sale orders, purchase orders, open bids and other commitments and all rights therein;

          (ix) prepaid expenses, deposits and retentions held by third parties;

          (x) claims, causes of action, choses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

          (xi) licenses, franchises, permits, authorizations and approvals; and

          (xii) goodwill and going concern value.

     "Assignee" shall have the meaning set forth in Section 2.06.

     "Assignor" shall have the meaning set forth in Section 2.06.

     "Claims Administration" shall mean the processing of claims made under Company Policies, including, without limitation, the reporting of losses or claims to insurance carriers (including as a result of reports provided to Destinations by the Company or Educational), management and defense of claims, the settlement of claims (except to the extent settlement authority remains with another party as contemplated by the second proviso to Section 7.03(a)) and providing for appropriate releases upon settlement of claims.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

     "Company" shall have the meaning set forth in the heading of this Agreement.

     "Company Common Stock" shall have the meaning set forth in the recitals to this Agreement.


     "Company Debt" shall mean all Liabilities of the Company and its Subsidiaries under or arising from (i) the Credit Agreement dated as of
September   , 1997, among ITT Promedia LLC CVA, a Belgian company and a wholly owned Subsidiary of the Company ("Promedia"), The Chase Manhattan Bank, as administrative agent, and the Lenders party thereto, (ii) the Credit Agreement
dated as of September   , 1997, among ITT Publimedia B.V., a Dutch company and a
wholly owned Subsidiary of the Company ("Publimedia"), The Chase Manhattan Bank, as administrative agent, and the Lenders party thereto, (iii) [the Senior
Secured Credit Agreement dated as of September   , 1997, among the Company, The

Chase Manhattan Bank, Goldman Sachs Credit Partners L.P., Chase Securities Inc.
and Goldman Sachs Credit Partners L.P.], (iv) the DM           million    %
Senior Subordinated Notes due 2007 issued by Promedia, (v) the $
million    % Senior Subordinated Notes due 2007 issued by Promedia, (vi) the
$          million    % Senior Subordinated Notes due 2007 issued by Publimedia
and (vii) any debt securities or other indebtedness issued in exchange for or replacement of, or the proceeds of which are otherwise directly or indirectly used to repay, any of the foregoing Liabilities, and any indenture, credit agreement, underwriting agreement, purchase agreement, security agreement, credit support agreement or other agreement or document related to any of the foregoing.


     "Company Indemnitees" shall mean the Company, each Affiliate of the Company after the Distribution Date, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Company Policies" shall mean all Policies, current or past, which are or at any time were maintained by or on behalf of or for the benefit or protection of the Company or any of its predecessors, or current or past directors, officers, employees or agents thereof, including, without limitation, the Policies identified on Schedule 7.01(a) hereto.

     "Conveyancing and Assumption Instruments" shall have the meaning set forth in Section 2.04.

     "Destinations" shall have the meaning set forth in the heading to this Agreement.

     "Destinations Assets" shall mean (a) all the Assets of the Company and its Subsidiaries, except for (i) the Retained Assets and (ii) the Educational Assets and (b) the rights of Destinations and its Subsidiaries under this Agreement, the Destinations Distribution Agreement and the Ancillary Agreements.

     "Destinations Business" shall mean all the businesses, Assets and operations heretofore, currently or hereafter conducted or owned by the Company and its Subsidiaries and Affiliates, including all businesses, Assets, operations or investments conducted or owned by the Company and its Subsidiaries and Affiliates that have been sold or otherwise disposed of or discontinued except for (i) the Retained Business and (ii) the Educational Business.

     "Destinations Distribution" shall mean the distribution by the Company to holders of record of Company Common Stock of all the shares of the common stock, par value $.01 per share, of Destinations, as provided in the Destinations Distribution Agreement.


     "Destinations Distribution Agreement" shall mean the Agreement and Plan of
Distribution dated as of September   , 1997, between the Company and
Destinations.


     "Destinations Indemnitees" shall mean Destinations, each Affiliate of Destinations after the Distribution Date, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Destinations Liabilities" shall mean, collectively, whenever arising whether prior to, at or following the Distribution Time, all the Liabilities of the Company, Destinations and Educational and their respective Subsidiaries or Affiliates (including, without limitation, Liabilities of the Company under the Educational Intercompany Agreements or arising primarily out of or relating primarily to the management or conduct of the Destinations Business), except for
(i) the Retained Liabilities and (ii) the Educational Liabilities.


     "Distribution" shall mean the distribution on the Distribution Date to holders of record as of the Distribution Record Date of shares of Company Common Stock, other than shares held in the treasury of the Company, of all the Educational Common Shares (together with the associated Rights) owned by the
Company on the basis of           of an Educational Common Share for each
outstanding share of Company Common Stock.


     "Distribution Date" shall mean such date as hereafter may be determined by the Company's Board of Directors as the date as of which the Distribution shall be effected.

     "Distribution Fraction" shall mean a fraction the numerator of which is the number of Educational Common Shares owned by the Company as of the Distribution Record Date and the denominator of which is the number of shares of Company Common Stock outstanding (excluding any shares of Company Common Stock held in the Company's treasury) as of the Distribution Record Date.

     "Distribution Record Date" shall mean such date as hereafter may be determined by the Company's Board of Directors as the record date for the Distribution.

     "Distribution Time" shall mean 11:59 p.m., New York City time, on the Distribution Date.

     "Educational" shall have the meaning set forth in the heading of this Agreement.

     "Educational Assets" shall mean (a) all the Assets of the Company and its Subsidiaries relating primarily to, and used or held for use in, the Educational Business (exclusive of the "ITT" name, mark and logo and any rights relating thereto), including (i) the Assets included on the unaudited consolidated balance sheet of Educational as of June 30, 1997, and any assets acquired by the Company or any of its Subsidiaries relating primarily to the Educational Business from July 1, 1997 and (ii) all the capital stock owned by the Company of Educational and the rights of the Company in Subsidiaries of Educational and
(b) the rights of Educational and its Subsidiaries under this Agreement, the Destinations Distribution Agreement and the Ancillary Agreements.

     "Educational Business" shall mean all the businesses, Assets (exclusive of the "ITT" name, mark and logo and any rights relating thereto) and operations heretofore, currently or hereafter conducted or owned by Educational and its Subsidiaries, including all businesses, Assets, operations or investments conducted or owned by Educational or any of its Subsidiaries that have been sold or otherwise disposed of or discontinued prior to the Distribution Time.

     "Educational Common Shares" shall have the meaning set forth in the recitals to this Agreement.

     "Educational Indemnitees" shall mean Educational, each Affiliate of Educational after the Distribution, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Educational Intercompany Agreements" shall mean the (i) Registration Rights Agreement, dated as of December 19, 1994, between ITT Corporation, a Delaware corporation which has been renamed "ITT Industries, Inc." ("Industries") and Educational, (ii) Tax Sharing Agreement, dated as of December 27, 1994, between Industries and Educational, (iii) Intercompany Agreement, dated as of December 19, 1994, between Industries and Educational, (iv) Trade Name and Service Mark License Agreement, dated as of December 19, 1994, between Industries and Educational, (v) Employee Benefits and Administrative Services Agreement, dated as of December 19, 1994, between Industries and Educational and
(vi) Treasury Services and Credit Facilities Agreement, dated as of August 15, 1994, between Industries and Educational, the rights and obligations of Industries under each of which have been assumed by the Company, each as amended or supplemented or otherwise modified on or prior to the date hereof.

     "Educational Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all Liabilities of Educational under this Agreement and any of the Ancillary Agreements and (ii) all the Liabilities of the Company, Destinations or Educational, and any of their respective Subsidiaries and Affiliates, arising primarily out of or relating primarily to the management or conduct of the Educational Business; provided that (i) Liabilities of Educational or any of its Subsidiaries under any agreement to which Educational or any of its Subsidiaries is a party and
(ii) Liabilities of the Company related to litigation arising from or related to the Educational Business (including in connection with Eldredge, et al. v. ITT Educational Services, Inc., et al. and similar Actions) shall be Educational Liabilities.

     "Employee Benefits Services and Liability Agreement" shall mean the Employee Benefits Services and Liability Agreement between the Company, Destinations and Educational, substantially in the form of Exhibit A hereto.

     "Indemnifiable Losses" shall mean any and all losses (whether or not arising from third party claims), liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses and any and all out-of-pocket expenses) whatsoever, including all losses, liabilities, claims, damages, demands, costs or expenses reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in asserting, preserving or enforcing any rights hereunder or under any Ancillary Agreement.

     "Indemnifying Party" shall have the meaning set forth in Section 5.03.

     "Indemnitee" shall have the meaning set forth in Section 5.03.

     "Information" of a party shall mean any and all information that such party or any of its Representatives furnish or have furnished to the receiving party or any of its Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving party or any of its Representatives which contain or otherwise reflect such Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that for the purposes hereof all information relating to the Retained Business or the Retained Assets in the possession of Educational or any of its Subsidiaries at the Distribution Time shall be deemed to have been furnished by the Company and all information relating to Educational, the Educational Business or the Educational Assets in the possession of the Company at the Distribution Time shall be deemed to have been furnished by Educational; provided further, however, that the term "Information" does not include information that:

          (a) at the time of disclosure is generally available to and known by the public (other than as a result of a violation of this Agreement, directly or indirectly, by a party to this Agreement or any of its Representatives);

          (b) is available to the receiving party on a non-confidential basis from a source other than the providing party or its Representatives, provided that such source is not known by the receiving party to be subject to a confidentiality agreement regarding such information; or

          (c) has been independently acquired or developed by the receiving party without violation of any of the obligations of the receiving party or its Representatives under this Agreement.

     "Information Statement" shall mean the Information Statement to be sent to the holders of shares of Company Common Stock in connection with the Distribution, including any amendment or supplement thereto.

     "Insurance Administration" shall mean, with respect to each Company Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each such Company Policy, and the distribution of Insurance Proceeds as contemplated by this Agreement.

     "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

     "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any Company Policy, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively-rated premium adjustments, but only to the extent that such Liabilities are within applicable Company Policy limits, including aggregates.

     "Investment Agreement" shall mean the Investment Agreement, dated as of July 15, 1997, between the Company and CDRV Acquisition, L.L.C., as the same may be amended from time to time.

     "Liabilities" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

     "Nonassignable Contract" shall have the meaning set forth in Section 2.06.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Person" shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.


     "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.


     "Representatives" of either party shall mean such party's Affiliates, directors, officers, partners, employees, agents or other representatives (including attorneys, accountants and financial advisors).

     "Retained Assets" shall mean (a) all the Assets of the Company and its Subsidiaries relating primarily to, and used or held for use in, the Retained Business (exclusive of the "ITT" name, mark and logo and any rights relating thereto), including (i) the Assets included on the unaudited consolidated balance sheet of World Directories as of June 30, 1997, and any assets acquired by the Company or any of its Subsidiaries relating primarily to the Retained Business from July 1, 1997, (ii) all the capital stock of World Directories and the rights of the Company in Subsidiaries of World Directories and (iii) equity interests owned by World Directories, directly or indirectly, in Persons that do not constitute Subsidiaries and (b) the rights of the Company and its Subsidiaries under this Agreement, the Destinations Distribution Agreement, the Investment Agreement and the Ancillary Agreements.

     "Retained Business" shall mean all the businesses, Assets (exclusive of the "ITT" name, mark and logo and any rights relating thereto) and operations heretofore, currently or hereafter conducted or owned by World Directories and its Subsidiaries and Persons in which it has an equity interest, including all businesses, Assets, operations or investments conducted or owned by World Directories or any of its Subsidiaries and Persons in which it has an equity interest that have been sold or otherwise disposed of or discontinued.

     "Retained Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all the Liabilities of the Company and its Subsidiaries under this Agreement, the Destinations Distribution Agreement and any of the Ancillary Agreements, (ii) all the Liabilities of the parties hereto and any of their respective Subsidiaries or Affiliates arising primarily out of or relating primarily to the management or conduct of the Retained Business and (iii) the Company Debt.

     "SEC" shall mean the Securities and Exchange Commission.

     "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, joint venture or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee or managing member). For purposes of this Agreement, ITT-Dow Jones Television and its Subsidiaries shall be deemed to be Subsidiaries of Destinations and the interests of World Directories in Persons conducting business in South Africa, Japan and Portugal shall be deemed to be a Subsidiary of the Company.

     "Tax" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts.

     "Tax Allocation Agreement" shall mean the Tax Allocation Agreement between Destinations, the Company and Educational, substantially in the form of Exhibit C hereto, as and to the extent amended and restated as of the closing of the transactions contemplated by the Investment Agreement.

     "Third Party Claim" shall have the meaning set forth in Section 5.04.

     "World Directories" shall mean ITT World Directories, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company.

     SECTION 1.02. References; Interpretation. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" or "Article" are, unless otherwise specified, to one of the Sections and Articles of this Agreement. Any time the word "including" is used herein it means "including without limitation".

                                   ARTICLE II

                              CERTAIN TRANSACTIONS

     SECTION 2.01. Transfer of Certain Businesses and Assets. Effective as of the Distribution Time and except as otherwise expressly provided in this Agreement or any of the Ancillary Agreements, (i) the Company, on behalf of itself and its Subsidiaries, hereby contributes, grants, conveys, assigns, transfers and delivers to Educational all of the Company's and its Subsidiaries' right, title and interest in and to (a) the business and legal entities and other Assets that comprise the Educational Business (other than the Educational Common Shares) and (b) the Educational Assets, (other than the Educational Common Shares), (ii) Educational, on behalf of itself and its Subsidiaries, hereby contributes, grants, conveys, assigns, transfers and delivers to the Company all of Educational's and its Subsidiaries' right, title and interest in and to (a) the business and legal entities and other Assets that comprise the Retained Business and (b) the Retained Assets and (iii) Educational, on behalf of itself and its Subsidiaries, hereby contributes, grants, conveys, assigns, transfers and delivers to Destinations all of Educational's and its Subsidiaries right, title and interest in and to (a) the business and legal entities and other Assets that comprise the Destinations Business and (b) the Destinations Assets.

     SECTION 2.02. Assumption of Liabilities. Effective as of the Distribution Time and except as otherwise specifically provided in this Agreement or any of the Ancillary Agreements, (i) Educational hereby unconditionally assumes and undertakes to pay, perform and discharge when due in accordance with their terms, on behalf of itself and its Subsidiaries, all the Educational Liabilities and (ii) each of the Company and Destinations hereby retains, and Educational and its Subsidiaries do not assume and will have no liability hereunder with respect to, all the Retained Liabilities and the Destinations Liabilities, respectively.

     SECTION 2.03. Transfer of Certain Licenses and Permits. (a) In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Educational Assets and the Educational Business and the assumption of the Educational Liabilities set forth in this Article II, at or prior to the Distribution Time, all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which relate to the Educational Business but which are held in the name of the Company or any of its Subsidiaries (other than Educational or its Subsidiaries), or any of their respective Representatives, or otherwise shall be duly and validly transferred by the Company or such Subsidiary or Representative to Educational or the appropriate Subsidiary of Educational.

     (b) In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Educational Assets and the Educational Business and the assumption of the Educational Liabilities set forth in this Article II, at or prior to the Distribution Time, (i) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which relate to the Retained Business but which are held in the name of Educational or any of its Subsidiaries, or any of their respective Representatives, or otherwise shall be duly and validly transferred by Educational or such Subsidiary or Representative to the Company or the appropriate Subsidiary of the Company and (ii) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which relate to the Destinations Business but which are held in the name of Educational or any of its Subsidiaries, or any of their respective Representatives, or otherwise shall be duly and validly transferred by Educational or such Subsidiary or Representative to Destinations or the appropriate Subsidiary of Destinations.

     SECTION 2.04. Transfer and Assumption Documentation. In furtherance of the contribution, grant, conveyance, assignment, transfer, delivery and assumption of the Assets and Liabilities set forth in this Article II, at or prior to the Distribution Time, (i) the parties hereto shall execute and deliver, and cause their respective Subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such contribution, grant, conveyance, assignment, transfer and delivery (collectively, the "Conveyancing Instruments") and (ii) each party hereto or the appropriate Subsidiary of such party shall execute and deliver such instruments of assumption (together with the Conveyancing Instruments, the "Conveyancing and Assumption Instruments") as and to the extent necessary to evidence such assumption.

     SECTION 2.05. Intercompany Accounts. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder) between any party hereto or any of its Subsidiaries, on the one hand, and any other party hereto or any of its Subsidiaries, on the other hand, including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, shall, as of the Distribution Time, be settled or otherwise eliminated. Prior to or on the Distribution Date, Destinations will pay to Educational, by wire transfer of immediately available funds, an amount equal to the amount in the Cash Invested With ITT account as of the date of such payment, including all accrued interest as of such payment date.

     SECTION 2.06. Assignments and Transfers Not Effected Prior to the Distribution. Anything contained herein to the contrary notwithstanding, (a) this Agreement shall not constitute an agreement to assign any agreement, contract, lease, license, sales order, purchase order, open bid or other commitment if an assignment or attempted assignment of the same without the consent of a third party would constitute a breach thereof or in any way impair the rights of Educational, the Company or Destinations or any of their respective Subsidiaries thereunder (any such item being referred to as a "Nonassignable Contract") and (b) nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred. To the extent that any assignments or transfers contemplated by this Article II shall not have been consummated at or prior to the Distribution Time, the parties hereto and their respective Subsidiaries shall cooperate and use reasonable best efforts to obtain any necessary consents or approvals for the assignment of all Nonassignable Contracts and the transfer of all Assets and Liabilities contemplated to be assigned or transferred pursuant to this Article II and shall otherwise cooperate and use reasonable best efforts to effect any such assignments or transfers as promptly following the Distribution Time as shall be practicable. In the event that any consent required with respect to a Nonassignable Contract is not obtained or an attempted assignment thereof would be ineffective or would impair either party's rights under any such Nonassignable Contract, then the party obligated to assign such Nonassignable Contract (the "Assignor") will promptly pay or cause to be paid to the assignee thereof (the "Assignee"), when received, all monies received by the Assignor with respect to any such Nonassignable Contract and in consideration thereof the Assignee shall pay, perform and discharge on behalf of the Assignor all the Assignor's debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In the event that any such transfer of Assets or Liabilities has not been consummated, from and after the Distribution Time the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be. The parties hereto will take such other action as may be reasonably requested by the Assignee or party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Nonassignable Contract been assigned, or such Asset or Liability been transferred, as contemplated hereby. As and when any required consent to the assignment of a Nonassignable Contract is obtained or any such Asset or Liability becomes transferable, such assignment or transfer shall be effected forthwith. The parties agree that, as of the Distribution Time, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed all Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement or any of the Ancillary Agreements.

     SECTION 2.07. Educational Intercompany Agreements. Effective as of the Distribution Time, each of the Educational Intercompany Agreements (other than the Trade Name and Service Mark License Agreement) shall become null and void and of no further force or effect; provided, however, that the Trade Name and Service Mark License Agreement shall stay in full force in accordance with its terms.

                                  ARTICLE III

                                THE DISTRIBUTION

     SECTION 3.01. Mechanics of Distribution. (a) Delivery of Shares to Agent. The Company shall deliver to the Agent the share certificates representing all the Educational Common Shares held by the Company and shall instruct the Agent to distribute such Educational Common Shares to holders of record of shares of Company Common Stock on the Distribution Record Date upon notice from the Company that the conditions to the obligation of the Company to consummate the Distribution have been satisfied or waived and that the Agent is authorized to proceed with the distribution of Educational Common Shares. Immediately following the Distribution, the Company shall not own any capital stock of Educational.

     (b) Subject to Section 3.02, the Distribution shall be effected by the distribution to each holder of record of Company Common Stock, as of the Distribution Record Date, of certificates representing, in the aggregate, the Distribution Fraction of an Educational Common Share for each share of Company Common Stock (rounded down to the nearest whole Educational Common Share) and cash in lieu of fractional Educational Common Shares as provided in Section
3.02. The Company shall instruct the Agent to distribute the Educational Common Shares and cash in lieu of fractional shares as promptly as practicable after the Distribution Time.

     SECTION 3.02. Fractional Shares. No certificate or scrip representing fractional Educational Common Shares shall be issued as part of the Distribution and in lieu of receiving fractional Educational Common Shares, each holder of Company Common Stock who would otherwise be entitled to receive a fractional Educational Common Share pursuant to the Distribution will receive cash for such fractional share computed as described below. The Company shall instruct the Agent to determine the number of whole Educational Common Shares and fractional Educational Common Shares allocable to each holder of record of Company Common Stock as of the Distribution Record Date, to aggregate all such fractional Educational Common Shares into whole shares and sell the whole shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total net proceeds of such sale.

     SECTION 3.03. Timing of Distribution. The Board of Directors of the Company shall, or shall authorize certain officers of the Company to, formally declare the Distribution and shall authorize the Company to pay it at the Distribution Time, subject to the satisfaction or waiver of the conditions set forth in Article VIII. The Distribution shall be deemed to be effective upon notification by the Company to the Agent that the conditions to the obligations of the Company to consummate the Distribution have been satisfied or waived and that the Agent is authorized to proceed with the distribution of Educational Common Shares and cash in lieu of fractional shares.

                                   ARTICLE IV

                                 MUTUAL RELEASE

     SECTION 4.01. Mutual Release, etc. Effective as of the Distribution Time and except as otherwise specifically set forth in this Agreement or any of the Ancillary Agreements, each of Educational, the Company and Destinations, on its own behalf and on behalf of each of its respective Subsidiaries, releases and forever discharges the others and its Subsidiaries, and its and their respective officers, directors, agents, Affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party, occurring or failing to occur, or any conditions existing, on or prior to the Distribution Time; provided, however, that the foregoing general release shall not apply to (i) any Liabilities (including Liabilities with respect to indemnification) assumed, transferred, assigned, allocated or arising under this Agreement, the Destinations Distribution Agreement or any of the Ancillary Agreements and shall not affect any party's right to enforce this Agreement, the Destinations Distribution Agreement or any Ancillary Agreement in accordance with its terms or (ii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.01 (provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent such Person would be released with respect to such Liabilities by this Section 4.01 but for the proviso to this clause (ii)). Each party understands and agrees that, except as otherwise specifically provided in this Agreement, the Destinations Distribution Agreement or the Ancillary Agreements, neither party is, in this Agreement or the Ancillary Agreements or otherwise, representing or warranting in any way as to the Assets, business or Liabilities transferred, assumed or retained as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, the Destinations Distribution Agreement or the Ancillary Agreements, it being agreed and understood that each party shall take or keep all of its Assets "as is" and that it shall bear the economic and legal risk that conveyance of such Assets shall prove to be insufficient or that the title to any Assets shall be other than good and marketable and free from encumbrances of any nature whatsoever.

                                   ARTICLE V

                                INDEMNIFICATION

     SECTION 5.01. Indemnification by the Company. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, the Company shall indemnify, defend and hold harmless the Educational Indemnitees from and against, and pay or reimburse the Educational Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Educational Indemnitees arising out of, relating to or resulting from (i) the Retained Liabilities, the Retained Assets or the Retained Business, (ii) any Conveyancing and Assumption Instrument delivered for the benefit of Educational or any of its Subsidiaries or (iii) the breach by the Company or any of its Subsidiaries of any provision of this Agreement or of any Ancillary Agreement, in each case, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time.

     SECTION 5.02. Indemnification by Educational. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Educational shall indemnify, defend and hold harmless the Company Indemnitees from and against, and pay or reimburse the Company Indemnitees and the Destinations Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Company Indemnitees or the Destinations Indemnitees arising out of or resulting from (i) the Educational Liabilities, the Educational Assets or the Educational Business, (ii) any Conveyancing and Assumption Instrument delivered for the benefit of the Company or Destinations or any of their Subsidiaries or
(iii) the breach by Educational

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

or any of its Subsidiaries of any provision of this Agreement or of any Ancillary Agreement, in each case, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time.

     SECTION 5.03. Limitations on Indemnification Obligations. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 5.01 or Section 5.02, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments made by such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.

     SECTION 5.04. Procedures for Indemnification of Third Party Claims. If a claim or demand is made against an Indemnitee by any Person who is not a party, or an Affiliate of a party, to this Agreement or any of the Ancillary Agreements (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 10 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the defense or conduct of such Third Party Claim by the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice); provided, however, in no event shall such failure to notify the Indemnifying Party (i) constitute prejudice suffered by the Indemnifying Party if it has otherwise received notice of the Third Party Claim or (ii) relieve it from any liability or obligation that it may otherwise have to such Indemnitee. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 10 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall have full control of such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof.

     If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information regarding any material provided hereunder.

     Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases in writing the

Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms does not obligate the Indemnitee to pay any of the liability in connection with such Third Party Claim and releases the Indemnitee completely and unconditionally in connection with such Third Party Claim and does not provide for injunctive or other nonmonetary relief affecting the Indemnitee.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Indemnitee determines in good faith, based on written opinion of counsel, that the Indemnitee has available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such Third Party Claim.

     SECTION 5.05.  Indemnification Payments.  Indemnification required by this
Article V shall be made by periodic payments of the amount thereof during the course of the investigation, preparation or defense, as and when bills are received or loss, liability, claim, damage, cost or expense is incurred.

     SECTION 5.06. Other Adjustments. (i) The amount of any Indemnifiable Loss shall be (x) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase) and (y) reduced to take account of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

     (ii) In addition to any adjustments required pursuant to Section 5.03 hereof or clause (i) of this Section 5.06, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.

     SECTION 5.07. Survival of Indemnities. The obligations of the parties under this Article V shall survive the sale or other transfer by any of them of any Assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such Assets, businesses or Liabilities.

                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.01. Provision of Corporate Records. (a) Subject to Section 6.01(b), prior to or as promptly as practicable after the Distribution Time, the Company shall deliver to Educational (at the expense of Educational) copies of all corporate books and records in the possession of the Company and its

Subsidiaries (other than Educational and its Subsidiaries) relating directly and primarily to the Educational Assets, the Educational Business or the Educational Liabilities, including, in each case, all agreements, litigation files and government filings, whether or not active. From and after the Distribution Time, all such copies shall be the property of Educational.

     (b) Prior to or as promptly as practicable after the Distribution Time, Educational shall deliver to the Company copies of all corporate books and records in the possession of Educational and its Subsidiaries relating directly and primarily to the Retained Assets, the Retained Business or the Retained Liabilities, including, in each case, all agreements, litigation files and government filings, whether or not active. From and after the Distribution Time, all such books, records and other items or such copies thereof shall be the property of the Company.

     (c) Prior to or as promptly as practicable after the Distribution Time, Educational shall deliver to Destinations copies of all corporate books and records in the possession of Educational and its Subsidiaries relating directly and primarily to the Destinations Assets, the Destinations Business or the Destinations Liabilities, including, in each case, all agreements, litigation files and government filings, whether or not active. From and after the Distribution Time, all such books, records and other items or such copies thereof shall be the property of Destinations.

     SECTION 6.02. Access to Information. From and after the Distribution Time each party hereto shall afford to each other party and its respective authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (at such other party's expense) during normal business hours and upon reasonable advance notice, subject to the confidentiality provisions hereof and any additional appropriate restrictions for classified, privileged or confidential information, to all Information within the possession or control of such party or to which it has access relating to the business, Assets or Liabilities of such other party as they existed prior to the Distribution Time, insofar as such access is reasonably required for a reasonable purpose. Without limiting the foregoing, information may be requested under this Section 6.02 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     SECTION 6.03. Retention of Records. Except as provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed in writing, if any information relating to the business, Assets or Liabilities of a party hereto, as they existed prior to the Distribution Time or as they are transferred, assumed or imposed pursuant to this Agreement, is retained by one of the other parties, the party retaining such information shall, and shall cause its Subsidiaries to, retain all such information in such party's possession or under its control until such information is at least ten years old except that if, prior to the expiration of such period, the party retaining such information wishes to destroy or dispose of any such information that is at least three years old, prior to destroying or disposing of any of such information, (a) such party shall provide no less than 30 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and
(b) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the information proposed to be destroyed or disposed of be delivered to such other party, the party proposing to dispose of or destroy such information shall arrange for the delivery of the requested information to a location specified by, and at the expense of, the requesting party.

     SECTION 6.04. Witness Services. From and after the Distribution Time, each of the parties hereto shall use commercially reasonable efforts to make available to each other party hereto, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution, investigation or defense of any Action or threatened Action in which the requesting party may from time to time be involved and (ii) there is no conflict in the Action or threatened Action between the requesting party and the other party.

     SECTION 6.05. Reimbursement. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing books and records, access to Information or witness services to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses and direct and indirect costs of employees, as may be reasonably incurred in providing such books and records, access to Information or witness services.

     SECTION 6.06. Confidentiality. (a) Each party hereto shall keep, and shall cause its Representatives to keep, the other party's Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information and who agree to be bound by this Section 6.06 and not to disclose such Information to any other Person or entity. Without the prior written consent of the other party, each party and its Representatives shall not disclose the other party's Information to any Person or entity except as may be required by law or judicial process or in connection with the enforcement of its rights under this Agreement or any of the Ancillary Agreements and, in each case, in accordance with this Section 6.06. Each party agrees to be responsible for any breach of this confidentiality provision by any of its Representatives.

     (b) In the event that any party hereto or any of its Representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), or determines that it is necessary in connection with the enforcement of its rights under this Agreement or any of the Ancillary Agreements, to disclose all or any part of another party's Information, the receiving party or its Representatives shall promptly notify the other party of such compulsion or determination in writing, and consult with and assist the other party in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or the other party waives compliance with the terms hereof, such receiving party or its Representatives, as the case may be, shall disclose only that portion of the Information which, in the opinion of the receiving party's outside counsel, is legally required to be disclosed, and shall exercise its reasonable best efforts to assure that confidential treatment will be accorded such Information by the Persons or entities receiving such Information. The providing party shall be given an opportunity to review the Information prior to disclosure.

     SECTION 6.07. Further Assurances. In case at any time after the Distribution Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers at such time of each party to this Agreement shall promptly take all such action. Without limiting the foregoing, the Company, Destinations and Educational or their respective Subsidiaries, as appropriate, shall use commercially reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required or are reasonably necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

                                  ARTICLE VII

                                   INSURANCE

     SECTION 7.01. Policies and Rights Included Within Assets. The Educational Assets shall include any and all rights of a named or named additional insured party under each of the Company Policies set forth on Schedule 7.01(a) hereto and all predecessor Policies thereto, subject to the terms of such Policies and any limitations or obligations of Educational contemplated by this Article VII or Schedule 7.01(a), specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Time by any Person in or in connection with the conduct of the Educational Business or, to the extent any claim is made against Educational or any of its Subsidiaries, the conduct of the Retained Business or the Destinations Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Company Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to Educational.

     SECTION 7.02. Post-Distribution Time Claims. If, subsequent to the Distribution Time, any Person shall assert a claim against Educational or any of its Subsidiaries (including, without limitation, where Educational or any of its Subsidiaries is a joint defendant with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Time in or in connection with the conduct of the Educational Business or, to the extent any claim is made against Educational or any of its Subsidiaries (including, without limitation, where Educational or any of its Subsidiaries is a joint defendant with other persons), the conduct of the Retained Business or the Destinations Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Company Policies, Destinations shall, at the time such claim is asserted, to the extent any such Policy may require that Insurance Proceeds thereunder be collected directly by the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, Educational as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Company Policy, and shall further be deemed to assign, without need of further documentation, to Educational any and all rights of an insured party under such Company Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however, that nothing in this Section 7.02 shall be deemed to constitute (or to reflect) an assignment of the Company Policies, or any of them, to Educational; provided further, however, that, with respect to those Company Policies set forth on Schedule 7.01(a) hereto for which Educational has payment obligations as reflected on such Schedule, Educational and its Subsidiaries shall only have the rights set forth under this Section 7.02 with respect to such Company Policies if such payment obligations have been satisfied by Educational at the relevant time as contemplated by Schedule 7.01(a).

     SECTION 7.03. Administration; Other Matters. (a) Administration. Except as otherwise provided in Section 7.02 hereof, from and after the Distribution Time, Destinations shall be responsible for (i) Insurance Administration of the Company Policies and (ii) Claims Administration under such Company Policies with respect to the Destinations Liabilities, the Retained Liabilities and the Educational Liabilities; provided that the retention of such responsibilities by Destinations is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; and provided further that Destinations' retention of the administrative responsibilities for the Company Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner (it being understood that Educational shall report Insured Claims to the relevant carrier through Destinations) or of such party's authority to settle (within the periods specified in Schedule 7.01(a) in the cases of the Company Policies numbered 1, 3 and 4 on Schedule 7.01(a)) any such Insured Claim. Destinations may discharge its administrative responsibilities under this
Section 7.03 by contracting for the provision of services by independent parties. Except as contemplated by Schedule 7.01(a) hereto or this Agreement, each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Company Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Company Policies. The disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of Destinations relating to Claims Administration and Insurance Administration contemplated by this Section 7.03(a) shall be the responsibility of Destinations.

     (b) Access to Specified Policies. Where Liabilities are specifically covered under the Company Policies set forth on Schedule 7.01(a) hereto numbered 20, 21 and 22 for periods prior to the Distribution Time, or under any such Company Policy covering claims made after the Distribution Time with respect to an occurrence prior to the Distribution Time, then from and after the Distribution Time, Educational may claim coverage for Insured Claims under such Company Policy as and to the extent that such insurance is available up to the full extent of the applicable limits of liability of such Company Policy (and may receive any Insurance Proceeds with respect thereto as contemplated by
Section 7.02 or Section 7.03(d) hereof).

     (c) Liability Limitation. Except as specifically contemplated by lettered items under Schedule 7.01(a) or as specifically provided in this Agreement or any Ancillary Agreement, Educational, the Company and Destinations shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of Educational, the Company or Destinations, as the case may be, including, without limitation, coinsurance provisions, deductibles, quota share deductibles, exhaustion of aggregates, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Company Policy limitations or restrictions, any coverage disputes, any failure to timely claim by Educational, the Company or Destinations or any defect in such claim or its processing.

     (d)  Allocation of Insurance Proceeds.  Except as otherwise provided in
Section 7.02, Insurance Proceeds received with respect to claims, costs and expenses under the Company Policies shall be paid to Destinations in trust, and Destinations shall thereafter administer the Company Policies by paying the Insurance Proceeds, as appropriate, to Educational in accordance with this
Article VII. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from such Policies will be made by Destinations to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Company Policies are exceeded by the aggregate of outstanding Insured Claims by the parties hereto, the parties shall agree on an equitable allocation of Insurance Proceeds based upon their respective bona fide claims (it being understood that the foregoing shall have no effect on the obligation of any party under Article V or any Ancillary Agreement). The parties agree to use commercially reasonable efforts to maximize available coverage under those Company Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Company Policy have been exceeded or would be exceeded as a result of such Insured Claim.

     SECTION 7.04. Agreement for Waiver of Conflict and Shared Defense. In the event that Insured Claims of Educational, Destinations and/or the Company exist relating to the same occurrence, the parties shall jointly defend and, to the extent it is reasonable to do so, waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Section 7.04 shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

     SECTION 7.05. Cooperation. The parties agree to use commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement (including, without limitation, in connection with Policies where Destinations, the Company or Educational is a named or named additional insured party).

     SECTION 7.06. Directors and Officers Liability Insurance. Destinations agrees that, from and after the Distribution Time to the seventh anniversary of the Distribution Date, it will maintain in full force and effect at its expense the Company Policies numbered 20 and 21 on Schedule 7.01(a) hereto (or, through the purchase of extended discovery, the full benefits and coverage of such Company Policy) and shall not amend the terms of such Policy in a manner adverse to any persons covered by such insurance. The provisions of this Section 7.06 are intended for the benefit of, and shall be enforceable by, each of the persons covered by the Company Policies numbered 20 and 21 on Schedule 7.01(a) hereto.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.01. Conditions to Obligations of the Company. The obligation of the Company to consummate the Distribution hereunder shall be subject to the satisfaction or waiver of each of the following conditions:

          (a) All of the transactions contemplated by Article II hereof to occur prior to the Distribution Time shall have been consummated.

          (b) The Educational Common Shares and the associated Rights to be issued in the Distribution shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (c) All filings required to be made prior to the Distribution Time with, and all consents, approvals and authorizations required to be obtained prior to the Distribution Time from, any government or any court, arbitral tribunal, administrative agency or commission or other regulatory authority, agency or commission, governmental or otherwise, in connection with the consummation of the Distribution and any other transaction contemplated hereby shall have been made or obtained, except where the failure to make or obtain the same would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of the Company, Educational or any of their respective Subsidiaries, or on the ability of any thereof to consummate the transactions contemplated hereby, or to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is or will be a party.

          (d) Each of the Ancillary Agreements shall have been executed and delivered by each of the parties thereto and shall be in full force and effect in accordance with its terms.

          (e) The Information Statement shall have been or shall be simultaneously mailed to holders of Company Common Stock in accordance with the rules, regulations and policies of the SEC.

          (f) No statute, rule or regulation or temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect that prohibits consummation of the Distribution.

          (g) All conditions to the Destinations Distribution shall have been satisfied or waived by the Company and the Destinations Distribution shall have been, or simultaneously with the Distribution shall be, consummated.

          (h) The Company shall have received from Cravath, Swaine & Moore, counsel to the Company, an opinion in form and substance reasonably satisfactory to the Company, stating that the Distribution and the Destinations Distribution will qualify as tax-free spin-offs under Section 355 of the Code and that an acquisition of the Company, Educational or Destinations after the Distribution and the Destinations Distribution by Hilton Hotels Corporation should not adversely affect the tax-free status of the Distribution and the Destinations Distribution. In rendering such opinion, such counsel shall be entitled to rely upon representations provided by the Company contained in a certain representation letter.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01.  Modification or Amendment.  Subject to the terms of Section
9.02 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     SECTION 9.02. Termination. This Agreement (including Article V) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the consummation of the Destinations Distribution by and in the sole discretion of the Company without the approval of Educational or any other Person. In the event of such termination, no party hereto shall have any liability of any kind to the other party. After the consummation of the Destination Distribution, this Agreement may not be terminated except by an agreement in writing signed by each of the parties; provided, however, that, if such termination is after the Distribution Time, Article V shall not be terminated or amended after the Distribution Time in respect of the third party beneficiaries thereto without the consent of such persons.

     SECTION 9.03. Waiver; Remedies. No delay on the part of the Company, Destinations or Educational in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of the Company, Destinations or Educational of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

     SECTION 9.04. Counterparts. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     SECTION 9.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     SECTION 9.06. Notices. Any notice, request, instruction or other communication to be given hereunder by any party to another shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     (a) If to Educational:

        ITT Educational Services, Inc.
        5975 Castle Creek Parkway, North Drive
        P.O. Box 50466
        Indianapolis, IN 46250-0466
        Attention: General Counsel
        Telefacsimile: (317) 594-4301

        with copies to:

        Baker & Daniels
        300 N. Meridian Street
        Suite 2700
        Indianapolis, IN 46204
        Attention: James A. Aschleman, Esq.
        Telefacsimile: (317) 237-1000

     (b) if to the Company:

        ITT World Directories, Inc.
        1330 Avenue of the Americas
        New York, New York 10019-5490
        Attention: Victor M. Berger, Esq.
        Telefacsimile: (212) 258-5038

        with copies to:

        Wilmer, Cutler & Pickering
        2445 M Street, N.W.
        Washington, D.C. 20037
        Attention: Eric R. Markus, Esq.
        Telefacsimile: (202) 663-6363

     (c) if to Destinations:

        ITT Destinations, Inc.
        1330 Avenue of the Americas
        New York, NY 10019-5400
        Attention: Richard S. Ward, Esq.
        Telefacsimile: (212) 258-1463
        with copies to:

        Cravath, Swaine & Moore
        Worldwide Plaza
        825 Eighth Avenue
        New York, NY 10019
        Attention: George W. Bilicic, Jr., Esq.
        Telefacsimile: (212) 474-3700

     SECTION 9.07. Entire Agreement. This Agreement and the Ancillary Agreements and, as between the Company and Destinations, the Destinations Distribution Agreement (including Exhibits, Annexes and Schedules hereto and thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

     SECTION 9.08. Certain Obligations. Whenever any Ancillary Agreement requires any of the Subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.

     SECTION 9.09. Assignment. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the Assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other party. Otherwise, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     SECTION 9.10. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     SECTION 9.11. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any of the Ancillary Agreements, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under such agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     SECTION 9.12. Severability. If any provision of this Agreement or any of the Ancillary Agreements or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     SECTION 9.13. Third Party Beneficiaries. Except as provided in Article V relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 9.14. Fees and Expenses of Enforcement. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all reasonable out-of-pocket expenses, including, without limitation, legal fees and expenses, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

     SECTION 9.15. Expenses. Except as otherwise set forth in this Agreement, any Ancillary Agreement or in the Destinations Distribution Agreement, all costs and expenses incurred on or prior to the Distribution Time (whether or not paid on or prior to the Distribution Time) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Information Statement and the Distribution and the consummation of the transactions contemplated thereby shall be charged to and paid by the party incurring such expense. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Time.

     SECTION 9.16. Exhibits and Schedules. The Exhibits and Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 9.17. Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 9.18. Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

     SECTION 9.19. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Time.

     SECTION 9.20. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          ITT CORPORATION,

                                          by
                                            ------------------------------------
                                            Name: Robert A. Bowman
                                            Title:  President and Chief
                                               Operating Officer

                                          ITT EDUCATIONAL SERVICES, INC.,

                                          by
                                            ------------------------------------
                                            Name: Rene R. Champagne
                                            Title:  President, Chairman and
                                               Chief Executive Officer

                                          ITT DESTINATIONS, INC.,

                                          by
                                            ------------------------------------
                                            Name: Richard S. Ward
                                            Title:  Executive Vice President
                                               and General Counsel